                                             Rule 424(b)5
                                             Registration Statement No. 33-50323

     This Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, and is subject to completion or amendment. This Prospectus Supplement and the Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             Subject to Completion
           Preliminary Prospectus Supplement, Dated November 10, 1997

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 10, 1997)

                                  $500,000,000
                Superior Wholesale Inventory Financing Trust IV
                      % Asset-Backed Term Notes, Series 1997-A
                     Wholesale Auto Receivables Corporation
                                     Seller

                     General Motors Acceptance Corporation
                                    Servicer
                            ------------------------

     The Superior Wholesale Inventory Financing Trust IV (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of
                    , 1997 (the "Initial Closing Date"), between the Seller and
Chase Manhattan Bank Delaware, as Owner Trustee, and will issue   % Asset-Backed
Term Notes, Series 1997-A (the "Offered Term Notes") in the aggregate original principal amount of $500,000,000 pursuant to an Indenture, to be dated as of the Initial Closing Date, between the Issuer and The Bank of New York, as Indenture Trustee. On the Initial Closing Date, the Trust will also issue Series B Term Notes, Initial Revolving Notes and Class A Certificates. The Trust may also from time to time issue additional series of Term Notes and additional Certificates and may increase the maximum balance of the Initial Revolving Notes and issue additional series of Revolving Notes. Only the Offered Term Notes are offered hereby.

     Interest on the Offered Term Notes will generally be payable on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date") commencing December
15, 1997 (the "Initial Distribution Date"), and will accrue at a rate of   % per
annum prior to the Targeted Final Payment Date for the Offered
                                                   (Continued on following page)
                            ------------------------
  PROSPECTIVE INVESTORS SHOULD CONSIDER AMONG OTHER THINGS THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-11 OF THIS PROSPECTUS SUPPLEMENT AND ON
                           PAGE 9 OF THE PROSPECTUS.
                            ------------------------
   PROCEEDS OF THE ASSETS OF THE TRUST AND LIMITED AMOUNTS ON DEPOSIT IN THE RESERVE FUND ALONG WITH CERTAIN LIQUIDITY ARRANGEMENTS ARE THE SOLE SOURCES OF PAYMENTS ON THE OFFERED TERM NOTES. THE OFFERED TERM NOTES DO NOT REPRESENT AN
  INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, WHOLESALE AUTO RECEIVABLES CORPORATION OR ANY OF
                          THEIR RESPECTIVE AFFILIATES.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                                                              PRICE TO   UNDERWRITING    PROCEEDS TO
                                                               PUBLIC      DISCOUNT     THE SELLER(1)
                                                              --------   ------------   -------------
Per Offered Term Note.......................................         %            %              %
Total.......................................................  $            $              $

------------
    (1) Before deducting expenses, estimated to be $        .

                            ------------------------

     The Offered Term Notes are offered, subject to prior sale, and subject to the Underwriter's right to reject orders in whole or in part. It is expected that the Offered Term Notes will be delivered in book-entry form on or about the Initial Closing Date, through the facilities of DTC, Cedel Bank, societe anonyme, and the Euroclear System against payment therefor in immediately available funds.
                            ------------------------

                           MORGAN STANLEY DEAN WITTER
The date of this Prospectus Supplement is November   , 1997.

(Continued from previous page)

Term Notes. Unless a Rapid Amortization Period shall have commenced, no principal payments will be made on the Offered Term Notes until the commencement of the Index Amortization Period for the Offered Term Notes, with the first principal payment on the Offered Term Notes scheduled for the Distribution Date in November 1998. Principal payments will be made on the Offered Term Notes on each Distribution Date thereafter in an amount generally expected to be equal to the Index Amortization Amount for the Offered Term Notes. However, if a Rapid Amortization Event occurs, principal payments on the Offered Term Notes will commence and will not be limited to the Index Amortization Amount for the Offered Term Notes. Other series of Term Notes that may be issued from time to time by the Trust, including the Series B Term Notes, may require set asides or payments of principal prior to or during the Index Amortization Period for the Offered Term Notes. One or more series of Revolving Notes, including the Initial Revolving Notes, may also require set asides or payments of principal prior to or during the Index Amortization Period for the Offered Term Notes. During any Wind Down Period or Early Amortization Period for the Trust, principal payments on the Revolving Notes and all other series of Term Notes, including the Series B Term Notes, will have equal priority (and will be made or set aside for payment pro rata) with principal payments (or amounts set aside therefor) on the Offered Term Notes. No distributions with respect to the Certificate Balance will be made on any Certificates until all Notes are paid (or provided for) in full and any Make-Whole Payment then owed to the Interest Rate Swap Counterparty is paid. The Targeted Final Payment Date for the Offered Term Notes will be the Distribution Date in November 2002, and the Stated Final Payment Date for the Offered Term Notes will be the Distribution Date in November 2004.

     The Trust's assets will include Receivables generated from time to time in a portfolio of Accounts to finance Vehicles and Collections thereon, the Reserve Fund, the Basis Swaps, the Interest Rate Swap, the Contingent Interest Rate Swap, the Interest Rate Swap Guarantee, the Contingent Interest Rate Swap Guarantee described herein and certain other property.

     There is currently no secondary market for the Offered Term Notes. The Underwriter expects to make a market in the Offered Term Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Term Notes will develop or, if it does develop, that it will continue. The Offered Term Notes will not be listed on any securities exchange.

     The Offered Term Notes initially will be represented by one or more term notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners of the Offered Term Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Offered Term Notes will be available only under limited circumstances.
                           -------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED TERM NOTES. SPECIFICALLY, THE UNDERWRITER MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE OFFERED TERM NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION WITH RESPECT TO THE OFFERING OF THE OFFERED TERM NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED TERM NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. The Index of Principal Terms for this Prospectus Supplement shows the location of capitalized terms defined in this Prospectus Supplement. Certain capitalized terms used but not otherwise defined in this Prospectus Supplement have the meanings assigned to such terms in the Prospectus.

ISSUER........................   Superior Wholesale Inventory Financing Trust
                                 IV, to be formed by the Seller and the Owner
                                 Trustee pursuant to the Trust Agreement.

SELLER........................   Wholesale Auto Receivables Corporation, a
                                 wholly-owned subsidiary of General Motors
                                 Acceptance Corporation.

SERVICER......................   General Motors Acceptance Corporation, a
                                 wholly-owned subsidiary of General Motors
                                 Corporation.

INDENTURE TRUSTEE.............   The Bank of New York, as trustee under the
                                 Indenture.

OWNER TRUSTEE.................   Chase Manhattan Bank Delaware, as trustee under
                                 the Trust Agreement.

CAPITALIZATION OF THE TRUST...   On the Initial Closing Date, the Trust will
                                 issue the Offered Term Notes, the Floating Rate
                                 Asset-Backed Term Notes, Series 1997-B (the
                                 "SERIES B TERM NOTES"), a Floating Rate
                                 Asset-Backed Revolving Note, Series 1997-RN1
                                 (the "SERIES 1997-RN1 REVOLVING NOTE"), a
                                 Floating Rate Asset-Backed Revolving Note,
                                 Series 1997-RN2 (the "SERIES 1997-RN2 REVOLVING
                                 NOTE" and, together with the Series 1997-RN1
                                 Revolving Note, the "INITIAL REVOLVING NOTES") and Floating Rate Asset-Backed Certificates,
                                 Class A (the "CLASS A CERTIFICATES"). Only the
                                 Offered Term Notes are being offered hereby.
                                 Subsequent to this offering, the Trust may issue from time to time additional series of Term Notes and additional series of Revolving
                                 Notes (together with the Offered Term Notes, the Series B Term Notes and the Initial
                                 Revolving Notes, the "NOTES") and additional
                                 Certificates (together with the Class A
                                 Certificates and the Notes, the "SECURITIES").

THE OFFERED TERM NOTES........   The Trust will issue the Offered Term Notes in
                                 the aggregate original principal amount of $500,000,000.

THE TRUST.....................   The Trust Estate will include (a) the Seller's
                                 right, title and interest in, to and under (i) the Eligible Receivables existing in the Accounts included in the Pool of Accounts on
                                        , 1997 (the "INITIAL CUT-OFF DATE") (or,
                                 in the case of an Additional Account, the related Additional Cut-Off Date) and the Eligible Receivables generated under each such Account from time to time thereafter so long as such Account is included in the Pool of Accounts, (ii) Collections on such Receivables and (iii) the related Collateral Security, (b) the Seller's rights and remedies under the Pooling and Servicing Agreement associated with the Receivables conveyed to the Trust, (c) the Basis Swaps and the Interest Rate Swap, (d) the
                                 Reserve Fund, and (e) certain accounts in the name of the Indenture Trustee on behalf of the holders of the related Securities. Under certain circumstances, Accounts may be added or removed from the Pool of Accounts.

                                 The Trust will commence its existence on the Initial Closing Date. During the Revolving Period for the Trust, Trust Principal Collections which are not needed for set asides or payments of principal on the Notes, or to be held as the Cash Collateral Amount, will be paid to the Seller to acquire new Receivables. The Revolving Period for the Trust will continue until (i) GMAC elects at any point after September 30, 1998, not to extend the Revolving Period, in which case a Wind Down Period for the Trust will commence, (ii) the Final Revolving Period Termination Date occurs in which case a Wind Down Period for the Trust will commence, or (iii) an Early Amortization Event for the Trust occurs, in which case an Early Amortization Period for the Trust will commence.

                                 During the Wind Down Period or an Early
                                 Amortization Period for the Trust, the Trust will no longer be permitted to acquire Receivables from the Seller. Available Trust Principal during such periods will be allocated and paid or set aside in respect of Securities issued by the Trust, rather than being paid to the Seller to acquire new Receivables.

TERMS OF THE OFFERED TERM
NOTES.........................   The principal terms of the Offered Term Notes
                                 will be as follows:

A. PAYMENT DATES..............   Payments of interest on the Offered Term Notes
                                 will be made on each Distribution Date,
                                 commencing on the Initial Distribution Date.
                                 Payments will be made to the holders of the Offered Term Notes of record as of the day immediately preceding such Distribution Date
                                 (or, if Definitive Offered Term Notes are issued, as of the last day of the preceding month).

B. INTEREST...................   Interest on the outstanding principal balance
                                 of the Offered Term Notes will be payable on
                                 each Distribution Date, commencing with the
                                 Initial Distribution Date and, prior to the
                                 Targeted Final Payment Date for the Offered
                                 Term Notes, will accrue at a rate of      % per
                                 annum, calculated on the basis of a 360-day
                                 year of twelve 30-day months (or, in the case
                                 of the Initial Distribution Date,   days
                                 divided by 360 days). If the Offered Term Notes are not paid in full on or prior to the Targeted Final Payment Date for the Offered
                                 Term Notes, from and after such Targeted Final
                                 Payment Date, interest on the Offered Term
                                 Notes will accrue at a rate of LIBOR plus
                                 0.25%, calculated on the basis of a 360-day year and the actual number of days elapsed from and including the prior Distribution Date to but excluding such Distribution Date. Interest payments on the Offered Term Notes will be derived from receipts on the Interest Rate
                                 Swap, Available Trust Interest to the extent described herein and, to the extent necessary and available therefor, Servicer Advances and withdrawals from the Reserve Fund.

C. PRINCIPAL..................   Unless a Rapid Amortization Period shall have
                                 commenced, no principal payments will be made on the Offered Term Notes until the commencement of the Index Amortization Period with respect to the Offered Term Notes. On each Distribution Date relating to the Index
                                 Amortization Period or a Rapid Amortization
                                 Period for the Offered Term Notes, principal payments will be made in an amount equal to the Required Payment for the Offered Term Notes. The "REQUIRED PAYMENT" for the Offered Term Notes will be determined as follows: (a) for any Distribution Date prior to the Targeted Final Payment Date for the Offered
                                 Term Notes related to the Index Amortization
                                 Period (which may coincide with a Cash
                                 Accumulation Period for the Offered Term Notes or the Wind Down Period or Early Amortization
                                 Period for the Trust), (i) if the outstanding principal balance of the Offered Term Notes
                                 (after giving effect to any payments on such Distribution Date) is greater than $50,000,000, the Required Payment will be the Index
                                 Amortization Amount for such Distribution Date, or (ii) if the outstanding principal balance of the Offered Term Notes (after giving effect to any payments on such Distribution Date) is less than or equal to $50,000,000, the Required
                                 Payment will be the outstanding principal balance of the Offered Term Notes for such Distribution Date; provided, however, in either case (i) or (ii), with respect to any Distribution Date related to a Cash
                                 Accumulation Period, such amount will not exceed the sum of (x) the Principal Allocation
                                 Percentage for the Offered Term Notes of
                                 Available Trust Principal for such Distribution
                                 Date and the related Collection Period and (y) the amount of funds available in the Cash
                                 Accumulation Account for the Offered Term Notes on such Distribution Date; and (b) for any Distribution Date related to a Rapid
                                 Amortization Period or on or after the Targeted
                                 Final Payment Date for the Offered Term Notes, the Required Payment will be the sum of (i) the Principal Allocation Percentage for the Offered
                                 Term Notes of Available Trust Principal for such Distribution Date and the related
                                 Collection Period and (ii) the amount of funds available in the Cash Accumulation Account for the Offered Term Notes on such Distribution
                                 Date, to the extent not included in (i). For any Distribution Date prior to November 16,
                                 1998, other than during a Rapid Amortization
                                 Period, the Required Payment will be zero.

                                 The "INDEX AMORTIZATION AMOUNT" for a
                                 Distribution Date will be the product of (a) the percentage (which will range from 0.037% to 22.000%) that corresponds on the Prepayment Calculation Table set forth in Annex I attached to this Prospectus Supplement with the PSA Index Rate for such Distribution Date and (b) the outstanding principal balance of the Offered Term Notes as of the prior Distribution Date (after giving effect to any payment of principal on the Offered Term Notes on such prior Distribution Date). The PSA Index Rate (as defined herein) for a Distribution Date generally is the rate that appears on page "FMAC A018" of Bloomberg and that is titled "Reference Collateral 30-year Gold 7.50, Issued in 1995," which refers to the 30-year FHLMC Gold 7.50% mortgage participation certificates issued in calendar year 1995 (the "REFERENCE COLLATERAL POOL"), under the column heading "1 MO" opposite the row "PSA," on the date (the "INDEX AMORTIZATION DATE") that is the first Business Day of the Collection Period in which such Distribution Date occurs. See "The Offered Term Notes -- Principal."

                                 The "TARGETED FINAL PAYMENT DATE" for the
                                 Offered Term Notes will be the Distribution
                                 Date in November 2002, and the "STATED FINAL
                                 PAYMENT DATE" for the Offered Term Notes will be the Distribution Date in November 2004. If the Offered Term Notes have not been paid in full on their Stated Final Payment Date, a Rapid Amortization Period for the Offered Term Notes and an Early Amortization Period for the Trust will commence.

                                 The payment of principal of the Offered Term
                                 Notes is intended to occur in a manner that is largely unaffected by whether the Trust is in the Revolving Period, the Wind Down Period or an Early Amortization Period (unless a Rapid Amortization Period is also occurring).

D. INDEX AMORTIZATION
PERIOD........................   Unless a Rapid Amortization Period shall have
                                 commenced, the "INDEX AMORTIZATION PERIOD" for the Offered Term Notes will commence on October
                                 1, 1998, and the first Distribution Date on which a payment of principal will be made on the Offered Term Notes will be on November 16,
                                 1998. The Index Amortization Period will continue until the earliest of (a) the commencement of a Rapid Amortization Period for the Offered Term Notes, (b) the date on which all the outstanding Offered Term Notes are paid in full and (c) the Stated Final Payment Date for the Offered Term Notes. On each
                                 Distribution Date relating to the Index
                                 Amortization Period for the Offered Term Notes, the Trust will make principal payments on the Offered Term Notes in an amount equal to the Required Payment for the Offered Term Notes for such Distribution Date.

                                 During the Index Amortization Period for the
                                 Offered Term Notes, unless a Cash Accumulation Period shall have commenced and be continuing, no amount will be required to be set aside during any Collection Period to fund the Required Payment for the Offered Term Notes. The sources of funds to make such Required Payments will be borrowings under the Revolving Notes, Servicer Liquidity Advances and proceeds from the issuance of additional securities by the Trust. The failure to pay the Required Payment for the Offered Term Notes in full for any Distribution Date during the Index Amortization Period will be a Cash Accumulation Event for the Offered Term Notes and an Early Amortization Event for the Trust.

E. CASH ACCUMULATION PERIOD...   A Cash Accumulation Period with respect to the
                                 Offered Term Notes may occur within or prior to the Index Amortization Period. Such a Cash
                                 Accumulation Period will commence upon the occurrence of a Cash Accumulation Event for the Offered Term Notes and will end on the earliest of (a) the date on which the Offered Term Notes are paid in full, (b) the occurrence of a Rapid
                                 Amortization Event for the Offered Term Notes,
                                 (c) the Trust Termination Date, and (d) the remediation of the Cash Accumulation Event and the recommencement of the Revolving Period for the Trust. On each day during a Cash
                                 Accumulation Period for the Offered Term Notes, the Offered Term Notes will be allocated their Principal Allocation Percentage of Available
                                 Trust Principal and such amounts will be deposited in the Cash Accumulation

                                 Account for the Offered Term Notes (until the amount on deposit therein equals the outstanding principal balance of the Offered Term Notes) and will be invested in Eligible Investments. Amounts in the Cash Accumulation Account, other than Cash Accumulation Account Earnings, and any Make-Whole Payment received by the Trust and the earnings thereon, will be available solely to the Offered Term Notes to make principal payments on subsequent Distribution Dates. In contrast, any series of Securities issued by the Trust that does not have a cash accumulation arrangement, upon the occurrence of any Early Amortization Event (as well as the Offered Term Notes, upon the occurrence of a Rapid Amortization Event), will apply all Available Trust Principal allocated to such series of Securities to the repayment of principal on each Distribution Date beginning with the Distribution Date related to the Collection Period in which such Early Amortization Event occurred.

                                 Each of the Early Amortization Events for the Trust and the commencement of a Wind Down Period for the Trust will constitute a "CASH ACCUMULATION EVENT" for the Offered Term Notes, except (i) certain insolvency events relating to General Motors, the Servicer, GMAC, or the Seller, (ii) termination of the Interest Rate Swap (which is not an Early Amortization Event for the Trust), and (iii) the failure to pay the outstanding principal balance of the Notes or any other Certificates by their respective Stated Final Payment Date. The preceding three clauses will each constitute a "RAPID AMORTIZATION EVENT" for the Offered Term Notes.

F. RAPID AMORTIZATION
PERIOD........................   A Rapid Amortization Period for the Offered
                                 Term Notes will commence upon the occurrence of a Rapid Amortization Event and will end on the earlier of (a) the date on which the Offered
                                 Term Notes are paid in full and (b) the Trust
                                 Termination Date. On each day during a Rapid
                                 Amortization Period for the Offered Term Notes, the Offered Term Notes will be allocated their Principal Allocation Percentage of Available
                                 Trust Principal. All amounts so allocated on any Distribution Date during a Rapid
                                 Amortization Period will be paid to the holders of the Offered Term Notes on the related
                                 Distribution Date, together with any amounts in the Cash Accumulation Account for the Offered
                                 Term Notes on such Distribution Date.

G. INTEREST RATE SWAP.........   On the Initial Closing Date, the Trust, solely
                                 for the benefit of the Offered Term Notes, will enter into (i) the Interest Rate Swap with AIG
                                 Financial Products Corp., as the Interest Rate
                                 Swap Counterparty, and (ii) a triparty
                                 contingent assignment with the Interest Rate
                                 Swap Counterparty and Morgan Stanley Capital
                                 Services Inc., as the Contingent Interest Rate
                                 Swap Counterparty, pursuant to which the Contingent Interest Rate Swap Counterparty will assume the obligations of the Interest Rate
                                 Swap Counterparty upon the occurrence of certain events. Also on the Initial Closing
                                 Date, American International Group, Inc. will guarantee amounts payable by the Interest Rate
                                 Swap Counterparty under the Interest Rate Swap and Morgan Stanley,

                                 Dean Witter, Discover & Co. will guarantee amounts payable, if any, by the Contingent Interest Rate Swap Counterparty under the Interest Rate Swap.

                                 The Interest Rate Swap is intended to allow the Trust to receive interest at a rate equal to the interest rate with respect to the Offered Term Notes. Under the Interest Rate Swap, the Trust will be obligated to pay solely out of the Noteholders' Interest with respect to the Offered Term Notes and Cash Accumulation Account Earnings, a monthly interest rate which is the lower of the LIBOR based rate or the Assets Receivables Rate on a notional amount equal to the outstanding principal balance of the Offered Term Notes (the "FLOATING RATE SWAP PAYMENT"), on the one hand, and the Trust will have the right to receive, solely for the benefit of the Offered Term Notes, a fixed rate of interest (or after the Targeted Final Payment Date for the Offered Term Notes, LIBOR plus 0.25%) on a notional amount equal to the outstanding principal balance of the Offered Term Notes (the "FIXED RATE SWAP PAYMENT"), on the other hand. The Interest Rate Swap Counterparty will cover any principal losses with respect to Eligible Investments on funds in the Cash Accumulation Account.

OTHER SECURITIES ISSUED BY THE
TRUST:

A. THE SERIES B TERM NOTES....   The Trust will issue the Series B Term Notes on
                                 the Initial Closing Date with an aggregate original principal amount of $500,000,000.
                                 Principal on the Series B Term Notes will be due (to the extent of funds available for such purpose) in three instalments on the three consecutive Distribution Dates ending on the April 2000 Distribution Date (the "SERIES B
                                 TARGETED FINAL PAYMENT DATE"). If the Series B
                                 Term Notes are not paid in full on the Series B
                                 Targeted Final Payment Date, payments of principal will be made on each Distribution
                                 Date thereafter until so paid in full. To the extent not previously paid, the entire outstanding principal balance, if any, of the Series B Term Notes will be payable on the Distribution Date in April 2002 (the "SERIES B
                                 STATED FINAL PAYMENT DATE"). The Series B Term
                                 Notes may be prepaid, in whole or in part, at any time during the Revolving Period for the Trust, and such prepayment could occur in connection with the issuance by the Trust of a new series of Notes.

B. THE INITIAL REVOLVING
NOTES.........................   The Specified Maximum Revolver Balance will
                                 initially be $1,500,000,000 less the then outstanding principal balance of the Offered
                                 Term Notes. Such amount may be increased or decreased, and additional series of Revolving
                                 Notes (which may have different Revolver
                                 Interest Rates, Targeted Final Payment Dates, if any, and Stated Final Payment Dates) may be issued from time to time as described herein and in the Prospectus. No additional borrowings may be made under the Revolving Notes during the Wind Down Period or any Early Amortization
                                 Period for the Trust or during the Revolving
                                 Note Amortization Period for such Revolving
                                 Notes.

C. THE CLASS A CERTIFICATES...   The Trust will issue Class A Certificates on
                                 the Initial Closing Date with an aggregate initial Certificate Balance of $174,000,000.

                                 From time to time after the Initial Closing
                                 Date, additional Certificates may be issued.

TRUST CREDIT AND LIQUIDITY
SUPPORT:

A. BASIS SWAPS................   On the Initial Closing Date, the Trust will
                                 enter into five Basis Swaps with GMAC as the Basis Swap Counterparty. Each Basis Swap is intended to allow the Trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the applicable series of Notes or Certificates or amounts payable under any related Specified
                                 Support Arrangement is based. In each case, the Trust will pay an interest rate determined by reference to the Prime Rate, on the one hand, and the Trust will receive a rate of interest determined by reference to the applicable index, on the other hand.

                                 Under the Basis Swaps, on each Distribution
                                 Date, the amount the Trust is obligated to pay will be netted against the amount the Basis Swap Counterparty is obligated to pay such that only the net amount will be due from the Trust or the Basis Swap Counterparty, as the case may be.

                                 The termination of a Basis Swap, except in connection with the issuance of additional Securities, the payment in full of any Term Notes or a change in the Specified Maximum Revolver Balance, will be a Cash Accumulation Event for the Offered Term Notes and an Early Amortization Event for the Trust.

B. OTHER CREDIT AND
LIQUIDITY SUPPORT.............   The Reserve Fund will be created for the
                                 benefit of the Trust and the holders of the Notes. The Reserve Fund Initial Deposit to be made by the Seller will equal $21,740,000. The
                                 Seller may make additional deposits into the Reserve Fund from time to time. The
                                 Certificates will be subordinate to the Notes
                                 (including the Offered Term Notes) to the extent described herein. In addition, the Servicer will make Servicer Advances and Servicer Liquidity Advances in certain circumstances.

TAX STATUS....................   In the opinion of Kirkland & Ellis, special tax
                                 counsel to the Seller, for U.S. federal income tax purposes, the Offered Term Notes will constitute indebtedness. Each holder of Offered
                                 Term Notes, by the acceptance of an Offered
                                 Term Note, will agree to treat the Offered Term
                                 Notes as indebtedness for federal, state and local income and franchise tax purposes. See
                                 "Certain Federal Income Tax Consequences."

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations" in the Prospectus, the Offered Term Notes are eligible for purchase by employee benefit plans.

RATINGS.......................   As a condition of issuance, the Offered Term
                                 Notes will be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Offered Term
                                 Notes is based in part on the credit ratings of the Interest Rate Swap Counterparty, the
                                 Interest Rate Swap Guarantor, the Contingent
                                 Interest Rate Swap Counterparty and the
                                 Contingent Interest Rate Swap Guarantor as well as the terms of the Interest Rate Swap and the guarantees relating thereto and the anticipated performance of the Receivables. There is no assurance that a rating will not be lowered or withdrawn by a rating agency if circumstances so warrant. The rating of the Offered Term
                                 Notes addresses the timely payment of interest and the likelihood of payment of principal by the Stated Final Payment Date. It does not address the likelihood of timely payment of any Index Amortization Amount or any other amount of principal prior to the Stated Final Payment
                                 Date. In the event that any rating initially assigned to the Offered Term Notes is subsequently lowered for any reason, no person or entity is obligated to provide any additional enhancement with respect to the Offered Term Notes.

                                  RISK FACTORS

     Maturity Assumptions and Early Payment Risks; Yield Considerations. Unless a Rapid Amortization Event occurs, until the outstanding principal balance of the Offered Term Notes is less than or equal to $50,000,000, the timing of repayment of principal of the Offered Term Notes will vary according to the rate of principal prepayments of the mortgage loans underlying the Reference Collateral Pool (the "BASE MORTGAGE LOANS") and will be based upon the related Monthly Amortization Rate, which may vary from 0.037% to 22.000%, and the other factors described herein. The Monthly Amortization Rate is not intended to equal the principal prepayment rate on the Base Mortgage Loans. The rate of principal prepayments on the Reference Collateral Pool (as reflected in the PSA Index
Rate) will be influenced by a number of other factors, including changes in interest rates, general economic conditions and, as a result of "due-on-transfer" clauses, homeowner mobility, and will include prepayments and liquidation resulting from default, casualty or condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, the Federal Home Loan Mortgage Corporation. The rate of prepayments on mortgage loans has fluctuated significantly in recent years, and variations in the rate of principal repayment of the Offered Term Notes may be significant. The yield to maturity rate for each of the Offered Term Notes will depend upon the purchase price thereof and the rate of principal thereon. In general, the earlier the payment of principal, the greater the effect on an investor's yield to maturity. Generally, if the actual rate of prepayments on the Base Mortgage Loans, and thus on the Offered Term Notes, is slower than the rate anticipated by an investor who purchased Offered Term Notes at a discount, the actual yield to such investor may be lower than such investor's anticipated yield. If the actual rate of prepayments on the Base Mortgage Loans is faster than the rate anticipated by an investor who purchased Offered Term Notes at a premium, the actual yield to such investor also may be lower than such investor's anticipated yield. In addition, the timing of changes in the rate of principal prepayments on the Base Mortgage Loans (and, thus, the rate of payment of the Offered Term Notes) also may significantly affect the yield to an investor, even if the average rate of principal prepayments is consistent with such investor's expectations. Similarly, during a Rapid Amortization Period (which, among other things, occurs upon the termination of the Interest Rate Swap), principal payments on the Offered Term Notes will not be limited to the Index Amortization Amount. Investors must make their own decisions as to the appropriate assumptions, including payment assumptions, to be used in deciding whether to purchase the Offered Term Notes. In deciding whether to purchase the Offered Term Notes, investors should satisfy themselves that they understand the prepayment risk associated with mortgage securities and the Offered Term Notes. In addition, an investor should purchase Offered Term Notes only after performing an analysis of the Reference Collateral Pool based upon the investor's own assumptions as to future rates of mortgage prepayments, the effect of the Prepayment Calculation Table and the probability of and the effects of a Rapid Amortization Event.

     Reinvestment Risk. As described herein, the rate of principal repayment of the Offered Term Notes depends on a number of factors, including the PSA Index Rate (which in turn reflects the rate of prepayments on the Reference Collateral
Pool), the effect of the Prepayment Calculation Table and the probability of and the effects of a Rapid Amortization Event. Accordingly, it is not possible to predict the rate at which principal of the Offered Term Notes will be paid. Moreover, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Term Notes will be able to reinvest the payments thereon at yields equaling or exceeding the yield on such Offered Term Notes. It is possible that yields on such reinvestments will be lower, and may be significantly lower, than the yield on the Offered Term Notes. Investors in the Offered Term Notes should consider the related reinvestment risk in light of other investments that may be available to such investors.

     Limited Sources of Funds for Repayment. During the Revolving Period for the Trust unless a Rapid Amortization Event for the Offered Term Notes shall have occurred, no amount will be required to be set aside during any Collection Period to fund the Required Payment for the Offered Term Notes. In such event, the sole source of funds to make payments of principal on the Offered Term Notes will be borrowings under the Revolving Notes, Servicer Liquidity Advances and proceeds from the issuance of additional securities by the Trust. Additional borrowings under the Revolving Notes are subject to the approval of the holders thereof, and no borrowings may be made under any Revolving Note during its Revolving Note Amortization Period, which may coincide with a Distribution Date on which there is a Required Payment for the Offered Term Notes. Since the Initial Revolving Notes have initial Targeted Final Payment Dates prior to the Stated Final Payment Date for the Offered Term Notes, there can be no assurance that one or more Revolving Notes will be outstanding on each such Distribution Date as a source of funds to make principal payments on the Offered Term Notes. The failure to pay the Required Payment for the Offered Term Notes in full for any Distribution Date during the Index Amortization Period for the Offered Term Notes will be a Cash Accumulation Event for the Offered Term Notes and an Early Amortization Event for the Trust.

     Relationship to Interest Rate Swap. Payments by the Interest Rate Swap Counterparty will be utilized to help make interest payments on the Offered Term Notes and to cover principal losses, if any, on Eligible Investments related to the Cash Accumulation Account. The ability of the Trust to make such interest payments will be particularly dependent on the Interest Rate Swap receipts in periods in which LIBOR is substantially less than the interest rate on the Offered Term Notes. On the other hand, in periods in which the interest rate on the Offered Term Notes is less than the LIBOR-based obligation of the Trust on the Interest Rate Swap, the Interest Rate Swap Counterparty will be entitled to receive payments from the Trust. The Interest Rate Swap Counterparty's claim on Trust assets allocated to pay such amounts will be senior to the right of the Offered Term Noteholders to receive interest payments. Therefore, in the event of a shortfall in Trust resources allocated to these uses, the Interest Rate Swap Counterparty will be paid in full prior to any payment of interest on the Offered Term Notes.

     Potential Conflicts of Interest. The Principal Calculation Agent is the Interest Rate Swap Counterparty and, accordingly, potential conflicts of interest may exist between the Interest Rate Swap Counterparty and the holders of Offered Term Notes. The Interest Rate Swap Counterparty is obligated to carry out duties and functions as Principal Calculation Agent in good faith and using its reasonable judgment.

                                   THE TRUST

GENERAL

     The Trust is a business trust to be formed under the laws of the State of Delaware pursuant to a Trust Agreement dated as of the Initial Closing Date between the Seller and the Owner Trustee, acting thereunder not in its individual capacity but solely as trustee for the Trust (as amended and supplemented from time to time, the "TRUST AGREEMENT"). After its formation, the Trust will not engage in any activity other than (a) acquiring, holding and managing the Receivables and other assets as contemplated herein and proceeds thereof, (b) issuing the Securities, (c) making payments on the Securities and
(d) engaging in other activities that are necessary, suitable or convenient to accomplish any of the foregoing or are incidental thereto or in connection therewith.

     The Certificates represent the equity of the Trust. The Seller will initially retain all of the Class A Certificates to be issued on the Initial Closing Date.

     The Trust's principal offices will be located at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Initial Closing Date, after giving effect to the sale of the Securities contemplated hereby and assuming the Specified Maximum Revolver Balance was borrowed on such date under the Initial Revolving Notes:

Offered Term Notes..........................................  $  500,000,000
Series B Term Notes.........................................     500,000,000
Series 1997-RN1 Revolving Note..............................     670,000,000
Series 1997-RN2 Revolving Note..............................     330,000,000
Class A Certificates........................................     174,000,000
                                                              --------------
     Total..................................................  $2,174,000,000
                                                              ==============

     The "SPECIFIED CERTIFICATE PERCENTAGE" will be 8.0%.

THE OWNER TRUSTEE

     Chase Manhattan Bank Delaware, a Delaware banking corporation, is the Owner Trustee under the Trust Agreement. Its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801.

THE TRUST

     The property of the Trust (the "TRUST ESTATE") will include (a) the Seller's right, title and interest in, to and under (i) the Eligible Receivables existing in the Accounts included in the Pool of Accounts on the Initial Cut-Off Date, (ii) the Eligible Receivables existing in the Additional Accounts included in the Pool of Accounts on the related Additional Cut-Off Date, (iii) the Eligible Receivables generated under each of the foregoing Accounts from time to time thereafter so long as such Account is included in the Pool of Accounts,
(iv) Collections on all such Eligible Receivables and (v) the related collateral Security for such Eligible Receivables; (b) the Seller's rights and remedies under the Pooling and Servicing Agreement associated with the Receivables transferred to the Trust; (c) each of the five initial Basis Swaps and any other basis swaps entered into after the Initial Closing Date; (d) the following accounts, including in each case the amounts held therein, (i) the Reserve Fund,
(ii) the Collection Account, (iii) the Cash Accumulation Account, (iv) for the benefit of each series of Term Notes or Revolving Notes, the applicable Note Distribution Account or Revolver Distribution Account, (v) for the benefit of each series of Certificates, the applicable Certificate Distribution Account, and (vi) any other account hereafter established for the benefit of all holders of Securities or for the benefit of a specific series; (e) for the benefit of the Offered Term Notes, the Interest Rate Swap Documents; and (f) any other Specified Support Arrangement or other assets transferred to the Trust after the Initial Closing Date.

     Overview. There are three basic and mutually exclusive time periods for the
Trust: the Revolving Period, the Wind Down Period and an Early Amortization Period. In addition, series of Securities issued by the Trust may have Payment Periods during which Available Trust Principal allocated to such series of Securities is paid to, or set aside for the benefit of, the holders of such Securities. Payment Periods occur only during the Revolving Period.

     Revolving Period. During the Revolving Period, the Trust may, on a daily basis, use Trust Principal Collections (i) to make payments of principal on the Revolving Notes, (ii) to purchase Receivables from the Seller, (iii) as part of the Cash Collateral Amount, to the extent required to maintain the Daily Trust Balance equal to the Daily Trust Invested Amount and (iv) to make principal payments or set asides on any series of Notes which then requires Available Trust Principal to be retained or set aside to fund such payments. No distributions of Certificate Balance will be made during the Revolving Period. During the Revolving Period, the Trust may issue from time to time, subject to the conditions described in the Prospectus under "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Specified Maximum Revolver Balance," additional series of Term Notes and Revolving Notes.

     The "SCHEDULED REVOLVING PERIOD TERMINATION DATE" will initially be September 30, 1998, and will be automatically extended to the last day of each succeeding month (but not beyond July 31, 2002 (the "FINAL REVOLVING PERIOD TERMINATION DATE")) unless the Seller, prior to the then Scheduled Revolving Period Termination Date, elects to cause such extension not to occur. Unless such election is made as described below, each such extension will become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. In addition, the Seller may, at any time prior to the then Scheduled Revolving Period Termination Date, elect to extend the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions beyond the last day of such specified month as described in the preceding two sentences. Each such election described in this paragraph will be made by providing written notice to such effect to the Servicer, the Owner Trustee (who will be obligated to provide notice to the Certificateholders), the Indenture Trustee (who shall be obligated to provide notice to the Noteholders and to the Interest Rate Swap Counterparty) and the Rating Agencies. Assuming no Early Amortization Event has occurred, the Revolving Period will terminate upon the occurrence of the then Scheduled Revolving Period Termination Date and the Wind Down Period will commence on the immediately following day.

     If an election is made by the Seller such that the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the Seller may elect to recommence the Revolving Period on any date prior to the date that is the earlier of (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred or is continuing; provided that, if an Early Amortization Event described in subparagraphs (f), (h) or (j) under "The Transfer and Servicing Agreements -- Early Amortization Events" in the Prospectus has occurred (each of which is a Cash Accumulation Event for the Offered Term Notes), the Seller may nonetheless elect to so recommence the Revolving Period so long as the event giving rise to such Early Amortization Event has not existed for three consecutive months and no other Early Amortization Event has occurred which has not been cured as set forth above and so long as the long-term debt obligations of GMAC are rated at least "Baa3" by Moody's. In any event, no recommencement of the Revolving Period may occur unless the amount in the Reserve Fund on the date of the recommencement equals or exceeds the amount that was in the Reserve Fund on the date of the commencement of the Wind Down Period, but in any event shall not be less than the Reserve Fund Required Amount, and after giving effect to all issuances of Securities and all changes in the Specified Maximum Revolver Balance on the date of the commencement, the quotient of (A) the outstanding Certificate Balance of all the outstanding Certificates divided by (B) the Maximum Pool Balance equals or exceeds the Specified Certificate Percentage. Any election to recommence the Revolving Period will be made by giving a notice as described above.

     Payment Periods. A Payment Period with respect to a series of Notes occurs during the Revolving Period. If so specified with respect to such series of Notes, Available Trust Principal will be used or set aside during such Payment Period for the purpose of repaying the outstanding principal balance of such Notes. No series of Notes will be allocated Available Trust Principal during its Payment Period in excess of its Principal Allocation Percentage thereof. If (as is the case for the Offered Term Notes) Trust Principal Collections will not be set aside during the Payment Period to repay the outstanding principal balance, then alternate sources of such repayment will be specified. Available Trust Principal which is not applied for such purpose will be used for the other purposes specified above under "The Trust -- Revolving Period."

     Wind Down Period; Early Amortization Period. The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period. During a Wind Down Period or an Early Amortization Period for the Trust, the Trust will no longer reinvest Trust Principal Collections in new Receivables, nor will it make additional borrowings under any Revolving Notes or issue any additional Securities. Instead, Available Trust Principal will be allocated to each series of Notes in accordance with such series' Principal Allocation Percentage, and such Available Trust Principal will be paid or set aside in respect of amounts owed to such series.

     Unless an Early Amortization Period has commenced and is continuing, the Wind Down Period for the Trust will begin on the day immediately following the Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period, (b) the date on which all outstanding Securities are paid in full and (c) under the limited circumstances described above under "The Trust -- Revolving Period," the recommencement of the Revolving Period.

     An Early Amortization Period will commence upon the occurrence of an Early Amortization Event (whether it occurs during the Revolving Period or the Wind Down Period). The Early Amortization Events are set out in the Prospectus under "The Transfer and Servicing Agreements -- Early Amortization Events."

                               THE U.S. PORTFOLIO

GENERAL

     As of September 30, 1997, there were approximately 8,400 active credit lines with dealers in the U.S. Portfolio and the total U.S. Portfolio (which includes both owned receivables and serviced receivables) consisted of receivables with an aggregate principal balance of approximately $16.4 billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. In the third quarter of 1997, GMAC provided financing for approximately 67.7% of new factory sales to General Motors dealers in the United States.

     As of September 30, 1997, receivables with respect to New Vehicles represented approximately 85% of the aggregate principal amount of all receivables in the U.S. Portfolio; receivables with respect to Used Vehicles represented approximately 8% of the aggregate principal amount of all receivables in the U.S. Portfolio; and other receivables (generally receivables with respect to heavy-duty trucks, off-highway vehicles and marine units) represented approximately 7% of the aggregate principal amount of all receivables in the U.S. Portfolio. As of September 30, 1997, approximately 55% of the Used Vehicles in the U.S. Portfolio represented Auction Vehicles. As of September 30, 1997, the average Account in the U.S. Portfolio provided for credit lines for New Vehicles and Used Vehicles of approximately 212 units and 46 units, respectively, and the average aggregate principal balance of receivables thereunder was approximately $2.0 million and $0.2 million, respectively.

     For the first nine months of 1997, the weighted average spread over the Prime Rate charged to dealers in the U.S. Portfolio was approximately 0.8%. This spread over the Prime Rate does not include the impact to many of these dealers of a GMAC incentive program, which entitles them to a credit based on interest charges. For the first nine months of 1997, the average annual rate of such credit ranged between 40 and 66 basis points. The amount of any such credit is applied to a participating dealer's interest charges on floor plan and other loans, if any.

     As of September 30, 1997, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $4.4 million or 0.03% of the aggregate principal amount financed in the U.S. Portfolio.

LOSS EXPERIENCE

     The following table sets forth GMAC's average principal balance of receivables and loss experience for the U.S. Portfolio as a whole in each of the periods shown. The U.S. Portfolio includes Fleet Accounts and other accounts that are not Eligible Accounts as well as Accounts that meet the eligibility criteria for inclusion in the Trust but were not selected. Thus, the Accounts related to the Trust represent only a portion of the entire U.S. Portfolio and, accordingly, actual loss experience with respect to such Accounts may be different than that of the U.S. Portfolio as a whole. There can be no assurance that the loss experience for Receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the Prospectus under "The Dealer Floor Plan Financing Business -- Relationship of the Dealer Floor Plan Financing Business to General Motors." If General Motors or GMAC reduced or was unable or elected not to provide such assistance or incentives, the loss experience of the U.S. Portfolio, including the Accounts, may be adversely affected. See "Special Considerations -- Relationship of Each Trust to General Motors and GMAC" in the Prospectus.

                     LOSS EXPERIENCE FOR THE U.S. PORTFOLIO

                                              NINE MONTHS                  YEAR ENDED DECEMBER 31,
                                                 ENDED             ---------------------------------------
                                           SEPTEMBER 30, 1997        1996           1995           1994
                                           ------------------        ----           ----           ----
                                                                (DOLLARS IN MILLIONS)
Average Principal Receivables
  Balance(1).............................      $19,359.2           $18,210.7      $18,227.5      $14,456.5
Net Losses (Recoveries)(2)...............      $     3.7           $    (8.1)     $     6.2      $    (1.2)
Net Losses
  (Recoveries)/Liquidations(3)...........          0.006%             (0.009)%        0.007%        (0.001)%
Net Losses (Recoveries)/Average Principal
  Receivables Balance....................          0.019%             (0.044)%        0.034%        (0.008)%

-------------------------
(1) "AVERAGE PRINCIPAL RECEIVABLES BALANCE" is the average of the month-end principal balances of receivables for each of the months during such period.

(2) "NET LOSSES" in any period are gross losses less recoveries for such period. Recoveries include recoveries from collateral security in addition to vehicles.

(3) Liquidations include all principal reductions.

AGING EXPERIENCE

     The following table provides the age distribution of the receivables for all dealers in the U.S. Portfolio as a percentage of total principal balances of receivables outstanding at the date indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason (e.g., if the dealer decides to designate a new vehicle for use as a demonstration unit), the interest commencement date will generally be the date of such reclassification. The actual age distribution with respect to the Receivables related to any Trust may be different because such Receivables will arise in Accounts representing only a portion of the entire U.S. Portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.

                    AGE DISTRIBUTION FOR THE U.S. PORTFOLIO

                                                        NINE MONTHS            YEAR ENDED DECEMBER 31,
                                                           ENDED              --------------------------
                       DAYS                          SEPTEMBER 30, 1997       1996       1995       1994
                       ----                          ------------------       ----       ----       ----
1-120..............................................         82.7%             82.2%      83.4%      86.3%
121-180............................................          6.7               9.0        7.0        7.1
181-270............................................          5.9               5.0        5.0        3.9
Over 270...........................................          4.7               3.8        4.6        2.7

MONTHLY PAYMENT RATES

     The following table sets forth the highest and lowest monthly payment rates for the U.S. Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the aggregate ending principal balance of receivables for such period. There can be no assurance that the rate of principal collections for the Accounts in the Pool of Accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to such Accounts may be different because, among other reasons, such Accounts will represent only a portion of the entire U.S. Portfolio.

                  MONTHLY PAYMENT RATES FOR THE U.S. PORTFOLIO

                                                        NINE MONTHS            YEAR ENDED DECEMBER 31,
                                                           ENDED              --------------------------
                                                     SEPTEMBER 30, 1997       1996       1995       1994
                                                     ------------------       ----       ----       ----
Highest Month......................................         54.1%             56.1%      51.4%      62.0%
Lowest Month.......................................         35.9              35.0       33.5       41.4
Average for the Months in the Period...............         44.8              45.1       42.1       54.7

                              THE POOL OF ACCOUNTS

     As of the close of business on September 23, 1997 (the "POOL FORMATION DATE"), there were 1,174 Accounts in the Pool of Accounts. As of the Pool Formation Date, the average aggregate principal balance of Receivables in such Accounts was approximately $2.3 million (approximately 83% of which were Eligible Receivables) and the weighted average spread over the Prime Rate charged to Dealers was approximately 1.1% for the month of September 1997. This spread over Prime Rate does not include the impact to many of these dealers of a GMAC incentive program, which entitles them to a credit based on interest charges. As of the Pool Formation Date, the aggregate principal balance of Receivables under such Accounts was $2,723,053,108.52 and, of such amount, $2,268,943,082.64 would qualify as Eligible Receivables (except for the limit imposed by the Maximum Pool Balance).

GEOGRAPHIC DISTRIBUTION

     The following table provides, as of the Pool Formation Date, the geographic distribution of the Accounts in the Pool of Accounts (based on the address of the Dealer). As of the Pool Formation Date, no other state accounted for more than 4.7% of the principal amount of Receivables outstanding in such Accounts.

         GEOGRAPHIC DISTRIBUTION OF POOL ACCOUNTS RELATED TO THE TRUST

                                                                                                    PERCENTAGE OF
                                                                      PERCENTAGE OF                     TOTAL
                                                                          TOTAL        NUMBER OF      NUMBER OF
                                                 RECEIVABLES           RECEIVABLES      DEALER         DEALER
                 STATE                           OUTSTANDING           OUTSTANDING     ACCOUNTS       ACCOUNTS
                 -----                           -----------          -------------    ---------    -------------
                                            (THOUSANDS OF DOLLARS)
Texas...................................           $303,736              11.2%            90             7.7%
Illinois................................            178,426                6.6            77             6.6
Florida.................................            152,073                5.6            58             4.9
New York................................            143,965                5.3            71             6.0
Michigan................................            130,114                4.8            48             4.1

                             THE OFFERED TERM NOTES

GENERAL

     The Offered Term Notes will be issued pursuant to the terms of an Indenture to be dated as of the Initial Closing Date between the Trust and the Indenture Trustee (as amended and supplemented from time to time, the "INDENTURE"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Additional series of Term Notes may be issued by the Trust subsequent to the Initial Closing Date. A copy of the Indenture will be available from the Seller upon request by holders of the Notes and Certificates and will be filed with the Commission following the issuance of the Offered Term Notes. The following summary describes certain terms of the Offered Term Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Offered Term Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions are incorporated by reference as part of such summary. The Bank of New York, a New York banking corporation, will be the Indenture Trustee.

INTEREST

     Interest on the outstanding principal balance of the Offered Term Notes will be payable on each Distribution Date commencing with the Initial Distribution Date and, prior to the Targeted Final Payment Date for the Offered
Term Notes, will accrue at a rate of   % per annum, calculated on the basis of a
360-day year of twelve 30-day months or, in the case of the Initial Distribution
Date,      days divided by 360 days. If the Offered Term Notes are not paid in full on the Targeted Final Payment Date for the Offered Term Notes, interest on the Offered Term Notes will accrue from and after the Targeted Final Payment Date for the Offered Term Notes at a rate of LIBOR plus 0.25%, calculated on the basis of a 360-day year and the actual number of days elapsed from and including the prior Distribution Date to but excluding such Distribution Date. The interest rate in effect for the period with respect to which interest is calculated for the Offered Term Notes is the "OFFERED TERM NOTES INTEREST RATE" for such Distribution Date. Each Distribution Date will be a Payment Date (as defined in the Prospectus) for the Offered Term Notes. Interest on the Offered Term Notes accrued as of any Distribution Date, but not paid on such Distribution Date, will be due on the next Distribution Date.

     "LIBOR" means, with respect to each Distribution Date (other than the
Initial Distribution Date, for which LIBOR means   %), the rate for deposits in
U.S. Dollars for a period of one month which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time, (x) for the Offered Term Notes, the Series B Term Notes, and the Class A Certificates, on the day that is two LIBOR Business Days prior to the Distribution Date immediately preceding such Distribution Date and (y) for the Series 1997-RN1 Revolving Note, on the day that is two LIBOR Business Days prior to the first day of the related Collection Period. A "LIBOR BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date or prior to the first day of the related Collection Period, as applicable, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal balance of the Offered Term Notes outstanding, the principal balance of the Series B Term Notes outstanding, the Certificate Balance of the Certificates then outstanding or the aggregate principal amount of the Series 1997-RN1 Revolving Note then outstanding, as applicable. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for a period of one month in amounts approximately equal to the principal balance of the Offered Term Notes outstanding, the principal balance of the Series B Term Notes outstanding, the Certificate Balance of the Certificates then outstanding or the aggregate principal amount of the Series 1997-RN1 Revolving Note then outstanding, as applicable. If no such quotation can be obtained, the rate will be LIBOR for the prior Distribution Date.

     Payments of interest on the Offered Term Notes will have the priority set forth in "The Transfer and Servicing Agreements -- Interest Collections."

PRINCIPAL

     Interest Only Period. Prior to November 16, 1998, no principal payments are scheduled to be made on the Offered Term Notes. Principal payments will be made prior to such date only if a Rapid Amortization Event occurs prior to such date.

     Index Amortization Period. Principal payments on the Offered Term Notes are scheduled to start on November 16, 1998, the first Distribution Date related to the Index Amortization Period, which is scheduled to commence on October 1, 1998 and to continue until the earliest of the following dates: (i) the commencement of a Rapid Amortization Period, (ii) the date on which all the outstanding Offered Term Notes are paid in full and (c) the Stated Final Payment Date for the Offered Term Notes. The commencement of an Index Amortization Period for the Offered Term Notes also constitutes the commencement of a Payment Period for the Offered Term Notes. Such Payment Period will terminate if (i) a Cash Accumulation Period occurs for the Offered Term Notes (which also occurs within or prior to the Index Amortization Period for the Offered Term Notes) or (ii) a Rapid Amortization Period commences for the Offered Term Notes (which terminates the Index Amortization Period for the Offered Term Notes). The Payment Period may recommence in limited circumstances. Available Trust Principal is not required to be retained or set aside to fund Required Payments for the Offered Term Notes, unless a Cash Accumulation Event or Rapid Amortization Event occurs. To the extent a Required Payment for the Offered Term Notes for any Distribution Date cannot be made (after giving effect to all issuances of securities and additional borrowings under the Revolving Notes on such Distribution Date, as they are available), the Servicer will make an advance (a "SERVICER LIQUIDITY ADVANCE") to the Trust, but only to the extent that the Servicer, in its sole discretion, expects to recover such advance from subsequent Trust Principal Collections. Servicer

Liquidity Advances will be reimbursed (a) if Available Trust Principal is being set aside for the Offered Term Notes, out of such amounts and (b) if Available Trust Principal is not being set aside for the Offered Term Notes, out of a portion of Trust Principal Collections not to exceed a fraction the numerator of which is the outstanding principal balance of the Offered Term Notes and the denominator of which is the outstanding balance of all Notes as of such date. The failure to pay the Required Payment for the Offered Term Notes in full for any Distribution Date during the Index Amortization Period for the Offered Term Notes will be an Early Amortization Event for the Trust and a Cash Accumulation Event for the Offered Term Notes.

     Other series of Notes issued from time to time by the Trust, including the Series B Term Notes and the Initial Revolving Notes, may require set asides or payments of principal prior to or during the Index Amortization Period for the Offered Term Notes.

     The Targeted Final Payment Date for the Offered Term Notes is the Distribution Date in November, 2002, and the Stated Final Payment Date for the Offered Term Notes is the Distribution Date in November, 2004. If the Offered Term Notes are not paid in full on or prior to their Stated Final Payment Date, an Early Amortization Period for the Trust and a Rapid Amortization Period for the Offered Term Notes will commence.

     Cash Accumulation Period. A Cash Accumulation Period for the Offered Term Notes will commence upon the occurrence of a Cash Accumulation Event for the Offered Term Notes and will end on the earliest of (a) the date on which the Offered Term Notes are paid in full, (b) the occurrence of a Rapid Amortization Event for the Offered Term Notes, (c) the Trust Termination Date and (d) under the limited circumstances described herein, the recommencement of the Revolving Period for the Trust.

     On each day during a Cash Accumulation Period for the Offered Term Notes, the Offered Term Notes will be allocated their Principal Allocation Percentage of Available Trust Principal and such amounts will be deposited in the Cash Accumulation Account for the Offered Term Notes (until the amount on deposit therein equals the outstanding principal balance of the Offered Term Notes) and will be invested in Eligible Investments. Amounts in the Cash Accumulation Account (other than Cash Accumulation Account Earnings and any Make-Whole Payments received by the Trust and the earnings thereon) will be available solely to make principal payments on the Offered Term Notes. Amounts in the Cash Accumulation Account, other than Cash Accumulation Account Earnings, in excess of the Required Payment will be retained in the Cash Accumulation Account to make principal payments on subsequent Distribution Dates. During the Cash Accumulation Period for the Offered Term Notes, no additional borrowings may be made under the Revolving Notes and no additional Receivables will be purchased by the Trust.

     Rapid Amortization Period. A Rapid Amortization Period for the Offered Term Notes will commence upon the occurrence of a Rapid Amortization Event and will end on the earliest of (a) the date on which the Offered Term Notes are paid in full and (b) the Trust Termination Date. A "RAPID AMORTIZATION EVENT" for the Offered Term Notes means any of (i) the failure to pay (or set aside for payment) all amounts required to be paid as principal on the Notes or distributed with respect to the Certificate Balance on the applicable Stated Final Payment Date, (ii) certain insolvency events relating to General Motors, GMAC, the Servicer, or the Seller, and (iii) the termination of the Interest Rate Swap (which is not an Early Amortization Event for the Trust). On each day during a Rapid Amortization Period for the Offered Term Notes, the Offered Term Notes will be allocated their Principal Allocation Percentage of Available Trust Principal and such amounts will be deposited in the Cash Accumulation Account for the Offered Term Notes. All amounts so allocated during a Rapid Amortization Period will be paid to the holders of the Offered Term Notes on the related Distribution Date, together with any amounts in the Cash Accumulation Account (other than Cash Accumulation Account Earnings and any Make-Whole Payments received by the Trust and the earnings thereon) for the Offered Term Notes on such Distribution Date. During a Rapid Amortization Period, other than as a result of the termination of the Interest Rate Swap, no additional borrowings may be made under the Revolving Notes and no additional Receivables will be purchased by the Trust.

     Charge-Offs. The outstanding principal balance of each series of Notes (including the Offered Term Notes) will be reduced to the extent unreimbursed Trust Charge-Offs exceed the Certificate Balance (calculated without reduction for Trust Charge-Offs). Such excess will be applied to the Notes pro rata on the basis of the principal balances of the Notes then outstanding (calculated without reduction for Trust Charge-Offs) and will reduce the amount of principal and interest payable on each series of Notes. See "The Transfer and Servicing Agreements -- Defaults and Charge-Offs."

PRIORITY AMONG NOTES

     Payments of principal on the Offered Term Notes will have at least equal priority with payments of principal on other series of Notes that may be issued from time to time by the Trust, although some series of Notes may also require set asides or payments of principal prior to, together with, or after the Payment Period for the Offered Term Notes.

CERTAIN DEFINED TERMS

     "AVAILABLE TRUST PRINCIPAL" means, for any day during the related Collection Period, (a) Trust Principal Collections for such day minus any amounts paid on such day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances and on the Distribution Date related to such Collection Period, (b) Additional Trust Principal, if any, for such Distribution Date, (c) the Cash Collateral Amount on such Distribution Date, and (d) for each Distribution Date related to the Wind Down Period or an Early Amortization Period for the Trust, if the amount on deposit in the Reserve Fund on such Distribution Date exceeds zero, the Supplemental Principal Allocation for such current Distribution Date.

     "TRUST PRINCIPAL COLLECTIONS" means, for any date, the sum of (a) the amount of Principal Collections on Receivables held by the Trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on such date.

     "SUPPLEMENTAL PRINCIPAL ALLOCATION" means, for any Distribution Date related to the Wind Down Period or an Early Amortization Period for the Trust, an amount (not less than zero) equal to the lesser of (a) the excess, if any, of
(i) the product of (A) the percentage equivalent of a fraction (which will never exceed 100%), the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts included in the Pool of Accounts, in each case, as of the termination of the Revolving Period, and (B) the aggregate amount of Principal Collections on all Receivables (including Receivables held by GMAC) in the Accounts in the Pool of Accounts for each day during the related Collection Period over (ii) the aggregate amount of Trust Principal Collections for each day during the related Collection Period (provided that no amount will be included pursuant to clause (i)(B) or (ii) for any day in such Collection Period that occurred during the Revolving Period) and (b) an amount equal to (i) the Daily Trust Balance as of the termination of the Revolving Period plus (ii) the Cash Collateral Amount on the last day of the Revolving Period minus (iii) the Available Trust Principal for each Distribution Date from and after the final Distribution Date for the Revolving Period through but excluding such current Distribution Date minus (iv) the amount added to unreimbursed Trust Charge-Offs on each Distribution Date from and after the final Distribution Date for the Revolving Period through and including such current Distribution Date minus (v) Available Trust Principal for such current Distribution Date (assuming the Supplemental Principal Allocation for such Distribution Date was zero).

     "CASH ACCUMULATION ACCOUNT" for the Offered Term Notes means an Eligible Deposit Account established and maintained by the Servicer with the Indenture Trustee, in the name of the Indenture Trustee, on behalf of the holders of the Offered Term Notes. The Cash Accumulation Account will constitute a Designated Account, but the Cash Accumulation Account Earnings will not constitute Investment Proceeds for purposes of the definition of Available Trust Interest. Cash Accumulation Account Earnings will be maintained in the Cash Accumulation Account Earnings subaccount of the Cash Accumulation Account, together with any earnings thereon. The amount of any Make-Whole Payment received by the Trust will be maintained in the Make-Whole Payment subaccount of the Cash Accumulation Account, together with any earnings thereon. Any amounts received by the Trust from the Interest Rate Swap Counterparty with respect to losses of principal on Eligible Investments in the Cash Accumulation Account for the Offered Term Notes shall be deposited in the Cash Accumulation Account.

     "ADDITIONAL TRUST PRINCIPAL" means, for any Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on such Distribution Date.

     The "INDEX AMORTIZATION AMOUNT" for a Distribution Date for the Offered Term Notes will be the product of (a) the percentage (the "MONTHLY AMORTIZATION RATE") that corresponds on the table in Annex I attached to this Prospectus Supplement with the PSA Index Rate for such Distribution Date and (b) the outstanding principal balance of the Offered Term Notes as of the prior Distribution Date (after giving effect to any payments of principal on the Offered Term Notes on such prior Distribution Date). The Monthly Amortization Rate will range from 0.037% to 22.000%.

     "PRINCIPAL ALLOCATION PERCENTAGE," for a series of Notes (the "referent series") which requires Available Trust Principal to be retained or set aside during such period to fund principal payments with respect to the referent series on any date, means the percentage equivalent of a fraction, (i) if such date does not relate to a Wind Down Period or an Early Amortization Period for the Trust, the numerator of which is (A) with respect to any series of Term Notes, the aggregate initial principal balance with respect to such Series or
(B) with respect to any series of Revolving Notes, the outstanding principal balance of such series as of the close of business on the day immediately preceding the first day of the Payment Period with respect to such series and the denominator of which is the sum of the amounts as determined pursuant to (A) and (B) above for each such series of Notes, and (ii) if such date relates to a Wind Down Period or an Early Amortization Period for the Trust, the numerator of which is the outstanding principal balance of the referent series on the last day of the Revolving Period and the denominator of which is the aggregate outstanding principal balance of all series of Notes then outstanding on the last day of the Revolving Period.

     "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which (at the time made) evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies then rating such obligations in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies then rating such commercial paper in the highest investment category granted thereby;

          (d) investments in money market or common trust funds having a rating from each of the Rating Agencies then rating such funds in the highest investment category granted thereby for money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is an investment manager or advisor, so long as such fund shall have such rating, provided, however, that no funds in the Cash Accumulation Account for the Offered Term Notes shall be invested in Eligible Investments described in this clause (d));

          (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a Person with the Required Deposit Rating or otherwise approved by the Rating Agencies; and

          (g) any other investment permitted by each of the Rating Agencies,

in each case, other than as permitted by the Rating Agencies, maturing not later than the Business Day immediately preceding the next Distribution Date.

     The "PSA INDEX RATE" means, with respect to any Distribution Date (in the following order of priority):

          (i) the rate that appears as of 3:00 p.m. (New York City time) on the related Amortization Amount Determination Date (as defined below) on the Reference Bloomberg Page (as defined below) under the column heading "1 MO" opposite the row "PSA";

          (ii) if such rate does not appear on the Reference Bloomberg Page as of 3:00 p.m. (New York City time) on such Amortization Amount Determination Date, the Principal Calculation Agent will request FHLMC to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model (as defined below)) for the Reference Collateral Pool for the applicable month. If FHLMC provides such quotation, the PSA Index Rate will be the quotation provided by FHLMC;

          (iii) if the Principal Calculation Agent determines that FHLMC has not provided such quotation by 5:00 p.m. on the second Business Day following such Amortization Amount Determination Date, the Principal Calculation Agent will request five major securities dealers selected by the Principal Calculation Agent to provide a quotation of the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool for the applicable month. If only one quotation is so provided, the PSA Index Rate will be the quotation so provided. If two or three such quotations are so provided, then the PSA Index Rate will be the arithmetic mean of such quotations (rounded to the nearest whole integer) as determined by the Principal Calculation Agent. If four or five such quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and lowest quotation (or, in the event of equality, one of the lowest) will be eliminated and the PSA Index Rate will be the arithmetic mean (rounded to the nearest whole integer) of the remaining quotations as determined by the Principal Calculation Agent; and

          (iv) if no such quotation is provided as requested in clause (iii) above, then the PSA Index Rate will be the PSA Index Rate determined with respect to the Distribution Date preceding the applicable Distribution Date (or, in the case of the first Distribution Date for the payment of principal of the Offered Term Notes, the monthly prepayment speed (calculated according to the PSA Standard Prepayment Model) for the Reference Collateral Pool obtained from the sources specified in clauses
     (i) through (iii) above, in that order, with respect to the most recent month for which such information is available.

     "REFERENCE BLOOMBERG PAGE" means the display designated as page "FMAC A018" and titled "Reference Collateral 30-year Gold 7.50, Issued in 1995" (or such other page selected by the Principal Calculation Agent as may replace page FMAC A018 for the purpose of displaying the monthly prepayment speed (calculated based on the PSA Standard Prepayment Model) for the Reference Collateral Pool) on the Bloomberg Financial Markets Service (or such other service selected by the Principal Calculation Agent as may replace such service).

     "PSA STANDARD PREPAYMENT MODEL" or "PSA" means the methodology set forth under "Mortgage Prepayment Models -- The PSA Standard Prepayment Model" in the "Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities of the Public Securities Association."

     The "AMORTIZATION AMOUNT DETERMINATION DATE" for any Distribution Date on which a payment of principal on the Offered Term Notes is due will be the first Business Day of the month in which such Distribution Date occurs.

     The Principal Calculation Agent will notify the Servicer of the PSA Index Rate for each Distribution Date promptly after its determination thereof.

     The calculation of the PSA Index Rate, which involves numerous mortgage pools, may differ among dealers and other market participants, which differences may be significant. The Seller reserves the right, exercisable by the Servicer in its sole discretion on behalf of the Seller, to determine whether any modification in PSA methodology or in the timing or procedures affecting publication or dissemination of the PSA prepayment rate for the Reference Collateral Pool warrants an adjustment to the foregoing calculation procedures, whereupon such procedures will be deemed to be amended as so determined by the Servicer; provided that no change in such procedures will be effective without the written consent of the Interest Rate Swap Counterparty.

     The "PRINCIPAL CALCULATION AGENT" shall mean the Interest Rate Swap Counterparty under the Interest Rate Swap.

                           HISTORICAL PSA INDEX RATES

     The table below sets forth historical values of the PSA Index Rate for the Reference Collateral Pool (the 30-year FHLMC Gold 7.50% mortgage participation certificates issued in calendar year 1995) since January 1995 as calculated by the Underwriter.

                                                             1995   1996    1997
                                                             ----   ----    ----
January....................................................   NA      551   182
February...................................................   NA      657   204
March......................................................   42    1,030   175
April......................................................   46      941   171
May........................................................  142      576   189
June.......................................................    9      309   199
July.......................................................   87      261   198
August.....................................................  346      237   199
September..................................................  662      218   224
October....................................................  384      211   248
November...................................................  305      182    --
December...................................................  446      194    --

     The text and table above are included solely for informational purposes. It is not intended to reflect the likely or anticipated prepayment experience of the Reference Collateral Pool during any future periods. Investors must make their own assumptions regarding the future prepayment experience of the Reference Collateral Pool and the effect thereof on the rate of prepayment and yield on the Offered Term Notes.

                        PRINCIPAL PAYMENT CONSIDERATIONS

     The following table indicates the percentage of original principal amount of the Offered Term Notes that would be outstanding after each of the dates shown at various PSA Index Rates after application of the Prepayment Table and the corresponding weighted average life of the Offered Term Notes. The table has been prepared on the basis of the Additional Structuring Assumptions (as defined below). The Base Mortgage Loans will not necessarily have the characteristics assumed nor are the Base Mortgage Loans likely to prepay at a constant percentage of PSA. Moreover, diverse remaining terms to maturity of the Base Mortgage Loans could produce slower or faster principal payments than indicated in the table at the specified PSA Index Rates, even if the weighted average maturity of the Base Mortgage Loans is identical to the weighted average maturity specified in the Additional Structuring Assumptions.

     Unless otherwise specified, the information in the following table has been prepared on the basis of the following assumptions (the "ADDITIONAL STRUCTURING ASSUMPTIONS"):

     - the Base Mortgage Loans prepay at the PSA Index Rates specified in the related table;

     - the issue date for the Offered Term Notes is the Initial Closing Date;

     - the first payment of principal on the Offered Term Notes occurs on November 16, 1998; and

     - the principal payment on the Offered Term Notes on each Distribution Date is the Index Amortization Amount, except that on and after the Distribution Date on which the outstanding principal balance of the Offered Term Notes declines to $50,000,000 or less (after applying the Required Payment for such Distribution Date), principal payments will no longer be limited to the Index Amortization Amount.

   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF OFFERED TERM NOTES OUTSTANDING

          PSA INDEX                INITIAL                                                                  AVERAGE
           RATE (%)               PERCENTAGE    11/15/98    11/15/99    11/15/00    11/15/01    11/15/02     LIFE
          ---------               ----------    --------    --------    --------    --------    --------    -------
100 and below.................     100.00%       99.96%      99.52%      99.08%      98.64%       0.00%      4.95
125...........................     100.00%       99.75%      96.80%      93.93%      91.15%       0.00%      4.75
135...........................     100.00%       98.40%      81.13%      66.88%      55.14%       0.00%      3.75
150...........................     100.00%       96.73%      64.88%      43.52%      29.19%       0.00%      2.95
175-275.......................     100.00%       93.13%      39.65%      16.88%       0.00%       0.00%      2.00
350...........................     100.00%       91.13%      29.89%       0.00%       0.00%       0.00%      1.75
500...........................     100.00%       87.33%      17.19%       0.00%       0.00%       0.00%      1.50
700 and up....................     100.00%       78.00%       0.00%       0.00%       0.00%       0.00%      1.25

                            THE SERIES B TERM NOTES

GENERAL

     The Series B Term Notes will be issued pursuant to the Indenture. The following summary describes certain terms of the Series B Term Notes. The summary does not purport to be complete and is subject, and qualified in its entirety by reference to, all of the provisions of the Series B Term Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Series B Term Notes or the Indenture are referred to, the actual provisions are incorporated by reference as part of such summary.

     On the Initial Closing Date, the Trust will issue Floating Rate Asset-Backed Term Notes, Series 1997-B. References herein to such Series B Term Notes include all extensions and renewals thereof. It is expected that the Series B Term Notes will be initially held by GMAC.

INTEREST

     Interest on the outstanding principal balance of the Series B Term Notes will be payable on each Distribution Date commencing with the Initial
Distribution Date and will accrue at a rate of   % per annum for the Initial
Distribution Date and at a rate of LIBOR plus 0. % per annum for each Distribution Date thereafter (the "SERIES B INTEREST RATE"), calculated on the basis of a year of 360 days for the actual number of days elapsed from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, the Initial Closing Date) to but excluding such Distribution Date. Interest on the Series B Term Notes accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date.

     Payments of interest on the Series B Term Notes will have the priority set forth in "The Transfer and Servicing Agreements -- Interest Collections."

PRINCIPAL

     The Series B Term Notes will have an aggregate original principal balance of $500,000,000. During the Revolving Period, until the commencement of the Payment Period for the Series B Term Notes, no payments of principal will be made on the Series B Term Notes. Except as described herein and unless the Wind Down Period or an Early Amortization Period for the Trust has commenced and is continuing, the Payment Period for the Series B Term Notes will commence on January 1, 2000. Principal on the Series B Term Notes will be due (to the extent of the Series B Controlled Payment Amount) in three instalments on the three consecutive Distribution Dates ending on the Series B Targeted Final Payment Date. The Series B Term Notes may be prepaid, in whole or in part, at any time during the Revolving Period for the Trust, and such prepayment could occur in connection with the issuance by the Trust of a new series of Notes.

     During each Collection Period in the Payment Period for the Series B Term Notes, the Trust will be required to retain the Principal Allocation Percentage for the Series B Term Notes of Available Trust Principal, until such time during such Collection Period as the Trust has retained for such purpose an amount equal to the Series B Controlled Payment Amount for the related Distribution Date. The "SERIES B CONTROLLED PAYMENT AMOUNT" means, for any Distribution Date occurring during the Payment Period for the Series B Term Notes, the excess, if any, of (a) the product of (i) one-third of the outstanding principal balance of the Series B Term Notes as of the first day of the Payment Period for the Series B Term Notes and (ii) the number of Collection Periods that have occurred during such Payment Period (including the Collection Period with respect to such Distribution Date) over (b) the aggregate amount paid or set aside for payment by the Trust in respect of principal on the Series B Term Notes as of the preceding Distribution Date. On each related Distribution Date, all amounts so set aside, together with the Principal Allocation Percentage for the Series B Term Notes of the Available Trust Principal for such Distribution Date to the extent necessary to satisfy the Series B Controlled Payment Amount for such Distribution Date will be used by the Trust to make a principal payment on the Series B Term Notes. To the extent the Series B Term Notes are not paid in full on the Series B Targeted Final Payment Date, during each Collection Period thereafter, the Trust will be required to retain the Principal Allocation Percentage for the Series B Term Notes of Available Trust Principal up to the then outstanding principal balance of the Series B Term Notes, and on each related Distribution Date the Trust will make a principal payment on the Series B Term Notes equal to the amount allocated to the Series B Term Notes during the related Collection Period. The Series B Targeted Final Payment Date is the Distribution Date in April 2000. The Series B Stated Final Payment Date is the Distribution Date in April 2002.

     An Early Amortization Period for the Trust and a Rapid Amortization Period for the Offered Term Notes will commence if, among other things, the Series B Term Notes are not paid in full on or prior to the Stated Final Payment Date for the Series B Term Notes.

     During the Wind Down Period or an Early Amortization Period for the Trust, Available Trust Principal for any Collection Period and the related Distribution Date will be allocated to the Series B Term Notes in accordance with their Principal Allocation Percentage up to the outstanding principal balance of the Series B Term Notes and will be paid on the Distribution Date related to such Collection Period.

                          THE INITIAL REVOLVING NOTES

GENERAL

     The Revolving Notes will be issued pursuant to the Indenture. The following summary describes certain terms of the Revolving Notes. The summary does not purport to be complete and is subject, and qualified in its entirety by reference to, all of the provisions of the Revolving Notes, the Indenture and the Prospectus. Where particular provisions or terms used in the Revolving Notes or the Indenture are referred to, the actual provisions are incorporated by reference as part of such summary.

     On the Initial Closing Date, the Trust will issue the Floating Rate Asset-Backed Revolving Note, Series 1997-RN1 and the Floating Rate Asset-Backed Revolving Note, Series 1997-RN2. References herein to the Initial Revolving Notes include all extensions and renewals thereof. It is expected that the Initial Revolving Notes will be privately placed with an accredited investor on the Initial Closing Date.

INTEREST

     Interest on the outstanding principal balance of the Initial Revolving Notes will accrue at the applicable Revolver Interest Rate. Interest on the Series 1997-RN1 Revolving Note will be payable on each Distribution Date, commencing with the Initial Distribution Date. Interest on the Series 1997-RN2 Revolving Note will be payable on the fifteenth day of January, April, July and October (each a "1997-RN2 QUARTERLY DISTRIBUTION DATE"), or, if any such day is not a Business Day, the next succeeding Business Day, commencing January 15, 1998, or under certain circumstances on each Distribution Date. On each Distribution Date, interest will be calculated based on the average daily applicable Series Net Revolver Balance during the related Collection

Period. Interest accruing on the Series 1997-RN2 Revolving Note on each Distribution Date which is not a 1997-RN2 Quarterly Distribution Date will not be paid to the holders thereof on such Distribution Date, but will be held in the Revolver Distribution Account until the next 1997-RN2 Quarterly Distribution Date. Interest on the Initial Revolving Notes accrued as of any Distribution Date or 1997-RN2 Quarterly Distribution Date, as applicable, but not paid on such Distribution Date will be due on the next Distribution Date or 1997-RN2 Quarterly Distribution Date, as applicable.

     The Revolver Interest Rate for the Series 1997-RN1 Revolving Note will be equal to, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the number of days elapsed during the related Collection Period (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date of the related Collection Period) and the
denominator of which is 360 and (ii) LIBOR plus      %.

     The Revolver Interest Rate for the Series 1997-RN2 Revolving Note will be equal to, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the number of days elapsed during the related Collection Period (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date of the related Collection Period) and the
denominator of which is 360 and (ii) 3-Month LIBOR plus      %.

     "3-MONTH LIBOR" means, with respect to each Distribution Date (other than the November 1997, December 1997, and January 1998 Distribution Dates, for which
3-Month LIBOR means      %), the rate for deposits in U.S. Dollars for a period
of three months which appears on the Dow Jones Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the first day of the Collection Period in which the previous 1997-RN2 Quarterly Distribution Date occurred (the "3-MONTH LIBOR REFERENCE DATE"). If such rate does not appear on that page (or any other page that may replace that page on that service, or if that service is no longer offered, any other service for displaying 3-Month LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the 3-Month Reference Bank Rate. For purposes of this paragraph, the "3-MONTH REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the 3-Month LIBOR Reference Date to prime banks in the London interbank market for a period of three months in an amount approximately equal to the aggregate principal amount of the Series 1997-RN2 Revolving Note then outstanding. The Indenture Trustee will request the principal London Office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States Dollar deposits for a period of three months in an amount approximately equal to the aggregate principal amount of the Series 1997-RN2 Revolving Note then outstanding. If no such quotation can be obtained, the rate will be 3-Month LIBOR for the prior Distribution Date.

     "SERIES NET REVOLVER BALANCE" means, with respect to any series of Revolving Notes, for any date, the aggregate outstanding principal balance under such series of Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on such date for the payment of principal on such series of Revolving Notes.

PRINCIPAL

     The "SPECIFIED MAXIMUM REVOLVER BALANCE" is the maximum aggregate amount of borrowings that may be made under the Revolving Notes during the Revolving Period and will initially be $1,500,000,000 less the then outstanding principal balance of the Offered Term Notes and may be increased or decreased from time to time after the Initial Closing Date as described in the Prospectus under "The Transfer and Servicing

Agreements -- Additional Issuances; Changes in Specified Maximum Revolver Balance." The "SERIES SPECIFIED MAXIMUM REVOLVER BALANCE" for any Revolving Note is the maximum aggregate amount of borrowings that may be made under such Revolving Note. The Series Specified Maximum Revolver Balance for the Series 1997-RN1 Revolving Note will initially be $1,170,000,000 less the then outstanding principal balance of the Offered Term Notes. The Series Specified Maximum Revolver Balance for the Series 1997-RN2 Revolving Note will initially be $330,000,000. The sum of the Series Specified Maximum Revolver Balance for all outstanding series of Revolving Notes may not exceed the Specified Maximum Revolver Balance and, subject to the Specified Maximum Revolver Balance, the Series Specified Maximum Revolver Balance for any series of Revolving Notes may be increased or decreased.

     Additional series of Revolving Notes may be issued from time to time (with different Revolver Interest Rates, Targeted Final Payment Dates, if any, and Stated Final Payment Dates) subject to the Specified Maximum Revolver Balance. In connection with the issuance of any such additional series, the Revolving Notes outstanding on such date may be paid in full. No additional borrowings may be made under the Revolving Notes during the Revolving Note Amortization Period with respect to such Revolving Note, the Wind Down Period or any Early Amortization Period for the Trust, but may be made, to the extent described above, during the portion of the Index Amortization Period for the Offered Term Notes that occurs during the Revolving Period or during a Rapid Amortization Period for the Offered Term Notes as a result of the termination of the Interest Rate Swap.

     Payments of principal on any Revolving Note may be made, at the discretion of the Seller, during the Revolving Period on a daily basis (i) if no series of Notes then requires Available Trust Principal to be retained or set aside to fund principal payments with respect thereto, out of all Available Trust Principal, or (ii) if one or more series of Notes then requires Available Trust Principal to be retained or set aside to fund principal payments with respect thereto, out of any such series' Principal Allocation Percentage of Available Trust Principal after the required set aside has been made. Principal payments will be made on the Series 1997-RN1 Revolving Note prior to making principal payments on the Series 1997-RN2 Revolving Note, except as described in the next paragraph.

     During the Revolving Period for the Trust, payments of principal on the Revolving Notes will be required to the extent set forth in the terms of such Revolving Notes. The Targeted Final Payment Date for the Initial Revolving Notes will be the Distribution Date in January 1999, and the Stated Final Payment Date for the Initial Revolving Notes will be the Distribution Date in November 2004. The Initial Revolving Notes may be extended or renewed (and the Targeted Final Payment Date adjusted accordingly) at any time prior to the last day of the month related to the Payment Date that is the third Payment Date immediately preceding the then applicable Targeted Final Payment Date by written notice from the affected holders thereof to the Indenture Trustee and the Seller setting forth the new Targeted Final Payment Date; provided that the new Targeted Final Payment Date shall be a Payment Date on or prior to the then Stated Final Payment Date for the Initial Revolving Notes. Principal on the Initial Revolving Notes will be due (to the extent of funds available for such purpose) in up to three instalments on the three consecutive Distribution Dates ending on the then applicable Targeted Final Payment Date (which may be prior to the Scheduled Revolving Period Termination Date) unless such Targeted Final Payment Date has been extended to a date after the commencement of the Wind Down Period. Such instalments will be based on the outstanding balance as of the last day of the Collection Period immediately preceding the Collection Period related to the first such Distribution Date. The "REVOLVING NOTE AMORTIZATION PERIOD" with respect to any Revolving Note means the period, if any, from and including the first day of the Collection Period related to the Distribution Date on which the first of such instalments is to be paid until such Revolving Note is paid in full and shall constitute a Payment Period for such Revolving Note for purposes of the Trust.

     During the Wind Down Period or an Early Amortization Period for the Trust, Available Trust Principal for any Collection Period and the related Distribution Date will be allocated to each series of Revolving Notes in accordance with their respective Principal Allocation Percentages up to their respective outstanding principal balances, and will be paid on the Distribution Date related to such Collection Period. An Early Amortization Period for the Trust and a Rapid Amortization Period for the Offered Term Notes will commence if, among other things, any Revolving Note is not paid in full on the applicable Stated Final Payment Date.

                            THE CLASS A CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Notes and Certificates on the Initial Closing Date. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Certificates, the Trust Agreement and the Prospectus. Where particular provisions or terms used in the Certificates and the Trust Agreement are referred to, the actual provisions are incorporated by reference as part of such summary.

INTEREST

     Interest with respect to the Certificates will accrue at the applicable Certificate Rate and will be payable on each Distribution Date, commencing with the first Distribution Date after the issuance of such Certificates (the Initial Distribution Date with respect to the Class A Certificates issued on the Initial Closing Date). Interest on the Certificates accrued as of any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date.

     The Certificate Rate for the Class A Certificates will be equal to, with respect to any Distribution Date, the product of (i) a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date) to but excluding such Distribution Date and the
denominator of which is 360 and (ii) LIBOR plus      %.

     Payments of interest on the Notes will be senior to distributions of interest on the Certificates as described below under "The Transfer and Servicing Agreements -- Interest Collections."

CERTIFICATE BALANCE

     "CERTIFICATE BALANCE" means, as of any Distribution Date, (i) with respect to the Class A Certificates (a) $174,000,000, plus (b) the principal amount of Class A Certificates issued after the Initial Closing Date, minus (c) all distributions in respect of Certificate Balance of the Class A Certificates actually made on or prior to such date, minus (d) unreimbursed Trust Charge-Offs on such Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge-Offs on such date as described below) allocated to the Class A Certificates, up to the Certificate Balance of the Class A Certificates on such Distribution Date calculated without regard to this clause (d), and (ii) with respect to any other class of Certificates, the amount set forth as such pursuant to the terms of such class of Certificates. Any unreimbursed Trust Charge-Offs applied to reduce the Certificate Balance will be applied against each class of Certificates on such Distribution Date, pro rata on the basis of the Certificate Balance of the Certificates of such class outstanding on the preceding Distribution Date (calculated without reduction for any unreimbursed Trust Charge-Offs).

     No distributions will be made with respect to the Certificate Balance on any Certificates until all Term Notes, and all Revolving Notes (including Notes issued after the Initial Closing Date) are paid (or provided for) in full and any Make-Whole Payment then owed to the Interest Rate Swap Counterparty is paid. The Stated Final Payment Date for the Class A Certificates will be on the Distribution Date in November 2004. If the Class A Certificates have not been paid in full on or prior to such date, an Early Amortization Period for the Trust will commence.

ADDITIONAL ISSUANCES

     From time to time after the Initial Closing Date, subject to the satisfaction of certain conditions, the Trust may issue additional Certificates. See "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Specified Maximum Revolver Balance" in the Prospectus. The Certificate Rate for additional classes of Certificates issued after the Initial Closing Date may be different than the Certificate Rate for the Class A Certificates.

                     THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes certain terms of the Transfer and Servicing Agreements. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement is a part. A copy of the Transfer and Servicing Agreements will be available from the Seller upon request to the holders of Securities. The Transfer and Servicing Agreements will be filed with the Commission following the Initial Closing Date. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements and the Prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of such summary.

INTEREST COLLECTIONS

     Application of Interest Collections. For each Collection Period, Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Distribution Date and Servicer Advances and amounts on deposit in the Reserve Fund (which are not available to cover Aggregate Certificateholders' Interest) to the extent described below will be applied in the following order of priority:

          (a) an amount equal to the Monthly Servicing Fee for such Distribution Date will be paid to the Servicer;

          (b) the net amounts, if any, to be paid (or set aside for payment) under the Basis Swaps and any other Specified Support Arrangement which has not been designated as specific to any series of Securities (i.e., to be paid out of the Available Trust Interest allocated to such series) will be paid in accordance with the terms of such arrangements;

          (c) pro rata between clauses (i) and (ii), on the basis of the aggregate amounts specified in such clauses:

             (i) an amount equal to the Aggregate Noteholders' Interest for such Distribution Date will be allocated to the Term Notes with further application pro rata among clauses (A), (B) and (C), on the basis of the Noteholders' Interest under each such clause:

                (A) with respect to the Offered Term Notes, the amount allocated pursuant to the preceding clause (i) shall be applied as follows: first, together with any amounts on deposit in the Cash Accumulation Account Earnings subaccount of the Cash Accumulation Account on such Distribution Date necessary to make such payment (but not in excess of the LIBOR based rate on the Interest Rate Swap, applied to the Cash Accumulation Account; any excess earnings will be used on subsequent Distribution Dates to meet payments due on the basis of the LIBOR-based rate), an amount equal to the net amount, if any, the Trust is required to pay under the Interest Rate Swap (including prior claims, but excluding any Make-Whole Payment) will be paid in accordance with the terms thereof and second, together with the net amount, if any, received under the Interest Rate Swap by the Trust, including any Make-Whole Payment to the Trust (provided that any such amount in excess of the amount necessary to satisfy the Interest Payment Amount for the Offered Term Notes shall be placed in the Make-Whole Payment subaccount of the Cash Accumulation Account), and any amounts on deposit in the Make-Whole Payment subaccount of the Cash Accumulation Account on such Distribution Date necessary to make the Interest Payment Amount for the Offered Term Notes for such Distribution Date (but not to exceed in the aggregate the Interest Payment Amount for the Offered Term Notes) will be transferred to the Note Distribution Account for payment of interest on the Offered Term Notes,

                (B) with respect to the Series B Term Notes, an amount equal to the Noteholders' Interest for such Distribution Date will be transferred to the Note Distribution Account for the payment of interest on the Series B Term Notes, and

                (C) unless otherwise provided for any other series of Term Notes that has a Specified Support Arrangement designated as specific to such series, with respect to any other Term Notes, an amount equal to the Noteholders' Interest for such Term Notes for such Distribution Date will be transferred to the Note Distribution Account for the payment of interest on such Term Notes, and

             (ii) an amount equal to the Aggregate Revolver Interest for such Distribution Date will be transferred to the Revolver Distribution Account;

          (d) pro rata, with respect to any series of Notes, an amount equal to the excess, if any, of (i) the Interest Payment Amount (plus, in the case of any series of Term Notes that has a Specified Support Arrangement designated as specific to such series and payable out of the Noteholder's Interest for such series, the net amount, if any, to be paid under such Specified Support Arrangement, plus any Make-Whole Payment or similar payment) over (ii) the amount paid to such series of Notes (plus, if applicable, such Specified Support Arrangement) pursuant to (c) above, in each case for such series of Notes for such Distribution Date will be transferred to the Note Distribution Account for the payment of interest on such Notes;

          (e) an amount equal to any Servicer Advances not previously reimbursed will be paid to the Servicer (except as otherwise provided in the Transfer and Servicing Agreements);

          (f) an amount equal to any Reserve Fund Deposit Amount for such Distribution Date will be deposited into the Reserve Fund;

          (g) an amount equal to the Aggregate Certificateholders' Interest for such Distribution Date will be transferred to the Certificate Distribution Account;

          (h) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on such Distribution Date; and

          (i) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on such Distribution Date.

     Available Trust Interest for a Distribution Date not applied as described above will generally be allocated and paid to the Seller as compensation for making the initial deposit and any additional deposits into the Reserve Fund.

     To the extent Available Trust Interest for a Distribution Date is not sufficient to make all of the applications described in clauses (a) through (e) above, there will be a Deficiency Amount. If there is a Deficiency Amount, the Servicer will be obligated to make an advance (a "SERVICER ADVANCE") of such amount to the Trust, but only to the extent that the Servicer, in its sole discretion, expects to recover such advance from subsequent collections or recoveries allocated to the Trust as described above. To the extent that the Available Trust Interest for a Distribution Date plus the Servicer Advance, if any, made for such Distribution Date are insufficient to make the full amount of the applications described in clauses (a) through (e) and (h) above, there will be an "UNSATISFIED DEFICIENCY AMOUNT." Amounts on deposit in the Reserve Fund will be applied to reduce such Unsatisfied Deficiency Amount in the priorities set forth above. To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to clause (h) above, the amount of such deficiency will be added to unreimbursed Trust Charge-Offs. See "Defaults and Charge-Offs" below.

     Certain Defined Terms. Following are definitions of certain terms used in "Application of Interest Collections" above.

     "TRUST INTEREST COLLECTIONS" means, for any Distribution Date, an amount equal to the sum of (i) the product of (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (ii) recoveries during the related Collection Period on Eligible Receivables that have previously become Defaulted Receivables. If, on any Distribution Date, the Servicer does not make a Servicer Advance in the amount of the full Deficiency Amount, Trust Interest Collections for such Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those Accounts in the Pool of Accounts in which the full amount of interest due for the related Collection Period was not collected. Such adjustment will not affect the amount of interest allocated to the Trust with respect to the other Accounts in the Pool of Accounts.

     "TRUST PERCENTAGE" means, for any Distribution Date, the percentage equivalent of a fraction (which will never exceed 100%), the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts included in the Pool of Accounts during the related Collection Period.

     "AVAILABLE TRUST INTEREST" means, for any Distribution Date, the sum of Trust Interest Collections, Investment Proceeds (excluding Cash Accumulation Account Earnings and earnings on the Cash Accumulation Account Earnings subaccount and the Make-Whole Payment subaccount, which will be allocated to such subaccounts), the net amounts, if any, paid to the Trust under the Basis Swaps and any other Specified Support Arrangements which have not been designated as specific to any series of Term Notes and, other than for purposes of clauses (a) through (c) under "Interest Collections -- Application of Interest Collections" above, any amount paid to the Trust under any Specified Support Arrangement that has been designated as specific to any series of Term Notes remaining after payment of the Interest Payment Amount for such Term Notes for such Distribution Date. If the Servicer exercises its option to purchase the assets of the Trust as described below under "Optional Purchase by the Servicer," a portion of the price therefor will be included in Available Trust Interest as described below.

     "AGGREGATE NOTEHOLDERS' INTEREST" means, for any Distribution Date, the sum of the Noteholders' Interest for all series of Term Notes.

     "NOTEHOLDERS' INTEREST" means, for any Distribution Date, (a) with respect to the Offered Term Notes, an amount equal to (i) the amount to be paid by the Trust prior to netting but excluding any Make-Whole Payment or similar payment under the Interest Rate Swap on such Distribution Date, or, if the Interest Rate Swap is not then in effect, the amount that the Trust would have been required to pay prior to netting (but excluding any Make-Whole Payment or similar payment) under the Interest Rate Swap on such Distribution Date if the Interest Rate Swap would have been in effect on such Distribution Date multiplied by (ii) a fraction the numerator of which is the Unaccumulated Principal Balance of the Offered Term Notes and the denominator of which is equal to clause (i) of the definition of Unaccumulated Principal Balance of the Offered Term Notes, (b) with respect to the Series B Term Notes, the Interest Payment Amount for the Series B Term Notes on such Distribution Date, and (c) with respect to any other series of Term Notes, the amount set forth as such pursuant to the terms of such series Term Notes (which shall be, unless a Specified Support Arrangement is designated for such series, the Interest Payment Amount for such series for such Distribution Date).

     "INTEREST PAYMENT AMOUNT" means, for any Distribution Date, (a) with respect to the Offered Term Notes, the sum of (1) product of (i) the outstanding principal balance of the Offered Term Notes on the last day of the related Collection Period (or, in the case of the Initial Distribution Date, the outstanding principal balance on the Initial Closing Date), (ii) the Offered Term Note Interest Rate for such Distribution Date and (iii) one-twelfth (or, in the case of any Distribution Date on which the Offered Term Note Interest Rate is LIBOR based or the Initial Distribution Date, a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or in the case of the Initial Distribution Date, the Initial Closing
Date), to but excluding such Distribution Date and the denominator of which is
360) and (2) the excess of the Interest Payment Amount for the Offered Term Notes for the immediately preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account on such immediately preceding Distribution Date for the payment of interest on the Offered Term Notes, (b) with respect to the Series B Term Notes, the sum of (1) product of (i) the outstanding principal balance of the Series B Term Notes on the last day of the related Collection Period (or, in the case of the Initial Distribution Date, the outstanding principal balance on the Initial Closing
Date), (ii) the Series B Interest Rate for such Distribution Date and (iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Distribution Date (or, in the case of the Initial Distribution Date, from and including the Initial Closing Date) to but excluding such Distribution Date and the denominator of which is 360) and (2) the excess of the Interest Payment Amount for the Series B Term Notes for the immediately preceding Distribution Date over the amount that was actually deposited in the Note Distribution Account on such immediately preceding Distribution Date for the payment of interest on the Series B Term Notes, (c) with respect to any other series of Term Notes, the amount required to be paid as, or set aside for payment of, interest on such series of Term Notes on such Distribution Date pursuant to its terms (including any interest payable as a result of shortfalls from prior Distribution Dates) and (d) with respect to any series of Revolving Notes, the sum of (i) the Revolver Interest and (ii) the Revolver Interest Carryover Shortfall, in each case, for such series of Revolving Notes for such Distribution Period.

     "AGGREGATE REVOLVER INTEREST" means, for any Distribution Date, the sum of
(a) the Revolver Interest for all series of Revolving Notes and (b) the Revolver Interest Carryover Shortfall for the preceding Distribution Date.

     "REVOLVER INTEREST" means, for any Distribution Date, for any series of Revolving Notes, the product of (a) the average daily Series Net Revolver Balance for such series of Revolving Notes during the related Collection Period and (b) the Revolver Interest Rate for such series of Revolving Notes for such Distribution Date.

     "REVOLVER INTEREST CARRYOVER SHORTFALL" means, for any Distribution Date, the excess of (a) the Aggregate Revolver Interest for such Distribution Date over (b) the amount that was actually deposited in the Revolver Distribution Account on such Distribution Date in respect of Aggregate Revolver Interest.

     "SPECIFIED SUPPORT ARRANGEMENT" means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more series or classes of Securities (other than the Reserve Fund), whether or not such arrangement is an asset of the Trust, designated as such. As of the Initial Closing Date, the Specified Support Arrangements will consist of the Basis Swaps and the Interest Rate Swap. Specified Support Arrangements for the benefit of any series or classes of Securities, including those established in connection with the issuance of any Securities after the Initial Closing Date, may not inure to the benefit of other Securities (including the Offered Term Notes) issued by the Trust. The Interest Rate Swap is designated for and is for the benefit of the Offered Term Notes only and is to be paid out of the Noteholders' Interest for the Offered Term Notes as described herein. The Basis Swaps have not been designated as specific to any series of Securities.

     "AGGREGATE CERTIFICATEHOLDERS' INTEREST" means, for any Distribution Date, an amount equal to the sum of (a) the Certificateholders' Interest for all classes of Certificates and (b) the Certificateholders' Interest Carryover Shortfall for the preceding Distribution Date.

     "CERTIFICATEHOLDERS' INTEREST" means, for any Distribution Date, for any class of Certificates, the product of (a) the Certificate Balance for such series on the prior Distribution Date (or, in the case of the first Distribution Date following the issuance of such class of Certificates, on the related Closing Date) plus the initial Certificate Balance of any Certificates of such class issued since such prior Distribution Date and (b) the Certificate Rate for such Distribution Date.

     "CERTIFICATEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, for any Distribution Date, the excess of (a) the Aggregate Certificateholders' Interest for such Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on such Distribution Date in respect of Aggregate Certificateholders' Interest.

     "RESERVE FUND DEPOSIT AMOUNT" means, for any Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund.

     "RESERVE FUND REQUIRED AMOUNT" means (a) for any Distribution Date related to the Revolving Period or Wind Down Period, 1.0% of the Maximum Pool Balance without giving effect to any reduction in the Maximum Pool Balance as a result of any amounts on deposit in the Note Distribution Account as of such Distribution Date (or if, as of such Distribution Date, the long-term debt obligations of GMAC are rated less than "BBB-" by Standard & Poor's, then 2.0%) and (b) for any Distribution Date related to any Early Amortization Period, 1.0% of the Maximum Pool Balance as of the last day of the Revolving Period (or if, as of the last day of the Revolving Period the long-term debt obligations of GMAC are rated less than "BBB-" by Standard & Poor's, then 2.0%). The Reserve Fund Required Amount may be adjusted as described below under "Reserve Fund."

PRINCIPAL COLLECTIONS

     Revolving Period and Payment Period for Offered Term Notes. As described in the Prospectus, on any date during the Revolving Period, including any Payment Period for the Offered Term Notes, except to the extent otherwise provided during the Payment Period for any other series of Term Notes or for required principal payments on any Revolving Note, Trust Principal Collections will be applied towards the purchase of additional Receivables from the Seller on such date and will be paid to the Seller for such purpose; provided that the Cash Collateral Amount will be held as described in the Prospectus under "The Transfer and Servicing Agreements -- Principal Collections." During the Index Amortization Period for the Offered Term Notes, unless a Cash Accumulation Period is in effect, no amount will be required to be set aside during any Collection Period to fund any Required Payments with respect to the Offered Term Notes.

     Wind Down Period and Early Amortization Period. During the Wind Down Period and any Early Amortization Period, all Trust Principal Collections will be retained by the Trust for application to principal payments on the Notes and distributions with respect to the Certificate Balance on the Certificates. Such amounts for any Collection Period will be deemed included in the Cash Collateral Amount for purposes of calculating the Daily Trust Invested Amount during such Collection Period. On each Distribution Date during the Wind Down Period and any Early Amortization Period, Trust Principal Collections during the related Collection Period, together with other amounts comprising Available Trust Principal (including amounts in the Reserve Fund as described below), will first be applied to or set aside for the payment of outstanding principal on the Notes, second for the payment of any unpaid Make-Whole Payment owed to the Interest Rate Swap Counterparty and third for the payment of the outstanding Certificate Balance on the Certificates. Principal payments will be made on the Term Notes of each series (including the Offered Term Notes and the Series B Term Notes) and the Revolving Notes of each series as described in "The Offered Term Notes -- Principal" above.

RESERVE FUND

     The Reserve Fund will be an Eligible Deposit Account established and maintained in the name of the Indenture Trustee for the benefit of the holders of Notes. On the Initial Closing Date, the Reserve Fund will be funded with the Reserve Fund Initial Deposit from the Seller in an amount equal to $21,740,000. Additional amounts may be deposited in the Reserve Fund (and the formula for the Reserve Fund Required Amount adjusted) in connection with the issuance of additional series of Term Notes or changes in the Specified Maximum Revolver Balance. In addition, the Seller, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the Prospectus under "The Transfer and Servicing Agreements -- Liquidity and Credit Support -- Reserve Fund." The Seller is not obligated to make any such additional deposit and there can be no assurance that any such additional deposit will be made.

     If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Distribution Date, the amount of such deficiency, to the extent available from Available Trust Interest, will be deposited into the Reserve Fund as described above under "Application of Collections -- Interest Collections."

     Amounts on deposit in the Reserve Fund will be available to cover the Unsatisfied Deficiency Amount on each Distribution Date as described above under "Application of Collections -- Interest Collections." Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the Notes and the final distributions with respect to Certificate Balance on the Certificates during the Wind Down Period and any Early Amortization Period if and to the extent that, after giving effect to all other required applications of the Reserve Fund on such Distribution Date and all other amounts to be applied as Available Trust Principal on such Distribution Date, the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all Notes and the outstanding Certificate Balance with respect to all Certificates to zero (after giving effect to the payment and distribution of all amounts otherwise on deposit (or to be deposited) in the Distribution Accounts on such Distribution Date).

     If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Distribution Date, the amount of such excess (unless otherwise agreed by the Seller) will be paid to the Seller as compensation for making the Reserve Fund Initial Deposit and other deposits, if any, into the Reserve Fund. On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the Seller.

     Any investment earnings (net of losses and investment expenses) with respect to the Reserve Fund for a Collection Period will be Investment Proceeds and included in Available Trust Interest.

BASIS SWAPS

     On the Initial Closing Date, the Trust will enter into an interest rate swap (each, a "BASIS SWAP" and collectively the "BASIS SWAPS") with GMAC (in such capacity, the "BASIS SWAP COUNTERPARTY") with respect to each of the following: (a) the Offered Term Notes (the "OFFERED TERM NOTES BASIS SWAP"), (b) the Series B Term Notes (the "SERIES B TERM NOTES BASIS SWAP"), (c) the Series 1997-RN1 Revolving Note (the "SERIES 1997-RN1 BASIS SWAP"), (d) the Series 1997-RN2 Revolving Note (the "SERIES 1997-RN2 BASIS SWAP") and (e) the Certificates issued on the Initial Closing Date (the "CERTIFICATE BASIS SWAP"). Each Basis Swap is intended to allow the Trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the applicable series of Notes or Certificates or amounts payable under any related Specified Support Arrangement is based. In each case, the Trust will pay an interest rate determined by reference to the Prime Rate, on the one hand, and the Trust will receive a rate of interest determined by reference to LIBOR or 3-Month LIBOR, as the case may be, on the other hand, as described herein.

     In accordance with the terms of the Offered Term Notes Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the Collection Period preceding such Distribution Date, on the daily Term Notional Amount at a rate equal to
LIBOR, with respect to such Distribution Date, plus   % for each day during such
Collection Period divided by 360. In exchange, on each Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during such Collection Period, on the daily Term Notional Amount at a per annum rate equal to the Prime Rate for each day during such Collection Period divided by 360. The "TERM NOTIONAL AMOUNT" for any day during a Collection Period will equal the Unaccumulated Principal Balance of the Offered Term Notes as of such day including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during such Collection Period.

     In accordance with the terms of the Series B Term Notes Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the Collection Period preceding such Distribution Date, on the daily Series B Term Note Notional Amount at a
rate equal to LIBOR, with respect to such Distribution Date, plus   % for each
day during such Collection Period divided by 360. In exchange, on such Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during such Collection Period, on the daily Series B Term Note Notional Amount at a per annum rate equal to the Prime Rate for each day during such Collection Period divided by 360. The "SERIES B TERM NOTE NOTIONAL AMOUNT" for any day during a Collection Period will equal the outstanding principal balance of the Series B Term Notes as of such day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during such Collection Period.

     In accordance with the terms of the Series 1997-RN1 Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the Collection Period preceding such Distribution Date, on the daily 1997-RN1 Notional Amount at a rate equal to
LIBOR, with respect to such Distribution Date, plus   % for each day during such
Collection Period divided by 360. In exchange, on such Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during such Collection Period, on the daily 1997-RN1 Notional Amount at a per annum rate equal to the Prime Rate for each day during such Collection Period divided by 360. The "1997-RN1 NOTIONAL AMOUNT" for any day during a Collection Period will equal the outstanding principal balance of the Series 1997-RN1 Revolving Note as of such day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during such Collection Period.

     In accordance with the terms of the Series 1997-RN2 Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the Collection Period preceding such Distribution Date, on the daily 1997-RN2 Notional Amount at a rate equal to
3-Month LIBOR, with respect to such Distribution Date, plus   % for each day
during such Collection Period divided by 360. In exchange, on such Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during such Collection Period, on the daily 1997-RN2 Notional Amount at a per annum rate equal to the Prime Rate for each day during such Collection Period divided by 360. The "1997-RN2 NOTIONAL AMOUNT" for any day during a Collection Period will equal the outstanding principal balance of the Series 1997-RN2 Revolving Note as of such day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during such Collection Period.

     In accordance with the terms of the Certificate Basis Swap, on each Distribution Date, the Basis Swap Counterparty will be obligated to pay to the Trust an amount equal to interest accrued during the Collection Period preceding such Distribution Date, on the daily Certificate Notional Amount at a rate equal
to LIBOR, with respect to such Distribution Date, plus   % per annum for each
day during such Collection Period divided by 360. In exchange, on such Distribution Date, the Trust will be obligated to pay to the Basis Swap Counterparty an amount equal to interest accrued during such Collection Period, on the daily Certificate Notional Amount at a per annum rate equal to the Prime Rate for each day during such Collection Period divided by 360. The "CERTIFICATE NOTIONAL AMOUNT" for any day during a Collection Period will equal the outstanding Certificate Balance of the Class A Certificates as of the last day of such Collection Period, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Distribution Date during such Collection Period.

     Under the Basis Swaps, on each Distribution Date the amount the Trust is obligated to pay will be netted against the amount the Basis Swap Counterparty is obligated to pay such that only the net amount will be due from the Trust or the Basis Swap Counterparty, as the case may be. Such amount will be payable out of Available Trust Interest as described above in clause (b) of "Interest Collections -- Application of Interest Collections" or will be included in "Available Trust Interest," as defined above in "Interest Collections -- Certain Defined Terms."

     The Trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any Basis Swap or enter into other Specified Support Arrangements in connection with the issuance of additional Term Notes, Revolving Notes or Certificates, a change in the Specified Maximum Revolver Balance or any Series Specified Maximum Revolver Balance or the payment in full of any series of Term Notes without the consent of holders of the outstanding Notes or Certificates so long as the conditions set forth in the Trust Sale and Servicing Agreement for such issuance or change are satisfied, including, in the case of any such issuance or increase in the Specified Maximum Revolver Balance, confirmation from each Rating Agency that such issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding Securities. See "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Specified Maximum Revolver Balance" in the Prospectus.

     Each Basis Swap will terminate if, among other things, either party defaults in the payment of any amount due thereunder and in the event of certain events of bankruptcy, insolvency or receivership with respect to the Basis Swap Counterparty. The termination of any Basis Swap upon any such event will be an Early Amortization Event for the Trust and a Cash Accumulation Event for the Offered Term Notes.

INTEREST RATE SWAP

     On the Initial Closing Date, the Trust, solely for the benefit of the Offered Term Notes, will enter into (i) an interest rate swap with AIG Financial Products Corp. (in such capacity, the "INTEREST RATE SWAP COUNTERPARTY") with respect to the Offered Term Notes (the "INTEREST RATE SWAP") and (ii) a triparty contingent assignment (the "CONTINGENT INTEREST RATE SWAP") with the Interest Rate Swap Counterparty and Morgan Stanley Capital Services Inc. (the "CONTINGENT INTEREST RATE SWAP COUNTERPARTY"). Also on the Initial Closing Date, American International Group, Inc. (the "INTEREST RATE SWAP GUARANTOR") will enter into a guarantee (the "INTEREST RATE SWAP GUARANTEE") whereby the Interest Rate Swap Guarantor will guarantee amounts payable by the Interest Rate Swap Counterparty under the Interest Rate Swap and Morgan Stanley, Dean Witter, Discover & Co. (the "CONTINGENT INTEREST RATE SWAP GUARANTOR") will enter into a guarantee (the "CONTINGENT INTEREST RATE SWAP GUARANTEE") whereby the Contingent Interest Rate Swap Guarantor will guarantee amounts payable, if any, by the Contingent Interest Rate Swap Counterparty under the Interest Rate Swap. The Interest Rate Swap, the Interest Rate Swap Guarantee, the Contingent Interest Rate Swap and the Contingent Interest Rate Swap Guarantee (collectively, the "INTEREST RATE SWAP DOCUMENTS") are intended to allow the Trust to receive interest at a rate equal to the interest rate with respect to the Offered Term Notes. On each Distribution Date, the Trust will pay, solely out of the Noteholders' Interest with respect to the Offered Term Notes and Cash Accumulation Account Earnings, a monthly interest rate determined by reference to the lower of the LIBOR based rate or the Assets Receivables Rate on a notional amount equal to the outstanding principal balance of the Offered Term Notes at the close of business on the preceding Distribution Date or the Initial Closing Date, as the case may be, on the one hand, and the Trust will receive solely for the benefit of the
Offered Term Notes a fixed rate of interest equal to      % (or after the
Targeted Final Payment Date, LIBOR plus 0.25%) on a notional amount equal to the outstanding principal balance of the Offered Term Notes at the close of business on the preceding Distribution Date, on the other hand. The Interest Rate Swap Counterparty will cover any principal losses with respect to Eligible Investments on funds in the Cash Accumulation Account.

     The "ASSETS RECEIVABLES RATE" means, for the Offered Term Notes for any Distribution Date, the quotient (expressed as a percentage) of (i) the sum of
(a) the product of (1) the LIBOR-based rate applicable to the Interest Rate Swap for such Distribution Date and (2) the Unaccumulated Principal Balance and (b) the Cash Accumulation Account Earnings divided by (ii) the outstanding principal balance of the Offered Term Notes as of the previous Distribution Date.

     "CASH ACCUMULATION ACCOUNT EARNINGS" for a Distribution Date means investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of investment expenses with respect to such funds.

     "UNACCUMULATED PRINCIPAL BALANCE" as of a Distribution Date means (i) the daily average of the outstanding principal balance of the Offered Term Notes (prior to any distributions of principal on such Distribution Date) minus (ii) the daily average of the amount of funds on deposit in the Cash Accumulation Account; during the related Collection Period.

     Termination. The Interest Rate Swap will automatically terminate on the occurrence of the earliest of the following: (a) the Stated Final Payment Date for the Offered Term Notes, (b) the Distribution Date on which the outstanding principal balance of the Offered Terms Notes is reduced to zero, (c) the date on which, due to any adoption of or change in any applicable law, it becomes unlawful for the Trust, the Interest Rate Swap Counterparty, the Contingent Interest Rate Swap Counterparty, the Interest Rate Swap Guarantor or the Contingent Interest Rate Swap Guarantor to perform its obligations under the Interest Rate Swap, or

(d) the date on which the Trust or the Interest Rate Swap Counterparty becomes required to withhold or deduct for or on account of tax and the Interest Rate Swap Counterparty. In the event of a payment default by the Trust that has not been cured within the applicable period, the Interest Rate Swap Counterparty will have the option to terminate the Interest Rate Swap in the event of a payment default by the Trust that is not cured after giving the required notice or (e) the date that is the appropriate number of days after a payment default under the Interest Rate Swap by the Interest Rate Swap Counterparty (including the Interest Rate Swap Guarantor, the Contingent Interest Rate Swap Counterparty and the Contingent Interest Rate Swap Guarantor).

     In the event a termination described in clause (c) or (d) above occurs, a Make-Whole Payment may be due (i) to the Interest Rate Swap Counterparty by the Trust out of funds that would otherwise be used to pay interest on the Offered Term Notes or principal on the Certificates or (ii) to the Trust by the Interest Rate Swap Counterparty. The amount of any such "MAKE-WHOLE PAYMENT" will be based on the market value of the Interest Rate Swap computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Interest Rate Swap. Any such termination payment could, if certain factors have changed materially, be substantial. There will be no Make-Whole Payment in the case of a Trust payment default to the Interest Rate Swap Counterparty.

     Replacement of the Interest Rate Swap Counterparty. Upon the occurrence of a default by the Interest Rate Swap Counterparty, the Interest Rate Swap will not terminate. Rather the Contingent Interest Rate Swap Counterparty will assume all the rights and obligations of the Interest Rate Swap Counterparty and will be the Interest Rate Swap Counterparty for all purposes of the Interest Rate Swap and such payment default or other early termination event will be deemed not to have occurred. In addition, if the Interest Rate Swap Guarantor's long-term unsecured and unsubordinated debt rating is withdrawn or reduced below "A" by Standard & Poor's or "A2" by Moody's, the Contingent Interest Rate Swap Counterparty will continue as the Contingent Interest Rate Swap Counterparty and will find a replacement for the Interest Rate Swap Counterparty rated at least "A+" by Standard & Poor's or at least "A1" by Moody's if the effect of such replacement would be to increase the rating on the Offered Term Notes. Furthermore, if the Contingent Interest Rate Swap Counterparty has assumed the role of Interest Rate Swap Counterparty, such new Interest Rate Swap Counterparty will continue as the Interest Rate Swap Counterparty and will find a new Contingent Interest Rate Swap Counterparty rated at least "A+" by Standard & Poor's and at least "A1" by Moody's.

     The Interest Rate Swap Counterparty may transfer the Interest Rate Swap to another of the Interest Rate Swap Counterparty's affiliates, offices or branches in the United States on ten Business Days' prior written notice; provided that
(i) if such transfer is to an entity other than the Interest Rate Swap Guarantor, such notice shall be accompanied by a guarantee of the Interest Rate Swap Guarantor of such transferee's obligations or by a written confirmation from the Interest Rate Swap Guarantor, in either case in form and substance reasonably satisfactory to the Indenture Trustee and the Servicer, that the Interest Rate Swap Guarantee will apply to the obligations of such transferee under the Interest Rate Swap, (ii) the Interest Rate Swap Counterparty delivers an opinion of independent counsel of recognized standing, in form and substance satisfactory to the Indenture Trustee and the Servicer, confirming that as at such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Interest Rate Swap, (iii) a termination event or event of default does not occur under the Interest Rate Swap as a result of such transfer and (iv) certain other conditions are satisfied in connection with such transfer.

     In the event that the Contingent Interest Rate Swap Counterparty has assumed the role of Interest Rate Swap Counterparty, the original Interest Rate Swap Counterparty will have no further liabilities, obligations or duties under the Interest Rate Swap and the guarantee of the Interest Rate Swap Guarantor will cease to have effect.

     THE FOLLOWING INFORMATION HAS BEEN SUPPLIED BY THE INTEREST RATE SWAP COUNTERPARTY, THE INTEREST RATE SWAP GUARANTOR, THE CONTINGENT INTEREST RATE SWAP COUNTERPARTY AND THE CONTINGENT INTEREST RATE SWAP GUARANTOR, AS APPLICABLE, FOR INCLUSION IN THIS PROSPECTUS SUPPLEMENT. NO REPRESENTATION IS MADE BY THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE

INTEREST RATE SWAP COUNTERPARTY, THE INTEREST RATE SWAP GUARANTOR, THE CONTINGENT INTEREST RATE SWAP COUNTERPARTY AND THE CONTINGENT INTEREST RATE SWAP GUARANTOR DISCLAIM RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, TAKEN AS A WHOLE.

     The Interest Rate Swap Counterparty. AIG Financial Products Corp. ("AIGFPC") is a wholly owned subsidiary of American International Group, Inc. ("AIG"). AIGFPC and its subsidiaries (the "AIGFPC GROUP") conduct, primarily as principal, an interest rate, currency and equity derivative products business. The AIGFPC Group also enters into long-dated forward foreign exchange contracts, option transactions, liquidity facilities, investment contracts and other structured transactions and invests in a diversified portfolio of securities. In the course of conducting its business, the AIGFPC Group also engages in a variety of other related transactions.

     The Interest Rate Swap Guarantor. AIG, a Delaware corporation, is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's principal activities include both general and life insurance operations. Other significant activities are financial services and agency and service fee operations. As of June 30, 1997, the total assets of AIG (on a consolidated basis) were $156.2 billion and the total capital funds of AIG (on a consolidated basis) were $23.0 billion.

     Reports, proxy statements and other information filed by AIG with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the following regional offices of the Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy statements and other information regarding reporting companies under the Exchange Act, including AIG, at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected at the Information Center of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Contingent Interest Rate Swap Counterparty. Morgan Stanley Capital Services, Inc. ("MSCS"), a subsidiary of Morgan Stanley, Dean Witter, Discover & Co. ("MSDWD"), commenced operation in August 1985. MSCS was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. In the course of conducting its business, MSCS also engages in a variety of other related transactions.

     The Contingent Interest Rate Swap Guarantor. MSDWD is a global financial services firm that has three primary businesses -- securities, asset management and credit services. MSDWD is a combination of Dean Witter, Discover & Co. ("DEAN WITTER DISCOVER") and Morgan Stanley Group Inc. ("MORGAN STANLEY") pursuant to a merger (the "MERGER") that was effected on May 31, 1997 in which Morgan Stanley was merged with and into Dean Witter Discover. MSDWD conducts its business from its head office in New York City, regional offices and branches throughout the United States, and through 28 principal offices in 19 countries outside the United States. Dean Witter Discover was incorporated under the laws of the State of Delaware in 1981 and its predecessor companies date back to 1924. Morgan Stanley was incorporated under the laws of the State of Delaware in 1975 and its predecessor companies date back to 1935. MSDWD's principal executive offices are at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. As of August 31, 1997, the total assets of MSDWD (on a consolidated basis) were $282.5 billion and total capital funds of MSDWD (on a consolidated basis) were $33.4 billion.

     Reports, proxy statements and other information filed by MSDWD with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California

90036; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy statements and other information regarding reporting companies under the Exchange Act, including MSDWD, at http://www.sec.gov. Such reports, proxy statements and other information can also be inspected at the Information Center of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

OTHER LIQUIDITY AND CREDIT SUPPORT

     Distributions on the Certificates will be subordinated to payments on the Notes to the extent described herein. The Trust property will include the Basis Swaps, the Interest Rate Swap and the Reserve Fund Initial Deposit, which will be made into the Reserve Fund on the Initial Closing Date. The Basis Swaps have not been designated as specific to any series of Securities. The Interest Rate Swap will be solely for the benefit of the Offered Term Notes. The Servicer will also make Servicer Advances and Servicer Liquidity Advances as described above. Other credit, liquidity and other enhancement arrangements may be established in connection with the issuance of additional Securities or increases in the Specified Maximum Revolver Balance. There can be no assurance that any such arrangements will be for the benefit of the holders of Offered Term Notes.

DEFAULTS AND CHARGE-OFFS

     For any Distribution Date, Available Trust Interest will be available to cover the Trust Defaulted Amount as described in "Application of Collections -- Interest Collections" above. To the extent that, for any Distribution Date, the full amount of the Trust Defaulted Amount has not been covered through treatment as Additional Trust Principal as described above, such deficiency will constitute Trust Charge-Offs. Unreimbursed Trust Charge-Offs will be covered on any subsequent Distribution Date out of Available Trust Interest and, to the extent available therefor, withdrawals from the Reserve Fund as described above. For any date, unreimbursed Trust Charge-Offs will equal (subject to reduction as described below) the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent such Trust Charge-Offs have been so covered. The Daily Trust Invested Amount is reduced by the amount of unreimbursed Trust Charge-Offs and will therefore be reinstated to the extent any Trust Charge-Offs are reimbursed. Unreimbursed Trust Charge-Offs will be applied first to reduce the outstanding Certificate Balance of the Certificates and then to reduce the outstanding principal balance of the Notes, pro rata on the basis of the principal balances of such Notes. To the extent there are unreimbursed Trust Charge-Offs in excess of the Certificate Balance (calculated without reduction for Trust Charge-Offs) at the time the final principal payment on any Notes is made, the principal amount payable on such Notes will be reduced (and unreimbursed Trust Charge-Offs will be reduced accordingly). Interest payments on Securities will be reduced to the extent unreimbursed Trust Charge-Offs are applied against such Securities as of any Distribution Date.

OPTIONAL PURCHASE BY THE SERVICER

     Notwithstanding anything in the Prospectus to the contrary, at any time from and after the time the Daily Trust Balance is equal to or less than 10% of the sum of the highest Daily Trust Balance plus the Cash Collateral Amount and the Cash Accumulation Account at any time since the Initial Closing Date, if there are no Term Notes then outstanding or during the Wind Down Period, the Servicer may, at its option, purchase from the Trust, as of the last day of any Collection Period, all remaining Receivables and other assets then held by the Trust, at a price equal to the aggregate Administrative Purchase Payments for such Receivables plus the appraised value of such other assets. Such amount will be treated on the related Distribution Date as Additional Trust Principal to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Available Trust Interest. See "Interest Collections" above.

EARLY AMORTIZATION EVENTS

     In addition to the Early Amortization Events set forth in the Prospectus, an Early Amortization Event will occur upon the termination of any Basis Swap or certain events of bankruptcy, insolvency or receivership with respect to the Basis Swap Counterparty or similar counterparty. The "RESERVE FUND TRIGGER AMOUNT" will be equal to $10,000,000.

     As described in subparagraph (f) under "The Transfer and Servicing Agreements -- Early Amortization Events" in the Prospectus, the Seller may elect in certain limited circumstances to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period at any time prior to the Final Revolving Period Termination Date. If an Early Amortization Event and a Cash Accumulation Event described in sub-paragraphs (f), (h), or (j) under "The Transfer and Servicing Agreements -- Early Amortization Events" in the Prospectus has occurred, the Seller may nonetheless elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period so long as the event giving rise to such Early Amortization Event and Cash Accumulation Period has not existed for three consecutive months, the Final Revolving Period Termination Date has not occurred and the long-term debt obligations of GMAC are rated at least "Baa3" by Moody's. Upon any such recommencement, funds in the Cash Accumulation Account may be used to purchase additional Receivables, so long as the Daily Trust Balance is equal to the Daily Trust Invested Amount. No ending of the Early Amortization Period and recommencement of the Revolving Period and ending of the Cash Accumulation Period may occur unless the amount in the Reserve Fund on the date of recommencement shall equal or exceed the amount that was in the Reserve Fund on the date of the commencement of the Early Amortization Period and Cash Accumulation Period, but in any event it shall not be less than the Reserve Fund Required Amount, and after giving effect to all issuances of Securities and all changes in the Specified Maximum Revolver Balance on the date of the commencement event, the quotient of (A) the outstanding Certificate Balance of all the outstanding Certificates over (B) the Maximum Pool Balance shall equal or exceed the Specified Certificate Percentage. Neither the Revolving Period nor any Payment Period for the Trust may otherwise be recommenced following the occurrence of an Early Amortization Event and the Cash Accumulation Period may not be otherwise ended following the occurrence of a Cash Accumulation Event. A Wind Down Period for the Trust and a Cash Accumulation Period for the Offered Term Notes may also be terminated and the Revolving Period for the Trust may recommence prior to the Final Revolving Period Termination Date under certain circumstances. See "The Trust -- The Trust."

TERMINATION

     The "SPECIFIED TRUST TERMINATION DATE" is April 1, 2010.

ADMINISTRATOR

     GMAC, in its capacity as Administrator, will provide notices and perform other administrative obligations required by the Indenture with respect to the Offered Term Notes to the extent provided in the Administration Agreement. Upon the date the amount of funds in the Cash Accumulation Account equals the outstanding principal balance of the Offered Term Notes, such functions with respect to the Offered Term Notes will no longer be performed by GMAC and will be performed by the Interest Rate Swap Counterparty.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Kirkland & Ellis, special tax counsel to the Seller, for U.S. federal income tax purposes, the Offered Term Notes will constitute indebtedness. Each Offered Term Noteholder, by the acceptance of an Offered Term Note, will agree to treat the Offered Term Notes as indebtedness for federal, state and local income and franchise tax purposes.

     All the Class A Certificates issued on the Closing Date will be issued to the Seller. Accordingly, the Trust will be characterized as a division of the Seller for federal income tax purposes. See "Certain Federal Income

Tax Consequences -- Tax Characterization of Trust" in the Prospectus. If the Seller sells the Certificates or the Trust issues additional Certificates, this characterization may change. See "Certain Federal Income Tax Consequences -- Tax Characterization of Trust" in the Prospectus.

     See "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), the Seller has agreed to sell to Morgan Stanley & Co. Incorporated (the "UNDERWRITER"), and the Underwriter has agreed to purchase from the Seller, all of the Offered Term Notes.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Term Notes offered hereby if any of the Offered Term Notes are purchased.

     The Seller has been advised by the Underwriter that the Underwriter proposes initially to offer the Offered Term Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a
selling concession not in excess of    % of the Offered Term Note denominations.
The Underwriter may allow and such dealers may reallow a concession not in
excess of    % of the Offered Term Note denominations to certain other dealers.
After the initial public offering, the public offering price and such concessions may be changed.

     Under certain high prepayment scenarios, the Underwriter has agreed to reduce a portion of the Seller's expenses related to this transaction.

     The Contingent Interest Rate Swap Counterparty and the Contingent Interest Rate Swap Guarantor are both affiliates of the Underwriter.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act or contribute to payments the Underwriter may be required to make in respect thereof.

     The Underwriter intends to make a secondary market in the Offered Term Notes, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Term Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Term Notes with a sufficient level of liquidity of, or trading markets for, the Offered Term Notes.

     In order to facilitate the offering of the Offered Term Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Offered Term Notes in accordance with Regulation M under the Exchange Act. Specifically, the Underwriter may overallot in connection with the offering, creating a short position in the Offered Term Notes for its own account. In addition, to cover overallotments or to stabilize the price of the Offered Term Notes, the Underwriter may bid for, and purchase, the Offered Term Notes in the open market. These activities may cause the prices of the Offered Term Notes to be higher than they would otherwise be in the absence of the these activities. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

                                 LEGAL OPINIONS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Offered Term Notes will be passed upon for the Underwriter by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors and certain of its affiliates.

                            INDEX OF PRINCIPAL TERMS

                            TERM                              PAGE
                            ----                              ----
1997-RN1 Notional Amount....................................  S-35
1997-RN2 Notional Amount....................................  S-35
1997-RN2 Quarterly Distribution Date........................  S-25
3-Month LIBOR...............................................  S-26
3-Month LIBOR Reference Date................................  S-26
3-Month Reference Bank Rate.................................  S-26
Additional Structuring Assumptions..........................  S-23
Additional Trust Principal..................................  S-21
Aggregate Certificateholders' Interest......................  S-32
Aggregate Noteholders' Interest.............................  S-31
Aggregate Revolver Interest.................................  S-32
AIG.........................................................  S-38
AIGFPC......................................................  S-38
AIGFPC Group................................................  S-38
Amortization Amount Determination Date......................  S-22
Assets Receivables Rate.....................................  S-36
Available Trust Interest....................................  S-31
Available Trust Principal...................................  S-20
Average Principal Receivables Balance.......................  S-15
Base Mortgage Loans.........................................  S-11
Basis Swap..................................................  S-34
Basis Swap Counterparty.....................................  S-34
Basis Swaps.................................................  S-34
Cash Accumulation Account...................................  S-20
Cash Accumulation Account Earnings..........................  S-36
Cash Accumulation Event.....................................   S-7
Cash Accumulation Period....................................   S-6
Certificate Balance.........................................  S-28
Certificate Basis Swap......................................  S-34
Certificate Notional Amount.................................  S-35
Certificateholders' Interest................................  S-32
Certificateholders' Interest Carryover Shortfall............  S-32
Class A Certificates........................................   S-3
Contingent Interest Rate Swap...............................  S-36
Contingent Interest Rate Swap Counterparty..................  S-36
Contingent Interest Rate Swap Guarantee.....................  S-36
Contingent Interest Rate Swap Guarantor.....................  S-36
Dean Witter Discover........................................  S-38
Distribution Date...........................................   S-1
Eligible Investments........................................  S-21
Final Revolving Period Termination Date.....................  S-13
Fixed Rate Swap Payment.....................................   S-8
Floating Rate Swap Payment..................................   S-8
Indenture...................................................  S-17
Indenture Trustee...........................................   S-3
Index Amortization Amount...................................  S-21
Index Amortization Date.....................................   S-5
Index Amortization Period...................................   S-6
Initial Closing Date........................................   S-1
Initial Cut-Off Date........................................   S-3

                            TERM                              PAGE
                            ----                              ----
Initial Distribution Date...................................   S-1
Initial Revolving Notes.....................................   S-3
Interest Payment Amount.....................................  S-31
Interest Rate Swap..........................................  S-36
Interest Rate Swap Counterparty.............................  S-36
Interest Rate Swap Documents................................  S-36
Interest Rate Swap Guarantee................................  S-36
Interest Rate Swap Guarantor................................  S-36
Issuer......................................................   S-1
LIBOR.......................................................  S-17
LIBOR Business Day..........................................  S-18
Make-Whole Payment..........................................  S-37
Merger......................................................  S-38
Monthly Amortization Rate...................................  S-21
Morgan Stanley..............................................  S-38
MSCS........................................................  S-38
MSDWD.......................................................  S-38
Net Losses..................................................  S-15
Noteholders' Interest.......................................  S-31
Notes.......................................................   S-3
Offered Term Notes Basis Swap...............................  S-34
Offered Term Notes Interest Rate............................  S-17
Offered Term Notes..........................................   S-1
Owner Trustee...............................................   S-3
Pool Formation Date.........................................  S-16
Principal Allocation Percentage.............................  S-21
Principal Calculation Agent.................................  S-23
PSA.........................................................  S-22
PSA Index Rate..............................................  S-22
PSA Standard Prepayment Model...............................  S-22
Rapid Amortization Event....................................   S-7
Rapid Amortization Period...................................   S-7
Reference Bank Rate.........................................  S-18
Reference Bloomberg Page....................................  S-22
Reference Collateral Pool...................................   S-5
Required Payment............................................   S-5
Reserve Fund Deposit Amount.................................  S-33
Reserve Fund Required Amount................................  S-33
Reserve Fund Trigger Amount.................................  S-40
Revolver Interest...........................................  S-32
Revolver Interest Carryover Shortfall.......................  S-32
Revolving Note Amortization Period..........................  S-27
Scheduled Revolving Period Termination Date.................  S-13
Securities..................................................   S-3
Seller......................................................   S-3
Series 1997-RN1 Basis Swap..................................  S-34
Series 1997-RN1 Revolving Note..............................   S-3
Series 1997-RN2 Basis Swap..................................  S-34
Series 1997-RN2 Revolving Note..............................   S-3
Series B Controlled Payment Amount..........................  S-25
Series B Interest Rate......................................  S-24
Series B Stated Final Payment Date..........................   S-8

                            TERM                              PAGE
                            ----                              ----
Series B Targeted Final Payment Date........................   S-8
Series B Term Note Notional Amount..........................  S-34
Series B Term Notes.........................................   S-3
Series B Term Notes Basis Swap..............................  S-34
Series Net Revolver Balance.................................  S-26
Series Specified Maximum Revolver Balance...................  S-27
Servicer....................................................   S-3
Servicer Advance............................................  S-30
Servicer Liquidity Advance..................................  S-18
Specified Certificate Percentage............................  S-12
Specified Maximum Revolver Balance..........................  S-26
Specified Support Arrangement...............................  S-32
Specified Trust Termination Date............................  S-40
Stated Final Payment Date...................................   S-6
Supplemental Principal Allocation...........................  S-20
Targeted Final Payment Date.................................   S-6
Term Notional Amount........................................  S-34
Trust.......................................................   S-1
Trust Agreement.............................................  S-12
Trust Estate................................................  S-13
Trust Interest Collections..................................  S-31
Trust Percentage............................................  S-31
Trust Principal Collections.................................  S-20
Unaccumulated Principal Balance.............................  S-36
Underwriter.................................................  S-41
Underwriting Agreement......................................  S-41
Unsatisfied Deficiency Amount...............................  S-30

                                                                         ANNEX I

                          PREPAYMENT CALCULATION TABLE

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      100 and below          0.037
      101                    0.046
      102                    0.054
      103                    0.063
      104                    0.071
      105                    0.080
      106                    0.088
      107                    0.097
      108                    0.105
      109                    0.114
      110                    0.122
      111                    0.131
      112                    0.139
      113                    0.148
      114                    0.156
      115                    0.165
      116                    0.173
      117                    0.182
      118                    0.190
      119                    0.199
      120                    0.207
      121                    0.216
      122                    0.224
      123                    0.233
      124                    0.241
      125                    0.250
      126                    0.385
      127                    0.519
      128                    0.654
      129                    0.788
      130                    0.923
      131                    1.058
      132                    1.192
      133                    1.327
      134                    1.461
      135                    1.596
      136                    1.708
      137                    1.820
      138                    1.931
      139                    2.043
      140                    2.155
      141                    2.267
      142                    2.379
      143                    2.490
      144                    2.602
      145                    2.714

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      146                    2.826
      147                    2.938
      148                    3.049
      149                    3.161
      150                    3.273
      151                    3.417
      152                    3.561
      153                    3.705
      154                    3.848
      155                    3.992
      156                    4.136
      157                    4.280
      158                    4.424
      159                    4.568
      160                    4.711
      161                    4.855
      162                    4.999
      163                    5.143
      164                    5.287
      165                    5.431
      166                    5.574
      167                    5.718
      168                    5.862
      169                    6.006
      170                    6.150
      171                    6.294
      172                    6.437
      173                    6.581
      174                    6.725
      175 -275               6.869
      276                    6.896
      277                    6.922
      278                    6.949
      279                    6.976
      280                    7.003
      281                    7.029
      282                    7.056
      283                    7.083
      284                    7.109
      285                    7.136
      286                    7.163
      287                    7.189
      288                    7.216
      289                    7.243
      290                    7.270
      291                    7.296

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      292                    7.323
      293                    7.350
      294                    7.376
      295                    7.403
      296                    7.430
      297                    7.457
      298                    7.483
      299                    7.510
      300                    7.537
      301                    7.563
      302                    7.590
      303                    7.617
      304                    7.643
      305                    7.670
      306                    7.697
      307                    7.724
      308                    7.750
      309                    7.777
      310                    7.804
      311                    7.830
      312                    7.857
      313                    7.884
      314                    7.911
      315                    7.937
      316                    7.964
      317                    7.991
      318                    8.017
      319                    8.044
      320                    8.071
      321                    8.098
      322                    8.124
      323                    8.151
      324                    8.178
      325                    8.204
      326                    8.231
      327                    8.258
      328                    8.284
      329                    8.311
      330                    8.338
      331                    8.365
      332                    8.391
      333                    8.418
      334                    8.445
      335                    8.471
      336                    8.498
      337                    8.525

                                                                         ANNEX I

                          PREPAYMENT CALCULATION TABLE

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      338                    8.552
      339                    8.578
      340                    8.605
      341                    8.632
      342                    8.658
      343                    8.685
      344                    8.712
      345                    8.738
      346                    8.765
      347                    8.792
      348                    8.819
      349                    8.845
      350                    8.872
      351                    8.897
      352                    8.923
      353                    8.948
      354                    8.973
      355                    8.999
      356                    9.024
      357                    9.049
      358                    9.074
      359                    9.100
      360                    9.125
      361                    9.150
      362                    9.176
      363                    9.201
      364                    9.226
      365                    9.252
      366                    9.277
      367                    9.302
      368                    9.327
      369                    9.353
      370                    9.378
      371                    9.403
      372                    9.429
      373                    9.454
      374                    9.479
      375                    9.505
      376                    9.530
      377                    9.555
      378                    9.580
      379                    9.606
      380                    9.631
      381                    9.656
      382                    9.682
      383                    9.707

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      384                    9.732
      385                    9.758
      386                    9.783
      387                    9.808
      388                    9.833
      389                    9.859
      390                    9.884
      391                    9.909
      392                    9.935
      393                    9.960
      394                    9.985
      395                   10.011
      396                   10.036
      397                   10.061
      398                   10.086
      399                   10.112
      400                   10.137
      401                   10.162
      402                   10.188
      403                   10.213
      404                   10.238
      405                   10.264
      406                   10.289
      407                   10.314
      408                   10.339
      409                   10.365
      410                   10.390
      411                   10.415
      412                   10.441
      413                   10.466
      414                   10.491
      415                   10.517
      416                   10.542
      417                   10.567
      418                   10.592
      419                   10.618
      420                   10.643
      421                   10.668
      422                   10.694
      423                   10.719
      424                   10.744
      425                   10.770
      426                   10.795
      427                   10.820
      428                   10.845
      429                   10.871

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      430                   10.896
      431                   10.921
      432                   10.947
      433                   10.972
      434                   10.997
      435                   11.023
      436                   11.048
      437                   11.073
      438                   11.098
      439                   11.124
      440                   11.149
      441                   11.174
      442                   11.200
      443                   11.225
      444                   11.250
      445                   11.276
      446                   11.301
      447                   11.326
      448                   11.351
      449                   11.377
      450                   11.402
      451                   11.427
      452                   11.453
      453                   11.478
      454                   11.503
      455                   11.529
      456                   11.554
      457                   11.579
      458                   11.604
      459                   11.630
      460                   11.655
      461                   11.680
      462                   11.706
      463                   11.731
      464                   11.756
      465                   11.782
      466                   11.807
      467                   11.832
      468                   11.857
      469                   11.883
      470                   11.908
      471                   11.933
      472                   11.959
      473                   11.984
      474                   12.009
      475                   12.035

                                                                         ANNEX I

                          PREPAYMENT CALCULATION TABLE

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      476                   12.060
      477                   12.085
      478                   12.110
      479                   12.136
      480                   12.161
      481                   12.186
      482                   12.212
      483                   12.237
      484                   12.262
      485                   12.288
      486                   12.313
      487                   12.338
      488                   12.363
      489                   12.389
      490                   12.414
      491                   12.439
      492                   12.465
      493                   12.490
      494                   12.515
      495                   12.541
      496                   12.566
      497                   12.591
      498                   12.616
      499                   12.642
      500                   12.667
      501                   12.714
      502                   12.760
      503                   12.807
      504                   12.854
      505                   12.900
      506                   12.947
      507                   12.994
      508                   13.040
      509                   13.087
      510                   13.134
      511                   13.180
      512                   13.227
      513                   13.274
      514                   13.320
      515                   13.367
      516                   13.414
      517                   13.460
      518                   13.507
      519                   13.554
      520                   13.600
      521                   13.647

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      522                   13.694
      523                   13.740
      524                   13.787
      525                   13.834
      526                   13.880
      527                   13.927
      528                   13.974
      529                   14.020
      530                   14.067
      531                   14.114
      532                   14.160
      533                   14.207
      534                   14.254
      535                   14.300
      536                   14.347
      537                   14.394
      538                   14.440
      539                   14.487
      540                   14.534
      541                   14.580
      542                   14.627
      543                   14.674
      544                   14.720
      545                   14.767
      546                   14.814
      547                   14.860
      548                   14.907
      549                   14.954
      550                   15.000
      551                   15.047
      552                   15.094
      553                   15.140
      554                   15.187
      555                   15.234
      556                   15.280
      557                   15.327
      558                   15.374
      559                   15.420
      560                   15.467
      561                   15.514
      562                   15.560
      563                   15.607
      564                   15.654
      565                   15.700
      566                   15.747
      567                   15.794

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      568                   15.840
      569                   15.887
      570                   15.934
      571                   15.980
      572                   16.027
      573                   16.074
      574                   16.120
      575                   16.167
      576                   16.214
      577                   16.260
      578                   16.307
      579                   16.354
      580                   16.400
      581                   16.447
      582                   16.494
      583                   16.540
      584                   16.587
      585                   16.634
      586                   16.680
      587                   16.727
      588                   16.774
      589                   16.820
      590                   16.867
      591                   16.914
      592                   16.960
      593                   17.007
      594                   17.054
      595                   17.100
      596                   17.147
      597                   17.194
      598                   17.240
      599                   17.287
      600                   17.334
      601                   17.380
      602                   17.427
      603                   17.473
      604                   17.520
      605                   17.567
      606                   17.613
      607                   17.660
      608                   17.707
      609                   17.753
      610                   17.800
      611                   17.847
      612                   17.893
      613                   17.940

                                                                         ANNEX I

                          PREPAYMENT CALCULATION TABLE

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      614                   17.987
      615                   18.033
      616                   18.080
      617                   18.127
      618                   18.173
      619                   18.220
      620                   18.267
      621                   18.313
      622                   18.360
      623                   18.407
      624                   18.453
      625                   18.500
      626                   18.547
      627                   18.593
      628                   18.640
      629                   18.687
      630                   18.733
      631                   18.780
      632                   18.827
      633                   18.873
      634                   18.920
      635                   18.967
      636                   19.013
      637                   19.060
      638                   19.107
      639                   19.153
      640                   19.200
      641                   19.247
      642                   19.293

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      643                   19.340
      644                   19.387
      645                   19.433
      646                   19.480
      647                   19.527
      648                   19.573
      649                   19.620
      650                   19.667
      651                   19.713
      652                   19.760
      653                   19.807
      654                   19.853
      655                   19.900
      656                   19.947
      657                   19.993
      658                   20.040
      659                   20.087
      660                   20.133
      661                   20.180
      662                   20.227
      663                   20.273
      664                   20.320
      665                   20.367
      666                   20.413
      667                   20.460
      668                   20.507
      669                   20.553
      670                   20.600
      671                   20.647

                        MONTHLY
PSA INDEX             AMORTIZATION
RATE (%)                RATE (%)
---------             ------------
      672                   20.693
      673                   20.740
      674                   20.787
      675                   20.833
      676                   20.880
      677                   20.927
      678                   20.973
      679                   21.020
      680                   21.067
      681                   21.113
      682                   21.160
      683                   21.207
      684                   21.253
      685                   21.300
      686                   21.347
      687                   21.393
      688                   21.440
      689                   21.487
      690                   21.533
      691                   21.580
      692                   21.627
      693                   21.673
      694                   21.720
      695                   21.767
      696                   21.813
      697                   21.860
      698                   21.907
      699                   21.953
      700 and up            22.000

PROSPECTUS

                 SUPERIOR WHOLESALE INVENTORY FINANCING TRUSTS
                            ASSET-BACKED TERM NOTES
                            ------------------------

                     WHOLESALE AUTO RECEIVABLES CORPORATION
                                     SELLER
                            ------------------------

                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                    SERVICER
                            ------------------------

    The Asset-Backed Term Notes (the "TERM NOTES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT").

    The Term Notes will be issued by one or more trusts (each, a "TRUST"). The property of each Trust will consist of a pool of wholesale receivables generated from time to time in a portfolio of revolving financing arrangements with dealers to finance inventories of automobiles and light trucks and collections thereon and certain other property. Each Trust will be formed pursuant to a Trust Agreement (the "TRUST AGREEMENT") to be entered into between Wholesale Auto Receivables Corporation, as Seller (the "SELLER"), and the Owner Trustee specified in the related Prospectus Supplement (the "OWNER TRUSTEE"). The Term Notes of each Trust will be issued and secured pursuant to an Indenture (the "INDENTURE") between such Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE").

    Each Trust will also issue Asset-Backed Certificates (the "CERTIFICATES") and Asset-Backed Revolving Notes (the "REVOLVING NOTES," together with the Term Notes, the "NOTES" and, collectively with the Term Notes and the Certificates, the "SECURITIES"). Only the Term Notes will be offered by this Prospectus and any related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

    Each series of Term Notes offered hereby will represent the right to receive specified amounts of principal and interest in the manner described herein and in the related Prospectus Supplement. Each series of Term Notes may have different interest rates and different stated final payment dates. Each Trust may issue one or more series of Term Notes entitled to principal payments with disproportionate, contingent, nominal or no interest distributions, or entitled to interest distributions with disproportionate, contingent, nominal or no principal payments. Payments on the Term Notes and the Revolving Notes issued by a Trust and distributions on the related Certificates will have the priorities set forth in the related Prospectus Supplement. For each Trust, payments of principal and interest on a series of Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to the priority of payments on the related Revolving Notes. Payments on the Notes will be senior in right of payment to distributions on the related Certificates to the extent described herein and in the related Prospectus Supplement. At the time of issuance, each series of Term Notes will be rated as investment grade securities by at least one Rating Agency.

    EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, THE ONLY OBLIGATIONS OF THE SELLER OR OF GENERAL MOTORS ACCEPTANCE CORPORATION AS ORIGINATOR OF RECEIVABLES WITH RESPECT TO ANY TRUST WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY SUCH PARTIES. GENERAL MOTORS ACCEPTANCE CORPORATION WILL BE THE SERVICER (THE "SERVICER") WITH RESPECT TO THE RECEIVABLES OF ANY TRUST. EXCEPT AS OTHERWISE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS.

    There is currently no secondary market for the Term Notes. There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The Term Notes will not be listed on any securities exchange.

     PROSPECTIVE INVESTORS SHOULD CONSIDER AMONG OTHER THINGS THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE 9 OF THIS PROSPECTUS.
                            ------------------------

EXCEPT AS OTHERWISE PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT, PROCEEDS OF THE ASSETS OF EACH TRUST AND LIMITED AMOUNTS ON DEPOSIT IN THE RELATED RESERVE FUND ARE THE SOLE SOURCES OF PAYMENTS ON THE TERM NOTES OF SUCH TRUST. THE TERM NOTES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, WHOLESALE AUTO RECEIVABLES CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT, IF ANY, SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Term Notes offered hereby unless accompanied by a Prospectus Supplement.
               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1997.

                             AVAILABLE INFORMATION

     Wholesale Auto Receivables Corporation, as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act, with respect to the Term Notes offered pursuant to this Prospectus and the related Prospectus Supplement. This Prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and is qualified in its entirety by reference to the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

                          REPORTS TO TERM NOTEHOLDERS

     Unless otherwise provided in the related Prospectus Supplement and unless and until Definitive Term Notes have been issued under the limited circumstances described herein, unaudited periodic reports concerning the Receivables held by the Trust will be prepared by the Servicer and sent on behalf of each Trust only to Cede, as nominee of The Depository Trust Company ("DTC") and the registered holder of the Term Notes. See "The Term Notes -- Reports to Term Noteholders" and "-- Book-Entry Registration." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder, and any such reports filed prior to the termination of this offering are hereby incorporated by reference into the Registration Statement of which this Prospectus is a part. The Seller will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any such document incorporated by reference herein, other than exhibits to such documents not specifically described above. Requests should be directed to the Seller, in care of General Motors Acceptance Corporation, as Servicer, 3044 West Grand Boulevard, Detroit, Michigan 48202 (telephone number (313) 556-1281).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                               PROSPECTUS SUMMARY

     This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and the Registration Statement of which this Prospectus is a part and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Term Notes. Reference is made to the Glossary of Terms for the definitions of certain capitalized terms.

ISSUER........................   With respect to each series of Term Notes, the
                                 Trust formed or to be formed by the Seller and the Owner Trustee pursuant to the related Trust
                                 Agreement.

SELLER........................   Wholesale Auto Receivables Corporation, a
                                 wholly-owned subsidiary of General Motors
                                 Acceptance Corporation.

SERVICER......................   General Motors Acceptance Corporation, a
                                 wholly-owned subsidiary of General Motors
                                 Corporation.

CAPITALIZATION OF THE TRUST...   Each Trust will issue one or more classes of
                                 Certificates, one or more series of Revolving
                                 Notes and one or more series of Term Notes.
                                 Only Term Notes are being offered pursuant to this Prospectus and any related Prospectus
                                 Supplement.

THE TERM NOTES................   With respect to each Trust, Term Notes will be
                                 issued in one or more series pursuant to an Indenture between such Trust and the Indenture
                                 Trustee. Unless otherwise specified in the related Prospectus Supplement, the Term Notes will be available for purchase in denominations of $1,000 and integral multiples thereof, and will be available in book-entry form only.
                                 Unless otherwise specified in the related
                                 Prospectus Supplement, Term Noteholders will be entitled to receive Definitive Term Notes only in the limited circumstances described herein or in the related Prospectus Supplement.

                                 Unless otherwise specified in the related
                                 Prospectus Supplement, each series of Term
                                 Notes will have a stated principal amount and will bear interest at a specified rate or rates. Each series of Term Notes may have a different Interest Rate, which may be fixed, variable, contingent or adjustable, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each series of Term Notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate, and the amount, if any, of, or method for determining, principal payments on each series of Term Notes and the timing of any such payments, including the related Targeted Final Payment Date, if any, and related Stated Final Payment Date.

                                 Unless otherwise specified in the related
                                 Prospectus Supplement, principal and interest on all series of Term Notes issued by a Trust will have the same priority of payment. Payments of principal and interest on a series of Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to the priority of payments on the related Revolving Notes as described in the related Prospectus Supplement. Payments of principal and interest on Notes will be senior in right of payment to distributions of Certificate Balance and interest on the related Certificates to the extent described herein and in the related Prospectus Supplement.

                                 Seller may offer Securities to the public or other investors under a prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in transactions either registered under the Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

CLEARANCE AND SETTLEMENT......   Unless otherwise provided in the related
                                 Prospectus Supplement, Noteholders of each Term
                                 Note offered hereby may elect to hold their Term Notes through any of (i) DTC (in the
                                 United States) or (ii) Cedel or Euroclear (in
                                 Europe). Transfers within DTC, Cedel or
                                 Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through the relevant
                                 Depositaries of Cedel or Euroclear. See "The
                                 Term Notes -- Book-Entry Registration."

THE REVOLVING NOTES...........   With respect to each Trust, one or more series
                                 of Revolving Notes will be issued pursuant to the related Indenture from time to time. The aggregate outstanding principal balance of the Revolving Notes of a Trust may fluctuate on a daily basis (up to the Maximum Revolver
                                 Balance), in connection with, among other things, fluctuations in the principal balance of Receivables held by the Trust as payments of principal on Receivables are received and new
                                 Receivables arise in the related Accounts. Each series of Revolving Notes may have a different
                                 Revolver Interest Rate, Targeted Final Payment
                                 Date (if any) and Stated Final Payment Date as set forth in the related Prospectus Supplement.

THE CERTIFICATES..............   With respect to each Trust, Certificates will
                                 be issued pursuant to a Trust Agreement between the Seller and the Owner Trustee. The
                                 Certificates will be issued in one or more classes and will represent the equity interest in the related Trust. Unless otherwise specified in the related Prospectus Supplement, the Certificates of each Trust will have a stated Certificate Balance and will accrue interest on such Certificate Balance at a specified rate (which may vary by class of Certificate). For each series of Term Notes, the related Prospectus Supplement will specify, for each class of Certificates then outstanding or to be issued in connection with such Term
                                 Notes, the Certificate Rate, or the initial
                                 Certificate Rate and the method for determining subsequent changes to the Certificate Rate, and the amount of, or method for determining, distributions with respect to the Certificate
                                 Balance and the timing of such distributions, including the related Stated Final Payment Date
                                 (which will be the same for all classes of Certificates).

THE TRUST ESTATE..............   Except as otherwise provided in the related
                                 Prospectus Supplement, the property of each Trust will include the Seller's right, title and interest in, to and under (a) the Eligible
                                 Receivables existing in the Accounts included in the related Pool of Accounts on the related
                                 Initial Cut-Off Date (or, in the case of an Additional Account, the related Additional
                                 Cut-Off Date) and the Eligible Receivables generated in such Accounts from time to time thereafter so long as such Accounts are included in the related Pool of Accounts, (b)
                                 Collections on such Receivables and (c) the related Collateral Security. The Trust Estate will also include the Seller's rights and remedies under the related Pooling and Servicing Agreement associated with the related
                                 Eligible Receivables. In addition, the Trust
                                 Estate may also include an interest rate swap or swaps, funds on deposit in certain bank accounts of such Trust and other forms of liquidity, credit or other enhancement (some or all of which may be for the benefit of only one series or class of Securities) as set forth in the related Prospectus Supplement. Under certain circumstances, Accounts may be added to or removed from the Pool of Accounts related to a Trust. With respect to each Trust, the Trust
                                 Estate and the Trust's rights under the related
                                 Trust Sale and Servicing Agreement will be assigned to the Indenture Trustee as collateral for the related Notes.

THE ACCOUNTS..................   The Accounts are lines of credit represented by
                                 revolving dealer floor plan financing
                                 agreements extended or maintained by General
                                 Motors Acceptance Corporation ("GMAC") to retail dealers franchised by General Motors
                                 Corporation ("GENERAL MOTORS") and affiliates of such dealers to finance their inventories of automobiles and other vehicles manufactured by General Motors and other motor vehicle manufacturers. See "The Dealer Floor Plan
                                 Financing Business." With respect to each Trust, the Accounts will be selected from all Accounts in the U.S. Portfolio that are Eligible Accounts.

THE RECEIVABLES...............   The Receivables related to each Trust represent
                                 rights to receive payments on loans made or to be made under the related Accounts. The aggregate amount of such Receivables will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted or repurchased by GMAC. See
                                 "The Accounts." In general, each Receivable generated in an Account is secured by all Vehicles owned by the related dealer and, in some circumstances, by other collateral security owned by such dealer. See "The Dealer
                                 Floor Plan Financing Business" and "The
                                 Transfer and Servicing Agreements --
                                 Intercreditor Arrangements."

                                 Only Receivables which represent rights to receive payments on loans made to purchase Vehicles will be Eligible Receivables for the purposes of each Trust. The principal amount of a loan in respect of a New Vehicle is equal to the wholesale purchase price of the Vehicle and is generally due upon the retail sale or lease of the Vehicle. The principal amount of a loan in respect of a Used Vehicle (other than an Auction Vehicle or vehicle purchased from GMAC directly) is up to 90% of the wholesale book value and is generally due upon the earlier of 90 days from the date of the advance or the retail sale/lease of the Vehicle. The Receivables bear interest at an adjustable rate as described herein. See "The Dealer Floor Plan Financing Business."

RESERVE FUND; SERVICER
ADVANCES;
CREDIT AND LIQUIDITY
SUPPORT.......................   Unless otherwise specified in the related
                                 Prospectus Supplement, a Reserve Fund will be created for each Trust with an initial deposit by the Seller equal to the Reserve Fund Initial
                                 Deposit set forth in
                                 the related Prospectus Supplement. In addition, except as specified in the related Prospectus
                                 Supplement, the Trust Estate of each Trust will include one or more interest rate swaps and the Servicer will agree to make Servicer Advances to each Trust in certain circumstances. If and to the extent specified in the related
                                 Prospectus Supplement, additional credit, liquidity and other enhancement arrangements
                                 (including additional reserve funds) may be entered into for the benefit of any class or series of Securities. Unless otherwise specified in the related Prospectus Supplement, such arrangements will be limited and will not provide protection against all risks of loss or guarantee repayment in full of any Notes or any amount of distributions on Certificates.
                                 Arrangements for the benefit of any class or series of Securities may not inure to the benefit of other Securities issued by the related Trust.

TRANSFER AND SERVICING
AGREEMENTS....................   With respect to each Trust, GMAC will enter
                                 into a Pooling and Servicing Agreement with the Seller, pursuant to which GMAC will sell the Receivables described therein. The Seller in turn will sell and assign such Receivables to the Trust pursuant to a Trust Sale and Servicing Agreement. With respect to each Trust, the Servicer will agree to be responsible for servicing, managing, and making collections on all Receivables (including
                                 Receivables not transferred to the Trust) existing in the Accounts related to the Trust.
                                 GMAC, as Custodian, will maintain custody of the receivable files on behalf of the related
                                 Trust. Each Trust will be created pursuant to a Trust Agreement, and GMAC, as Administrator, will undertake certain administrative duties with respect to each Trust under an Administration Agreement.

REVOLVING PERIOD..............   The Revolving Period for each Trust will be the
                                 period beginning on the related Initial Cut-Off
                                 Date and ending on the earlier of (a) the commencement of an Early Amortization Period and (b) the date specified as the Scheduled
                                 Revolving Period Termination Date in the related Prospectus Supplement. See "The
                                 Transfer and Servicing Agreements -- Early
                                 Amortization Events" and the related Prospectus
                                 Supplement for a discussion of certain events that might lead to the early termination of the Revolving Period and, in certain limited circumstances, the recommencement of the
                                 Revolving Period. With respect to each Trust, unless otherwise provided in the related
                                 Prospectus Supplement and except as described below for a series of Term Notes during its Payment Period, during the Revolving Period, no payments of principal will be made on the Term
                                 Notes and no amounts will be set aside for such purposes. If a series of Term Notes does not provide for a Payment Period, no principal payments will be made thereon (or funds set aside therefor) prior to the Wind Down Period or an Early Amortization Period. In addition, one or more series of Revolving Notes for any Trust may have a Targeted Final Payment Date or otherwise require principal payments during the related Revolving Period.

PAYMENT PERIODS...............   One or more series of Term Notes may provide
                                 for payments of principal (or the setting aside of amounts for such purpose) prior to the Wind
                                 Down Period for the related Trust, either as the result of the occurrence of a Scheduled
                                 Series Payment Period Commencement Date or as the result of the occurrence of a Series

                                 Early Payment Event. During any such Payment
                                 Period, Available Trust Principal will be allocated to the applicable series of Term Notes, and principal payments will be made to the holders thereof, in the amounts and at the times set forth in the related Prospectus Supplement. During the Payment Period for a series of Term Notes, principal payments on the related Revolving Notes will be permitted only to the extent described in the related Prospectus Supplement.

WIND DOWN PERIOD..............   Unless an Early Amortization Period has
                                 commenced, the Wind Down Period with respect to each Trust will begin on the day following the related Scheduled Revolving Period Termination
                                 Date and will continue until the earlier of (a) the commencement of an Early Amortization
                                 Period and (b) the date on which all Securities have been paid in full. With respect to each Trust, during the Wind Down Period, amounts of Available Trust Principal will be set aside for payments of principal on the Notes and distributions with respect to the Certificate
                                 Balance, and such payments and distributions will be made, to the extent described in the related Prospectus Supplement. Such amounts may, to the extent described in the related
                                 Prospectus Supplement, be limited for any series of Term Notes to the related Controlled
                                 Deposit Amount. In addition, unless otherwise provided in the related Prospectus Supplement, during the Wind Down Period with respect to each Trust, no additional borrowings will be made under the related Revolving Notes.

EARLY AMORTIZATION PERIOD.....   With respect to each Trust, an Early
                                 Amortization Period will commence upon the occurrence of an Early Amortization Event and will end on the earliest of (a) the payment in full of the outstanding principal balance of all of the Notes issued by the Trust and the distribution of the entire related Certificate
                                 Balance (less unreimbursed Trust Charge- Offs),
                                 (b) the Trust Termination Date and (c) the recommencement of the Revolving Period. With respect to each Trust, when an Early
                                 Amortization Period begins, the Revolving
                                 Period and any then occurring Payment Periods or the Wind Down Period, as the case may be, will terminate, and Available Trust Principal will thereafter be paid to the holders of the related Securities to the extent described in the related Prospectus Supplement on each Distribution Date beginning with the
                                 Distribution Date related to the Collection
                                 Period in which such Early Amortization Period commenced. If an Early Amortization Period commences during a Payment Period or the Wind
                                 Down Period, on the first Distribution Date for such Early Amortization Period, amounts, if any, on deposit in the Note Distribution
                                 Account will be paid to the related holders to the extent described in the related Prospectus
                                 Supplement. The Controlled Deposit Amount, if any, for a series of Term Notes will not apply during any Early Amortization Period. See "The
                                 Transfer and Servicing Agreements -- Early
                                 Amortization Events."

SERVICING.....................   The Servicer is responsible for servicing,
                                 managing and making collections on the
                                 Receivables (including Receivables not
                                 transferred to the Trust) existing under the Accounts related to each Trust and will deposit the Trust's share of Collections thereon into the related Collection Account as described herein. See "The

                                 Transfer and Servicing Agreements --
                                 Collections." With respect to each Trust, the Servicer is also responsible for determining, and will report to each Trustee, the amounts to be allocated and distributed to the related Securityholders and to the Seller as described herein. Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to receive from each Trust a monthly fee for servicing the Receivables equal to the product of (a) the average daily balance of the Daily Trust Invested Amount for the related Collection Period and (b) one-twelfth of the Servicing Fee Rate.

INDENTURE TRUSTEE.............   The Indenture Trustee specified in the related
                                 Prospectus Supplement.

OWNER TRUSTEE.................   The Owner Trustee specified in the related
                                 Prospectus Supplement.

CERTAIN FEDERAL INCOME
TAX CONSEQUENCES..............   Upon the issuance of each series of Term Notes,
                                 except as otherwise provided in the related
                                 Prospectus Supplement, Kirkland & Ellis, special tax counsel to the Seller, will deliver an opinion to the effect that, for U.S. federal income tax purposes, (a) the Term Notes will constitute indebtedness and (b) the related
                                 Trust will not be classified as an association or a publicly traded partnership taxable as a corporation. See "Certain Federal Income Tax
                                 Consequences" and "State and Local Tax
                                 Consequences" for additional information concerning the application of U.S. federal, state and local laws.

ERISA CONSIDERATIONS..........   Subject to the considerations discussed under
                                 "ERISA Considerations" herein and unless otherwise specified in the related Prospectus
                                 Supplement, the Term Notes are eligible for purchase by employee benefit plans.

RATINGS.......................   At the time of issuance, all Term Notes will be
                                 rated as investment grade securities by at least one Rating Agency. Any other required ratings for Term Notes will be set forth in the related Prospectus Supplement. See "Risk
                                 Factors -- Limited Nature of Ratings."

                                  RISK FACTORS

LIMITED LIQUIDITY

     There is currently no market for the Term Notes. There can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or continue for the life of any Term Notes.

LIMITED OBLIGATIONS

     Each series of Term Notes will represent the right to receive payments of principal and interest from the related Trust in the amounts and at the times described herein and in the related Prospectus Supplement. Except as otherwise set forth in the related Prospectus Supplement, the Term Notes will not represent an interest in or obligation of General Motors, GMAC, the Servicer, the Seller or any of their affiliates and the Term Notes will not be guaranteed or insured by General Motors, GMAC, the Servicer, the Seller or any of their affiliates. Except as otherwise set forth in the related Prospectus Supplement, proceeds of the assets of a Trust (and any related liquidity, credit or other enhancement arrangements not included as assets of such Trust) (other than any such assets or arrangements which are solely for the benefit of other Securities of such Trust) will be the sole source of payment on the Term Notes issued by such Trust, and there will be no recourse to General Motors, GMAC, the Servicer, the Seller or any other entity if such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Term Notes. Unless otherwise provided in the related Prospectus Supplement, the only obligations of the foregoing entities with respect to a Trust will be certain limited obligations of GMAC, the Servicer and the Seller to repurchase certain Receivables if specified representations, warranties and covenants in the related Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement are breached, to perform their other obligations set forth in the related Transfer and Servicing Agreements, and, to the extent applicable, to perform their obligations under any related liquidity, credit or other enhancement arrangements. See "The Transfer and Servicing Agreements -- Sale and Assignment of Receivables and Collateral Security." The Servicer will also make Servicer Advances to each Trust unless otherwise described in the related Prospectus Supplement.

RELATIONSHIP OF EACH TRUST TO GENERAL MOTORS AND GMAC

     Each Trust and the Seller will be dependent on GMAC for the generation of new Receivables. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. The ability of GMAC to generate Receivables is in turn dependent to a large extent on the manufacture and sale of automobiles and light trucks by General Motors, which, in turn, depends to a large extent on the ability of dealers to sell and lease such automobiles and light trucks to customers. There can be no assurance that GMAC will generate Receivables at the same rate as receivables were generated in the past. In addition, subject to certain limitations, GMAC will retain the ability to change the terms of the Accounts, including the interest rate charged to dealers and the amount of each dealer credit line. GMAC can also change its underwriting procedures for extending credit. Finally, if GMAC were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments and distributions to the holders of the Securities.

     In connection with the sale, transfer and assignment of Receivables by GMAC to the Seller and the sale, transfer and assignment of Receivables by the Seller to a Trust, GMAC will make representations and warranties with respect to the characteristics of such Receivables and the Seller will represent and warrant that it has taken no action which would cause the representations and warranties of GMAC to be false in any material respect. Receivables with respect to which such representations and warranties have been breached and not cured will be reassigned to GMAC or the Seller, as the case may be, and related cash payments will be required. See "The Transfer and Servicing Agreements -- Representations and Warranties."

     Under agreements between General Motors and General Motors-franchised dealers, General Motors is obligated to repurchase certain New Vehicles from a dealer upon franchise termination. In addition, in the event of a foreclosure upon the property of a dealer (whether by GMAC or any other creditor of such dealer), General Motors has the option, which it has typically exercised, to purchase such dealer's new General

Motors-manufactured vehicles at invoice price. The proceeds to a Dealer of such purchases will generally be available for payments on the Receivables. See "The Dealer Floor Plan Financing Business -- Dealer Status; Realization on Collateral Security." General Motors has historically provided certain financial assistance to General Motors-franchised dealerships from time to time, but has no obligation to do so. In addition, the Motors Holding Division of General Motors may also contribute capital to General Motors-franchised dealers in the form of a minority equity investment in such dealerships, typically if an existing dealer is starting a new franchise. If General Motors were unable, or elected not, to exercise its purchase option or provide any such financial assistance to Dealers or were unable to fulfill the terms of any such agreements with Dealers, losses with respect to the Receivables would likely increase and fewer Receivables may be generated. See "The Dealer Floor Plan Financing Business -- Relationship of the Dealer Floor Plan Financing Business to General Motors."

LIMITED SOURCE OF PAYMENTS

     Payments on the Term Notes (as well as payments on the Revolving Notes and distributions on the Certificates) are primarily payable from Collections on the related Receivables. There can be no assurance that any particular pattern of Dealer repayments will occur. Interest on the Receivables is generally payable by Dealers monthly. The principal balance of Receivables relating to New Vehicles is generally payable by Dealers upon the retail sale or lease of the underlying Vehicle. GMAC generally requires that the principal balance of receivables relating to Used Vehicles be paid upon the earlier of 90 days (subject to extension to 180 days in the discretion of GMAC) from the date of the advance or the retail sale or lease of the underlying Vehicle. The timing of sales or leases of Vehicles is uncertain and is dependent on a number of economic, social and other factors over which GMAC, the Seller and the Trusts generally have no control. The timing of sales and leases of Vehicles is also affected by sales incentive programs of General Motors and other motor vehicle manufacturers, and financing incentive programs of GMAC and other financing parties. Neither General Motors nor GMAC is under any obligation to establish or maintain any incentive program. There can be no assurance that payments on Receivables will be made in a timely manner or that there will be additional Receivables created under any Accounts.

LIMITED LIQUIDITY AND CREDIT SUPPORT

     With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, credit, liquidity and other enhancement arrangements will include one or more interest rate swaps, Servicer Advances and amounts on deposit in a Reserve Fund. In addition, with respect to each Trust, payments on the Notes will be senior in right of payment to distributions on the related Certificates to the extent described in the related Prospectus Supplement. Other such arrangements, if any, for the benefit of any Securities will be described in the related Prospectus Supplement. The presence of such arrangements is intended to increase the likelihood of receipt by Securityholders of the full amounts of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that Securityholders will experience losses. Unless otherwise provided in the related Prospectus Supplement, such arrangements for the benefit of any Securities will not provide protection against all risk of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. With respect to each Trust, if losses occur which exceed the amount covered by such arrangements, or which are not so covered, such losses will be allocated among the Securities as described in the related Prospectus Supplement.

ADDITIONAL ISSUANCES; THE REVOLVING NOTES

     Each Trust may issue additional series of Term Notes (including Term Notes with an earlier Targeted Final Payment Date (if any) and/or Stated Final Payment
Date) and additional Certificates from time to time without the consent of the holders of the Securities of such Trust then outstanding. The issuance of additional Securities may not change the terms of outstanding Securities or the related Trust Sale and Servicing Agreement as applied to such outstanding Securities, other than pursuant to an amendment permitted under the Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Maximum Revolver Balance" and "-- Amendments." Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, so long as any series of Term Notes is outstanding, one condition, among others, to the issuance by the Trust of additional Securities will be that each Rating Agency has advised the Indenture Trustee that the issuance of such Securities will not result in the reduction or withdrawal of its then current rating of such Term Notes. There can be no assurance, however, that the terms of any other Securities issued by a Trust might not have an impact on the timing or amount of payments or distributions received by the holders of other Securities of such Trust.

     The outstanding principal balance of Revolving Notes may change on a daily basis and, upon the satisfaction of certain conditions, the Specified Maximum Revolver Balance may be increased or decreased. The Trust may issue additional series of Revolving Notes (subject to the Maximum Revolver Balance), with different interest rates, Targeted Final Payment Date (if any) and Stated Final Payment Dates. Certificates issued after the Initial Closing Date may bear interest at a different rate than those issued on the Initial Closing Date.

OTHER INTERESTS IN THE RECEIVABLES AND COLLATERAL

     There are certain limited circumstances under applicable law under which subsequent transferees of a Receivable could have an interest in such Receivable with priority over the Trust's interest in such Receivable. See "Certain Legal Aspects -- Transfer of Receivables." In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller that the related Receivables have been transferred free and clear of any lien, and in the related Trust Sale and Servicing Agreement the Seller will represent and warrant to the Trust that the Seller has taken no action to make such warranty false in any material respect. Each of GMAC and the Seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Receivable other than to the Seller or to the Trust or as otherwise permitted by the Pooling and Servicing Agreement or the Trust Sale and Servicing Agreement.

     GMAC will represent and warrant in the Pooling and Servicing Agreement that each Receivable sold to the Seller is secured by a first priority perfected security interest in the related Vehicle. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC's security interest in Vehicles. However, at the time a Vehicle is sold or leased, GMAC's security interest in the Vehicle will generally terminate. Therefore, if a Dealer fails to remit to GMAC amounts owed with respect to any Vehicle that has been sold or leased, the related Receivable will no longer be secured by such Vehicle, but will be secured by the proceeds of such retail sale or lease and, to the extent applicable, other Collateral Security.

     The interests of the Seller and the related Trust in Collateral Security other than Vehicles, if any, securing a Receivable will be subordinate to any interests of GMAC therein arising in connection with indebtedness other than the Receivables. See "The Transfer and Servicing Agreements -- Intercreditor Arrangements."

CERTAIN MATTERS RELATING TO BANKRUPTCY

     With respect to each Trust, the transfers of the related Receivables from GMAC to the Seller and from the Seller to the Trust have been structured to be treated as sales. In the event that GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of Collections on the Receivables to the Trust could occur and, if a court ruled in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller or a Trust were recharacterized as a pledge, then a tax or other similar lien on the property of GMAC or the Seller might have priority over the interest of the Seller or such Trust, respectively, in such Receivable. See "Certain Legal Aspects -- Certain Matters Relating to Bankruptcy."

     In addition, if GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that GMAC be substantively consolidated with the Seller, delays and reductions in the amount of payments and distributions on the Term Notes and other Securities could result.

     If certain events relating to the bankruptcy of General Motors, GMAC or the Seller occur, then an Early Amortization Event will occur and, among other things, additional Receivables will not be sold to the Trust and payments of principal on the related Term Notes will (assuming no delays arise from that proceeding) be made monthly and will not be limited by any Controlled Deposit Amount. See "Certain Legal Aspects -- Certain Matters Relating to Bankruptcy."

     Transfers made in certain specified transactions contemplated by the Transfer and Servicing Agreements (including payments made with respect to repurchases or reassignments of Receivables) may be recoverable by GMAC, the Servicer or the Seller, as debtor in possession, or by a creditor or a trustee in bankruptcy of GMAC, the Servicer or the Seller as preferential transfers from GMAC, the Servicer or the Seller if such transfers are made within certain periods prior to the filing of a bankruptcy case in respect of GMAC, the Servicer or the Seller.

LIMITED NATURE OF RATINGS

     At the time of issuance, all Term Notes will be rated as investment grade securities by at least one Rating Agency. Any other required ratings for Term Notes will be set forth in the related Prospectus Supplement. There is no assurance that a rating, once given, will not be lowered or withdrawn by a Rating Agency if circumstances so warrant. In the event that the rating initially assigned to any series of Term Notes is subsequently lowered or withdrawn for any reason, no person or entity is obligated to provide any additional enhancement with respect to such series. The rating of any series does not constitute a recommendation to buy the security, and such rating does not address the price of such security or the suitability of such security to the investor. The rating addresses the likelihood of ultimate payment of principal and interest on the security, but does not address the timing of such payments.

BOOK-ENTRY NOTES

     The Term Notes initially will be represented by certificates registered in the name of Cede, the nominee of DTC, and will not be registered in the names of the Noteholders or their nominees. As a result, unless and until Definitive Certificates are issued, Noteholders will not be recognized by the Trustee as Noteholders, as that term is used in the Pooling and Servicing Agreement. Until such time, Noteholders will only be able to exercise the rights of Noteholders indirectly through DTC and its participating members (in the United States) or Cedel or Euroclear (in Europe). See "The Term Notes -- Book-Entry Registration" and "-- Definitive Term Notes" in the Prospectus.

                     GENERAL MOTORS ACCEPTANCE CORPORATION

     GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services are also offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance and mortgage banking.

     The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

     GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

                     WHOLESALE AUTO RECEIVABLES CORPORATION

     Wholesale Auto Receivables Corporation was incorporated in the State of Delaware on November 24, 1992, as a wholly-owned subsidiary of GMAC. The Seller was organized for limited purposes, which include purchasing wholesale and other receivables from GMAC and transferring such receivables to third parties and any activities incidental or necessary thereto. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (Tel. No. 302-658-7581).

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the Seller will be subject to a voluntary or involuntary petition for relief under the Insolvency Laws or that the voluntary or involuntary petition for relief by GMAC under the Insolvency Laws will result in consolidation of the assets and liabilities of the Seller with those of GMAC. See "Certain Legal Aspects -- Certain Matters Relating to Bankruptcy." These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations, including restrictions on the nature of the Seller's business. The Seller's certificate of incorporation also provides that a unanimous affirmative vote of directors is required for the Seller to commence a voluntary case or proceeding under any Insolvency Law. The Seller's by-laws include a provision that, under certain circumstances, requires the Seller to designate two directors who qualify under the by-laws as "Independent Directors." In addition, under each Trust Agreement, the Trust (and the Owner Trustee on its behalf) and the related Certificateholders and Certificate Owners, by accepting the related Certificates (or an interest therein), will covenant that they will not, for a period of one year and one day after the termination of the Trust Agreement, institute against the Seller any bankruptcy, reorganization or other preceding under any federal or state bankruptcy or similar law.

                                   THE TRUSTS

GENERAL; THE TRUST ESTATE

     The Seller will establish each Trust by selling, transferring and assigning to each Trust, without recourse, in exchange for the Securities to be issued on the Initial Closing Date specified in the related Prospectus Supplement, the Seller's right, title and interest in, to and under (a) the Eligible Receivables existing in each of the Accounts in the related Pool of Accounts on the related Initial Cut-Off Date and the Eligible Receivables generated in each Account in the Pool of Accounts from time to time thereafter during the term of the Trust,
(b) Collections on such Receivables and (c) the related Collateral Security. GMAC will retain the Receivables in the Accounts included in the related Pool of Accounts that it does not transfer to the Seller and collections thereon (together with any Receivables and collections thereon repurchased by GMAC from the Seller or the Trust as described herein, the "RETAINED PROPERTY"). Under each Trust Sale and Servicing Agreement, the Seller will also sell, transfer and assign to the related Trust the Seller's rights and remedies under the related Pooling and Servicing Agreement associated with the related Receivables. Unless otherwise specified in the related Prospectus Supplement, the assets of each Trust (the "TRUST ESTATE") will also include one or more interest rate swaps and funds on deposit in certain bank accounts of the Trust.

     Pursuant to each Trust Sale and Servicing Agreement, the Seller will have the right (subject to certain limitations) from time to time to designate Additional Accounts to be included in the related Pool of Accounts and from time to time to designate certain Accounts to be removed from such Pool of Accounts. Once an Account is so designated for removal, or if an Account ceases to be an Eligible Account, the Receivables originated thereafter in such Account will not be transferred to the Trust. See "The Transfer and Servicing Agreements -- Addition and Removal of Accounts."

     With respect to each Trust and to the extent specified in the related Prospectus Supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the Owner Trustee or the Indenture Trustee for the benefit of holders of any Securities. Such items may be included as assets of a Trust or may be held outside of a Trust. Arrangements for the benefit of holders of one series or class of Securities of a Trust may not be available to the holders of other series or classes of such Trust.

     The principal offices of each Trust will be specified in the related Prospectus Supplement.

CAPITALIZATION OF THE TRUST

     With respect to each Trust, prior to the Initial Closing Date, the Trust will have no assets or liabilities. No Trust is expected to engage in any activities other than acquiring, managing and holding the related Receivables and other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, issuing Securities and making payments and distributions thereon and certain related activities. No Trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

     With respect to each Trust, on the related Initial Closing Date, the Trust is expected to issue one or more series of Term Notes, one or more series of Revolving Notes and one or more classes of Certificates, all as more fully described herein and in the Prospectus Supplement related to any Term Notes offered hereby. See "The Revolving Notes" and "The Certificates." From time to time thereafter, the Trust may issue additional series of Notes and additional Certificates. See "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Maximum Revolver Balance." The pro forma capitalization of a Trust at the time of the issuance of any Term Notes will be set forth in the related Prospectus Supplement. The Certificates will represent the equity in each Trust. The related Prospectus Supplement will set forth the portion of the Certificates issued on (and, to the extent applicable, since) the related Initial Closing Date retained or to be retained by the Seller or its affiliates. Unless otherwise provided in the related Prospectus Supplement, the remaining Certificates will be sold to third party investors that are expected to be otherwise unaffiliated with the Seller, GMAC and the Trust.

THE OWNER TRUSTEE

     The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of such Owner Trustee set forth in the related Trust Agreement. An Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor trustee. The Administrator of a Trust must also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee and payment of all fees and expenses due to the outgoing Owner Trustee.

                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the related Term Notes will be paid to the Seller and the Seller will use such proceeds to purchase Receivables from GMAC.

                    THE DEALER FLOOR PLAN FINANCING BUSINESS

GENERAL

     The Accounts are individual lines of credit represented by revolving dealer floor plan financing agreements extended or maintained by GMAC to United States dealers (such lines of credit for all such dealers are referred to collectively as the "U.S. PORTFOLIO"). Funds loaned under such arrangements (known generally as "wholesale" or "floor plan" financing) are used by dealers primarily to finance new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in an Account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned by such dealer. GMAC services the U.S. Portfolio through its administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States.

     General Motors vehicles for which GMAC provides wholesale financing include vehicles manufactured under the Buick, Cadillac, Chevrolet, Geo, Oldsmobile, Pontiac-GMC and Saturn trademarks. GMAC also extends credit to dealers affiliated with General Motors dealers that operate franchises for other motor vehicle manufacturers.

     The U.S. Portfolio generally includes two types of credit lines or accounts: (a) credit lines or accounts pursuant to which advances are made to finance automobiles and light trucks (together, "VEHICLES") and other vehicles (including medium and heavy duty trucks and off-highway vehicles); and (b) credit lines or accounts pursuant to which advances may be made to finance Vehicles intended for sale to fleet customers, generally in lots of more than 10 ("FLEET ACCOUNTS"). For purposes of each Trust, Fleet Accounts are not Eligible Accounts and, within an Eligible Account, an advance must be made against a Vehicle and satisfy other criteria to be an Eligible Receivable.

     GMAC categorizes the Vehicles it finances as New Vehicles, Used Vehicles or Auction Vehicles. Currently, New Vehicles consist of Vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any Vehicles purchased at a closed auction conducted by General Motors or others ("AUCTION VEHICLES"). In states where demonstration cars must be titled, the Vehicles are generally considered New Vehicles if driven less than 200 miles. Used Vehicles consist of Auction Vehicles and Vehicles of any model year which have been previously titled (other than demonstration vehicles described above). The categorization of New Vehicles, Used Vehicles and Auction Vehicles may change in the future based on the practices and policies of GMAC.

CREATION OF RECEIVABLES

     GMAC makes advances to dealers in the U.S. Portfolio in an amount equal to 100% of the wholesale invoice price of New Vehicles, which includes destination and other miscellaneous charges and, with respect to Vehicles manufactured by General Motors and certain other motor vehicle manufacturers, a price rebate from the manufacturer to the dealer (known as a "holdback") in varying amounts as a percentage of the invoice price. Rebates on General Motors-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors on a monthly or quarterly basis, depending on the dealer's arrangements with General Motors. For purposes of each Trust, a receivable in respect of a New Vehicle is originated by GMAC on the date on which interest thereon commences accruing on such receivable on or following the estimated delivery date of such Vehicle to the dealer (which date is approximately concurrent with the receipt of such Vehicle by the dealer).

     The amount advanced for a Used Vehicle (other than an Auction Vehicle) is generally up to 90% of the wholesale book value for such Vehicle as set forth in the National Automotive Dealers Association's Official Wholesale Used Car Trade-In Guide for the region in which the Dealer is located. The amount advanced for an Auction Vehicle is generally 100% of the auction purchase price (including auction fees). Receivables in respect of Used Vehicles are originated by GMAC on the date on which funds are actually advanced to a dealer.

     Once a dealer has commenced the floor plan financing of Vehicles through GMAC, GMAC will finance virtually all purchases of New Vehicles by such dealer from the applicable manufacturer or distributor. GMAC's credit guidelines require that advances to finance Used Vehicles be approved on a unit by unit basis. GMAC may limit or cancel a dealer's floor plan financing arrangements at its discretion, including circumstances in which such dealer has exceeded the credit guidelines set by GMAC or is experiencing financial difficulties or a general deterioration in its creditworthiness. See "Dealer Status; Realization on Collateral Security" below.

CREDIT UNDERWRITING PROCESS

     GMAC extends credit to dealers through established lines of credit. A dealer requesting a new credit line must apply to a GMAC branch office. The local branch office investigates the dealer by reviewing bank references and credit reports (including, in the case of existing dealers, reports from the dealer's current financing source) and evaluating marketing capabilities, financing resources, credit requirements and the dealer's current state of operations and management. The local branch office prepares a written recommendation either approving or disapproving the dealer's request and, depending on the size of the requested credit line and the financial profile of the dealer, transmits such recommendation with the requisite documentation to the appropriate office including, in some cases, GMAC's executive offices, for final approval or disapproval. GMAC generally applies the same underwriting standards for dealers franchised by General Motors as for dealers franchised by other motor vehicle manufacturers.

     Upon approval, a dealer executes financing agreements with GMAC and, in the case of General Motors franchised dealers, General Motors. These agreements evidence the debt and provide GMAC a security interest in the vehicles to be financed and in certain other collateral. The Vehicles are required to be insured against comprehensive loss or damage.

     The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units, is based upon a number of factors, including the dealer's sales record (or, in the case of a new dealership, expected annual sales) and the dealer's net worth. Currently, a credit line for New Vehicles is intended to be an amount sufficient to finance a 60-day supply and for Used Vehicles is generally an amount sufficient to finance a 30-day supply. As described below, the credit lines establish guidelines, not limits, which dealers may exceed from time to time.

COLLATERAL SECURITY

     GMAC takes a first priority perfected purchase money security interest in the Vehicles it finances for a dealer. Generally, the security interest in the Vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer and no longer secures the related receivable or the credit line, except to the extent of the proceeds from such sale or lease. In some instances, GMAC may take a security interest in, or a collateral assignment of, other assets of a dealer, including parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at GMAC and other receivables, as security for such dealer's account. From time to time, GMAC also provides to certain dealers financing in the form of working capital loans, real estate financing and equipment loans. In such instances, to secure such loans, GMAC may take a security interest in assets of the dealer, including, in some cases, Vehicles. GMAC, in its sole discretion, may realize upon Collateral Security (other than Vehicles) for its own benefit in respect of such loans or advances before such other Collateral Security can be realized upon for the benefit of the related Trust and Securityholders. Because of the subordinate position of the Trust in respect of such other Collateral Security, there is no assurance that the Trust will realize any proceeds in respect of any such other Collateral Security. See "The Transfer and Servicing Agreements -- Intercreditor Arrangements."

DEALER PAYMENT TERMS

     GMAC may demand payment of interest and principal on a floor plan loan at virtually any time, but, absent termination of the credit line by GMAC or default by the dealer, GMAC generally requires payment of principal in full of the related loan upon the retail sale or lease of a New Vehicle and upon the earlier of 90 days (subject to extension to 180 days in the discretion of GMAC) from the date of the advance or the retail sale or lease of a Used Vehicle. Interest on floor plan loans is generally payable monthly.

     GMAC charges dealers interest at a floating rate equal to the Prime Rate plus, in most cases, a designated spread above the Prime Rate. In general, the spread is 0.8% for New and Used Vehicles, though the actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer's credit lines and various incentive programs. Currently, one program, known as the Wholesale Incentive Program, permits a reduction of up to 1.0% in the designated spread for New Vehicles.

     In certain circumstances, under a policy known as Delayed Payment Privilege ("DPP"), GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables principally arise from sales to fleet customers under Fleet Accounts. For purposes of the Trust, Fleet Accounts are not Eligible Accounts, and thus such DPP receivables will not be transferred to the Trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a Fleet Account. For purposes of the Trust, if a Receivable is subject to DPP treatment at the time of its origination, such Receivable will not be an Eligible Receivable and therefore will not be transferred to the Trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the Trust, GMAC will be obligated to repurchase such Receivable (to the extent of the principal payment so delayed) as described in "The Transfer and Servicing Agreements -- Representations and Warranties."

     From time to time, dealers maintain funds with GMAC, which are held for such dealers for cash management, liquidity and working capital purposes. For purposes of each Trust, the principal balance of Receivables with respect to any Dealer on any date is the aggregate principal balance of Receivables net of any amount so held by GMAC on such date.

BILLING AND COLLECTION PROCEDURES

     A statement setting forth billing and related account information is prepared by GMAC and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are required to be paid immediately upon receipt of the bill. Dealers remit payment directly to GMAC's local operating offices.

DEALER MONITORING

     GMAC monitors the level of borrowing under each dealer's account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer's balance exceeds its stated credit line, GMAC, after evaluating such dealer's financial position, may temporarily suspend the granting of additional credit, increase such dealer's credit line or modify such dealer's credit category. See "Creation of Receivables" above and "Dealer Status; Realization on Collateral Security."

     Branch office personnel conduct audits of dealer vehicle inventories on a regular basis. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, GMAC reconciles a dealer's physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required.

DEALER STATUS; REALIZATION ON COLLATERAL SECURITY

     Each dealer is assigned a credit category of "satisfactory," "limited," "programmed" or "no credit" based on various factors, including retail merchandising practices, retail and wholesale performance, financial outlook, capital sufficiency and credit history (with GMAC and others). Circumstances under which GMAC will classify a dealer in "no credit" status include a dealer's failure to remit principal or interest payments when due, notifications of liens, levies or attachments or a general deterioration of the dealer's financial condition. When a dealer is assigned to no credit status, GMAC generally will not make further advances to such dealer.

     GMAC frequently attempts to work with dealers to resolve the circumstances that lead to programmed and no credit status. If, however, such circumstances are not resolved, any of the following may occur: (a) an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers; (b) a self-help or court-ordered seizure and sale of the dealer's inventory by GMAC; or (c) a voluntary surrender to GMAC and sale of the dealer's inventory. GMAC may sell such new vehicle inventories to the related motor vehicle manufacturer, including pursuant to agreements entered into at the time the credit line was established. In addition, GMAC may work with dealers and, in the case of General Motors-franchised dealers, General Motors, to find third parties to purchase troubled dealerships. The proceeds of any such sale will be available to the creditors of such dealership, including GMAC or, if applicable, a Trust. Once liquidation has commenced, GMAC performs an analysis of its position and writes off any amounts identified at such time as uncollectible. Actual losses by GMAC may be more or less than the amounts initially written off as uncollectible. See "The Transfer and Servicing Agreements -- Intercreditor Arrangements."

RELATIONSHIP OF THE DEALER FLOOR PLAN FINANCING BUSINESS TO GENERAL MOTORS

     General Motors has historically provided certain financial assistance to General Motors-franchised dealers from time to time, but has no obligation to do so. Such assistance may take the form of guarantees and agreements to repurchase inventory. The Motors Holding Division of General Motors may also contribute capital to certain General Motors-franchised dealers in the form of a minority equity investment in the dealership, typically when a dealer is starting a new franchise.

     In addition, General Motors offers financial and sales incentives to General Motors-franchised dealers through a number of programs. For example, General Motors currently has a supplemental floor plan assistance program known as the Wholesale Floor Plan Protection Program pursuant to which General Motors provides a subsidy to General Motors-franchised dealers to assist such dealers in making interest payments to financing sources, including GMAC, thereby encouraging the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

     The financial assistance and incentives provided by General Motors are for the benefit of its dealers and do not relieve such dealers from their obligations to GMAC. Such assistance and incentives are provided at the option of General Motors, which may terminate any of such programs in whole or in part at any time. If General Motors reduced or was unable, or elected not, to provide such assistance or incentives, the timing and amounts of payments to GMAC in respect of the U.S. Portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors-manufactured vehicles occurred, the rate of sales of such vehicles would decrease and it is likely that payment rates and the loss experience of the U.S. Portfolio would also be adversely affected. A decrease in the rate of sales of General Motors manufactured vehicles would also slow the addition of new Eligible Receivables to the Trusts. Any such event may result in an Early Amortization Event with respect to one or more Trusts.

     Under agreements between General Motors and General Motors-franchised dealers, General Motors has the obligation to repurchase certain New Vehicles in dealer inventory at their invoice price less a specified margin upon franchise termination. In most cases, General Motors repurchases only current year New Vehicles that are undamaged and unmodified. General Motors also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price. In addition, in the event of a foreclosure upon the property of a dealer (whether by GMAC or another creditor of such dealer), General Motors has the option, which it typically exercises, to purchase such dealer's new General Motors-manufactured vehicles at invoice price.

LOSS AND AGING EXPERIENCE

     Certain information regarding loss and aging experience for the receivables in the U.S. Portfolio will be set forth in the related Prospectus Supplement. Because the Accounts related to any Trust will represent only a portion of the entire U.S. Portfolio, actual loss and aging experience with respect to the Accounts related to any Trust may be different than such information. There can be no assurance that the loss and aging experience of the receivables in the U.S. Portfolio in the future will be similar to the historical loss and aging experience as set forth in any Prospectus Supplement.

                                  THE ACCOUNTS

     The Receivables of any Trust are rights to receive payments on advances made under the Accounts included in the Pool of Accounts for such Trust. The initial Pool of Accounts related to any Trust will be selected from all of the Accounts in the U.S. Portfolio that were Eligible Accounts as of the Initial Cut-Off Date for such Trust. Eligible Accounts do not include Fleet Accounts. Only Eligible Receivables will be transferred to the related Trust. See "The Transfer and Servicing Agreements -- Sale and Assignment of Receivables and Collateral Security." Certain information with respect to the Accounts initially included in the Pool of Accounts for any Trust will be set forth in the related Prospectus Supplement.

     For each Trust, pursuant to the Trust Sale and Servicing Agreement, the Seller will have the right (subject to certain limitations) to designate from time to time Additional Accounts to be included in the Pool of Accounts and to purchase from GMAC the Eligible Receivables then existing and thereafter arising in such Account and to sell and assign such Receivables to the Trust. See "The Transfer and Servicing Agreements -- Sale and Assignment of Receivables and Collateral Security." The designation of Additional Accounts is subject to the condition, among other things, that each such Additional Account must be an Eligible Account. Under certain circumstances specified in the related Trust Sale and Servicing Agreement, the Seller has the right to remove Accounts from the Pool of Accounts. If an Account is so designated for removal or ceases to be an Eligible Account, the Receivables originated thereafter in such Account will not be transferred to the Trust. See "The Transfer and Servicing Agreements -- Addition and Removal of Accounts."

                     MATURITY AND PRINCIPAL CONSIDERATIONS

     Full amortization of any Term Notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date depends on, among other things, payments by Dealers on Receivables, and may not occur if such payments are insufficient. Because the Receivables generally are not paid prior to the ultimate sale or lease of the underlying Vehicle, the timing of such payments is uncertain. In addition, there is no assurance that GMAC will generate additional Receivables under the Accounts, that Additional Accounts will be available or added to any Pool of Accounts or that any particular pattern of Dealer payments will occur.

     The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers, incentive programs provided by financing sources and various other factors affecting vehicle sales generally. Certain historical information concerning the monthly payment rates for the receivables in the U.S. Portfolio will be set forth in each Prospectus Supplement. There can be no assurance that the rate of principal collections on the Receivables in any Trust will be comparable to prior experience.

     Full amortization of any Term Notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date may also be affected by payment requirements for, and allocations to, other series of Term Notes and the related Revolving Notes and Certificates.

                                 THE TERM NOTES

GENERAL

     With respect to each Trust, one or more series of Term Notes will be issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Term Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions are incorporated by reference as part of this summary. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request of a beneficial or record holder of Term Notes issued thereunder.

     Unless otherwise specified in the related Prospectus Supplement, each series of Term Notes will initially be represented by one or more Term Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY") (in the United States) or Cedel or Euroclear (in Europe), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, Term Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Term Notes. Unless and until Definitive Term Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Term Noteholder will be entitled to receive a physical certificate representing a Term Note. Unless otherwise indicated, all references herein to actions by Term Noteholders refer to actions taken by DTC upon instructions from its participating organizations ("PARTICIPANTS") and all references herein to distributions, notices, reports and statements to Term Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Term Notes, as the case may be, for distribution to Term Noteholders in accordance with DTC's procedures with respect thereto. See "Book-Entry Registration" and "Definitive Term Notes."

PRINCIPAL AND INTEREST ON THE TERM NOTES

     The timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of Term Notes will be described in the related Prospectus Supplement. Interest payments on Term Notes will be made monthly, quarterly, semi-annually or otherwise on Payment Dates as described in the related Prospectus Supplement. With respect to each Trust, unless otherwise provided in the related Prospectus Supplement and except for a series of Term Notes during its Payment

Period, if any, during the Revolving Period, no payments of principal will be made on the Term Notes and no distributions of Certificate Balance will be made with respect to the Certificates and no amounts will be set aside for such purpose. During the Payment Period, if any, for a series of Term Notes, Principal Collections and other amounts constituting Available Trust Principal (which may include proceeds from the issuance of additional Securities) will be allocated to principal payments thereon and paid as set forth in the related Prospectus Supplement. Any such principal payments may be due in instalments (and may be limited by a Controlled Deposit Amount) or may be due in a lump sum payment. During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the Notes and will be set aside for such purpose as set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more principal collections being allocated to the Trust than otherwise, Principal Collections will be allocated to the Trust pro rata, based on the aggregate percentage of all the Receivables in the Accounts that are Eligible Receivables as of the commencement of such Wind Down Period or Early Amortization Period (or, if such Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period). During the Wind Down Period, the amount so allocated may, to the extent provided in the related Prospectus Supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of Securities on the first Distribution Date for such Early Amortization Period as described in the related Prospectus Supplement.

     With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, principal and interest payments on all series of Term Notes will have the same priority of payment. Payments of principal and interest on a series of Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to the priority of payments on the related Revolving Notes, as described in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, payments of principal and interest on the Notes will be senior in priority of payment to the distributions to be made on the related Certificates outstanding from time to time. A series of Term Notes may be entitled to (a) principal payments with disproportionate, contingent, nominal or no interest payment, or
(b) interest payments with disproportionate, contingent, nominal or no principal payments ("STRIP NOTES"). Each series of Term Notes issued by a Trust may have a different Interest Rate, which may be fixed, variable, contingent or adjustable (and which may be zero for certain series of Strip Notes), or any combination of the foregoing and a different Targeted Final Payment Date (if any) and Stated Final Payment Date. The related Prospectus Supplement will specify the Interest Rate for each series of Term Notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of Term Notes of a Trust may be redeemable under the circumstances and in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments of interest on the Term Notes will be made prior to payments of principal thereon.

THE INDENTURE

     Modification of Indenture Without Noteholder Consent. Each Trust and related Indenture Trustee (on behalf of such Trust) may, without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (a) to correct or amplify the description of the collateral or add additional collateral; (b) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;
(c) to add additional covenants for the benefit of the related Noteholders; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or of any supplemental indenture; (f) to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (g) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act; (h) to increase the Specified Maximum Revolver Balance (in accordance with the conditions therefor in the related Trust Sale and Servicing Agreement); and (i) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action specified in this clause (i) does not adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

     Modification of Indenture With Noteholder Consent. With respect to each Trust, with the consent of the holders of a majority in principal amount of the outstanding Notes affected thereby, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

     Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (a) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable or modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date; (b) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (c) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (d) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (e) reduce the percentage of the aggregate outstanding principal amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (f) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture; or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

     Events of Default; Rights Upon Event of Default. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the Indenture will consist of: (a) any failure to pay interest on the related Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (b) any failure (i) to make any required payment of principal on the related Notes or (ii) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (b)(ii) materially and adversely affects the rights of related Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure (x) to the Trust and the Seller (or the Servicer, as applicable) by the Indenture Trustee or (y) to the Trust, the Seller (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the principal amount of the related Notes; (c) failure to pay the unpaid principal balance of any related series of Notes by the respective Stated Final Payment Date for such series; and (d) certain events of bankruptcy, insolvency or receivership with respect to the Trust. However, the amount of principal required to be paid to Term Noteholders under the related Indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a series of Term Notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

     If an Event of Default should occur and be continuing with respect to the Notes of any Trust, the related Indenture Trustee or the holders of a majority in principal amount of such Notes then outstanding, voting together as a single class, may declare the principal of such Notes to be immediately due and payable. Such declaration will constitute an Early Amortization Event. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding. In such event, the Revolving Period will recommence in certain circumstances. See "The Transfer and Servicing Agreements -- Early Amortization Events."

     If the Notes of any Trust are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to (a) collect amounts due or foreclose on Trust property, (b) exercise remedies as a secured party, (c) sell the related Trust Estate or (d) elect to have the Trust maintain possession of the Trust Estate and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by such declaration will continue unless such declaration is rescinded). The Indenture Trustee, however, is prohibited from selling the Receivables held by the Trust following an Event of Default, unless (x) the holders of all the outstanding Notes of such Trust consent to such sale, (y) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Securities at the date of such sale or (z) in certain cases, the Indenture Trustee determines that the Trust Estate would not provide sufficient funds on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration that the Notes of a Trust are immediately due and payable, (1) Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances and (2) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further distribution of interest on the Certificates or in respect of the Certificate Balance.

     Subject to the provisions of the related Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes of any Trust, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes of a Trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee and the holders of a majority in aggregate principal amount of such Notes then outstanding, voting together as a single class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (c) such holder or holders have offered the Indenture Trustee reasonable indemnity, (d) the Indenture Trustee has for 60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in aggregate principal amount of such outstanding Notes.

     If an Event of Default occurs and is continuing with respect to any Trust and if it is known to the Indenture Trustee, the Indenture Trustee will mail notice of the Event of Default to each Noteholder of such Trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any Note, the Indenture Trustee may withhold the notice beyond such 90 day period if and so long as it determines in good faith that withholding such notice is in the interests of the Noteholders.

     In addition, the Indenture Trustee and each Noteholder and Note Owner, by accepting a Note (or interest therein), will covenant that they will not, for a period of one year and one day after the termination of the related Trust Agreement, institute against the related Trust or Seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related Trust contained in the Indenture.

     Certain Covenants. Each Indenture provides that the related Trust may not consolidate with or merge into any other entity, unless, among other things (a) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (b) such entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (c) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (d) the Trust has been advised that the ratings of the related Securities would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (e) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequences to the Trust or to any related holder of Securities.

     Each Trust will not, among other things, except as expressly permitted by the Indenture, the Transfer and Servicing Agreements or certain related documents for such Trust (collectively, the "RELATED DOCUMENTS"), (a) sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (b) claim any credit on or make any deduction from the principal or interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust,
(c) dissolve or liquidate in whole or in part, (d) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (e) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof.

     Except as specified in the related Prospectus Supplement, no Trust may engage in any activity other than as described above under "THE TRUSTS." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes, the related Indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

     Annual Compliance Statement. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act, a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

     Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Notes of any Trust upon the delivery of all such Notes to the related Indenture Trustee for cancellation or, with certain limitations, upon deposit of funds sufficient for the payment in full of all of such Notes with the Indenture Trustee.

THE INDENTURE TRUSTEE

     The Indenture Trustee for the Notes of a Trust will be specified in the related Prospectus Supplement. The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In such circumstances, the Trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding Notes will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

REPORTS TO TERM NOTEHOLDERS

     With respect to each Trust, on or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Term Noteholders on such Payment Date. With respect to each series (to the extent applicable), each such statement will include the following information as to the Term Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (a) the amount, if any, of the distribution allocable to principal on each series of Term Notes;

          (b) the amount, if any, of the distribution allocable to interest on each series of Term Notes;

          (c) the aggregate outstanding principal balance for each series of Term Notes, after giving effect to all payments reported under (a) above on such date;

          (d) the aggregate principal balance of the Revolving Notes and the aggregate Certificate Balance;

          (e) if applicable, the amount of outstanding Servicer Advances on such date;

          (f) the amount of the Monthly Servicing Fee paid to the Servicer with respect to the related Collection Period or Periods, as the case may be;

          (g) the interest rate applicable for the next Payment Date for any series of Term Notes with variable or adjustable rates;

          (h) the amount, if any, withdrawn from or credited to any Reserve
     Fund;

          (i) the accumulated interest shortfalls, if any, on each series or class of Securities and the change in such amounts from the preceding Payment Date;

          (j) the Trust Charge-Offs allocated to each series or class of Securities and the change in such amounts from the preceding Payment Date; and

          (k) the balance of the Reserve Fund, if any, on such date, after giving effect to changes therein on such date.

     Each amount set forth pursuant to subclauses (a), (b) and (i) with respect to Term Notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the Term Notes.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any Term Notes are outstanding, the Indenture Trustee will furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of a Term Note (initially Cede, as the nominee of DTC), and received any payment thereon from the Trust, a statement containing certain information for the purpose of assisting such Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the Term Notes is Cede, as nominee of DTC, beneficial owners of Term Notes will receive tax and other information from Participants and Indirect Participants rather than from the Indenture Trustee. See "Certain Federal Income Tax Consequences."

BOOK-ENTRY REGISTRATION

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Unless otherwise specified in the related Prospectus Supplement, owners of beneficial interest in Notes ("NOTE OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Term Notes may do so only through Participants and Indirect Participants. In addition, Term Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Term Note Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward such payments to Participants, which thereafter will forward them to Indirect Participants or Term Note Owners. It is anticipated that the only "Term Noteholder" of record will be Cede, as nominee of DTC. Term Note Owners will not be recognized by the Indenture Trustee as Term Noteholders, as such term is used in the Indenture, and Term Note Owners will be permitted to exercise the rights of Term Noteholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Term Notes among Participants on whose behalf it acts with respect to the Term Notes and to receive and transmit payments of principal of, and interest on, the Term Notes. Participants and Indirect Participants with which Term Note Owners have accounts with respect to the Term Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess Term Notes, the Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests in Term Notes.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Term Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Term Notes, may be limited due to the lack of a physical certificate for such Term Notes.

     DTC has advised the Seller that it will take any action permitted to be taken by a Term Noteholder under the Indenture or other Related Document only at the direction of one or more Participants to whose accounts with DTC the Term Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Administrator nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Term Notes of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     In addition to holding Term Notes through Participants or Indirect Participants of DTC in the United States as described above, holders of Term Notes may hold their Term Notes through CEDEL or Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Transfers between CEDEL Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Certain Federal Income Tax Consequences -- Characterization and Treatment -- Tax Consequences to Foreign Noteholders."

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (The "EUROCLEAR OPERATOR"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Term Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Characterization and Treatment -- Information Reporting and Backup Withholding." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Term Noteholder under the Indenture or other Related Document on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE TERM NOTES

     Unless otherwise specified in the related Prospectus Supplement, Term Notes will be issued in fully registered, certificated form ("DEFINITIVE TERM NOTES") to Term Noteholders or their nominees, rather than to the Depository or its nominee, only if (a) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Term Notes and the Trust is unable to locate a qualified successor, (b) the Administrator, at its option, elects to terminate the book-entry system through the Depository or (c) after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the related Term Notes advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of such Note Owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee of such occurrence and of the availability of Definitive Term Notes. Upon surrender by the Depository of the definitive certificates representing the Term Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the related Term Notes as Definitive Term Notes to holders thereof.

     Payments of principal of, and interest on, the Definitive Term Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Term Notes in whose names the Definitive Term Notes were registered at the close of business on the last day of the preceding month. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Term Note, however, will be made only upon presentation and surrender of such Definitive Term Note at the office or agency specified in the notice of final payment to the holders thereof.

     Definitive Term Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Term Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                              THE REVOLVING NOTES

     With respect to each Trust, one or more series of Revolving Notes will be issued pursuant to the related Indenture on the Initial Closing Date and may be issued from time to time thereafter. Each series of Revolving Notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date (if any) and Stated Final Payment Date. With respect to each Trust, the outstanding principal balance of the Revolving Notes may fluctuate on a daily basis as Principal Collections on the related Receivables not needed for principal payments or distributions on related Term Notes or Certificates are, at the discretion of the Seller or as otherwise described herein, (a) allocated to the Seller in payment for Receivables purchased by the Trust, (b) allocated to the Revolver Distribution Account as a payment of principal on the Revolving Notes or (c) retained as the Cash Collateral Amount. With respect to each Trust, the Seller, at its option, may on any day increase the outstanding principal balance of the Revolving Notes to fund purchases of Receivables, provided, however, that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a Trust will be set forth in the related Prospectus Supplement and may be increased or decreased from time to time if certain conditions are satisfied. See "The Transfer and Servicing Agreements -- Additional Issuances; Changes in Maximum Revolver Balance."

     Unless otherwise provided in the related Prospectus Supplement, no additional borrowings will be permitted under any Revolving Note during the Wind Down Period or any Early Amortization Period for the related Trust. Payments of principal on Revolving Notes will be made in the amounts and priority, and at the times, specified in the related Prospectus Supplement. One or more series of Revolving Notes for any Trust may have a Targeted Final Payment Date (if any) and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under certain circumstances. Each Revolving Note will initially be held by GMAC or sold in a private placement to a third-party investor, and may be transferred in whole or in part subject to certain conditions. Any additional borrowings under, and principal payments on, the Revolving Notes will be allocated among all outstanding Revolving Notes as determined by the Seller in its sole discretion (subject to any agreements among the Seller and any holders of the Revolving Notes). The Revolving Notes are not being offered pursuant to this Prospectus or any related Prospectus Supplement.

                                THE CERTIFICATES

     With respect to each Trust, the Certificates will be issued pursuant to the terms of a Trust Agreement between the Seller and the Owner Trustee and will represent the ownership interest in the Trust. Certificates will be issued on the Initial Closing Date for a Trust and may be issued from time to time thereafter. The Certificate Rate for the Certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of Certificate. The related Prospectus Supplement will set forth the amount of, or method for determining, distributions of the Certificate Balance and the timing of such distributions, including the Stated Final Payment Date, which will be the same for each class of Certificates related to each Trust. Unless otherwise specified in the related Prospectus Supplement, principal and interest payments on the Notes will be senior to distributions of Certificate Balance and interest on the related Certificates. The Certificates are not being offered pursuant to this Prospectus or any related Prospectus Supplement.

                     THE TRANSFER AND SERVICING AGREEMENTS

     Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of (a) the Pooling and Servicing Agreement pursuant to which the Seller will purchase Eligible Receivables from GMAC and the Servicer will agree to service all Receivables in the related Accounts, (b) the Trust Sale and Servicing Agreement pursuant to which the Trust will acquire the Receivables purchased by the Seller from the Seller and agree to the servicing of the Receivables by the Servicer, (c) the Trust Agreement pursuant to which the Trust will be created and Certificates will be issued and
(d) the Administration Agreement pursuant to which GMAC, as administrator, will undertake certain administrative duties with respect to the Trust (collectively, such agreements being referred to as the "TRANSFER AND SERVICING AGREEMENTS"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a holder of Securities described therein. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF RECEIVABLES AND COLLATERAL SECURITY

     GMAC will sell and assign to the Seller, without recourse, on the Initial Closing Date, its entire interest in the Eligible Receivables under the Accounts included in the related Pool of Accounts as of the Initial Cut-Off Date and, on each date on which Receivables are originated in an Account in the related Pool of Accounts (except as described below under "INSOLVENCY EVENTS"), its entire interest in, all Eligible Receivables created on such date in the Accounts in the related Pool of Accounts and, in each case, the related Collateral Security and the proceeds of all of the foregoing, pursuant to a Pooling and Servicing Agreement between GMAC and the Seller. For each Trust, on the Initial Closing Date and on each Receivables Purchase Date, the Seller will transfer and assign to the applicable Trust, without recourse (except as expressly provided therein), the Eligible Receivables and the other assets purchased from GMAC on such date, pursuant to a Trust Sale and Servicing Agreement among the Seller, the Servicer and the Trust. The Owner Trustee, on behalf of the Trust, together with the Indenture Trustee with respect to the Notes, concurrently with the initial transfer and assignment to the Trust, will execute and deliver to the Seller the related Notes and the related Certificates to be issued on the Initial Closing Date. Unless otherwise provided in the related Prospectus Supplement, the Seller will sell the Securities and will apply the net proceeds received from the sale of the Securities to the purchase of the related Receivables from GMAC.

     In each Pooling and Servicing Agreement, in connection with the sale of the related Receivables to the Seller, GMAC will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the Seller, and that, upon the execution of a Trust Sale and Servicing Agreement, the Seller has sold and assigned such property to the Trust. In addition, GMAC will agree to provide a complete list to the Seller showing for each Account to be included in the Pool of Accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of Receivables that GMAC represents are Eligible Receivables under such Account. In the related Trust Sale and Servicing Agreement, the Trust will accept the designation of GMAC as custodian to maintain possession, as the Trust's agent, of the documents relating to the Receivables. GMAC will not deliver to the Seller, the Owner Trustee or the Indenture Trustee any records or agreements relating to the Accounts or the Receivables. To assure uniform quality in servicing both the Receivables related to any Trust and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the records and agreements relating to the Accounts and Receivables related to any Trust will not be segregated from those relating to other accounts and receivables of GMAC or otherwise marked to reflect the sale of the Receivables therein to the Seller or the subsequent sale to the related Trust. However, with respect to each Trust, GMAC will file UCC financing statements with respect to the sale, transfer and assignment of Receivables to the Seller and the Seller will file UCC financing statements with respect to the sale, transfer and assignment of the Receivables to such Trust. In addition, each Trust will file UCC financing statements with respect to the security interest in the Trust's assets granted to the Indenture Trustee under the Indenture to secure the Trust's obligations thereunder. See "Certain Legal Aspects -- Transfer of Receivables." Because the documents evidencing the Receivables will remain in GMAC's possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the Receivables to the Seller or the Trust, if a subsequent purchaser were able to take possession of the Receivables without knowledge of the assignment (and if the Receivables are deemed "chattel paper" under applicable law), the Trust's interests in such Receivables could be defeated. See "Certain Legal Aspects -- Transfer of Receivables."

     With respect to each Trust, pursuant to the Trust Sale and Servicing Agreement, as described in "Addition and Removal of Accounts" below, the Seller has the right (subject to certain limitations) to designate from time to time Additional Accounts to be included in the related Pool of Accounts. In respect of any such designation, the Seller will purchase from GMAC the Eligible Receivables in such Additional Accounts and GMAC will follow the procedures set forth in the preceding paragraph, except that the list will show information for such Additional Accounts as of the Additional Cut-Off Date.

REPRESENTATIONS AND WARRANTIES

     In each Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller, among other things, that: (a) as of the Initial Cut-Off Date (or, in the case of an Additional Account, as of the related Additional Cut-Off Date), each Account (or Additional Account) included in the Pool of Accounts is an Eligible Account; and (b) as of the Initial Cut-Off Date (or, in the case of an Additional Account, as of the related Additional Cut-Off Date) and on each Receivables Purchase Date each Receivable conveyed to the Seller on such date that is identified as an Eligible Receivable is an Eligible Receivable.

     In the related Trust Sale and Servicing Agreement, the Seller will assign the representations and warranties of GMAC with respect to the Accounts and the Receivables to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of GMAC to be false in any material respect as of the Initial Cut-Off Date, each Additional Cut-Off Date and each Receivables Purchase Date, as the case may be.

     No later than two Business Days following the discovery by the Seller and the Servicer of a breach of any representation or warranty of the Seller or GMAC that materially and adversely affects the interests of the related Trust in any Receivable or of any Receivable held by the Trust the payment of a portion or all of which has been deferred pursuant to DPP, an instalment sales program or similar arrangement (collectively, a "WARRANTY RECEIVABLE"), unless and to the extent the breach is cured in all material respects, (a) if such breach or deferral is a breach of a representation or warranty of GMAC, the Seller and the Servicer will use reasonable efforts to enforce the obligation of GMAC under the Pooling and Servicing Agreement to pay the related Warranty Payment (as defined below) and repurchase such Receivable or (b) if such breach or deferral is a breach of a representation or warranty of the Seller, the Seller will repurchase such Receivable. Without limiting the generality of the foregoing, a Receivable held by a Trust will not be an Eligible Receivable, and thus will be subject to repurchase if and to the extent (i) the principal amount thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related Dealer or (ii) such Receivable was created in respect of a Vehicle that was refused or returned by a Dealer. The price for any such repurchase by GMAC or the Seller (the "WARRANTY PAYMENT") will be equal to the principal amount of such Receivable (or in the case of a breach or deferral affecting less than the entire principal amount of a Receivable, to the extent of the breach or deferral) plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Additional Trust Principal and the remainder will be included in Interest Collections. All such Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. Such repurchase obligations of the Seller and GMAC constitute the sole remedy available to the Securityholders, the Indenture Trustee or the Owner Trustee for any such uncured breach or deferral.

     In each Pooling and Servicing Agreement, GMAC will also make representations and warranties to the Seller to the effect that, among other things, as of the closing date for the sale of any Securities: (a) GMAC is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the related Transfer and Servicing Agreements and constitutes legal, valid and binding obligations of GMAC; and (b) the transfer of the Receivables and the related Vehicle Collateral Security, pursuant to the related Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of GMAC therein, whether then existing or thereafter created, and the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Seller under the related Trust Sale and Servicing Agreement to purchase the Receivables and the related Collateral Security as described below, GMAC will be obligated to repurchase such property for an amount equal to the Reassignment Amount. In other circumstances in which the Seller is obligated under a Trust Sale and Servicing Agreement to purchase such property, GMAC will not be obligated to repurchase such property.

     In each Trust Sale and Servicing Agreement, the Seller will also make representations and warranties to the related Trust to the effect that, among other things, as of the closing date for the sale of any Securities: (a) the Seller is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a legal, valid and binding agreement of the Seller; and (b) the transfer of the Receivables pursuant to the Trust Sale and Servicing Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and the interest of the Seller in such Receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof. With respect to each Trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the Securityholders, then any of the Indenture Trustee, the Owner Trustee or the holders of the outstanding Securities evidencing not less than a majority of the outstanding principal amount of the Notes and a majority of the Voting Interests of all outstanding Certificates, by written notice to the Seller, may direct the Seller to accept the reassignment of all Receivables and the related Collateral Security within 60 days of such notice, or within such longer period specified in such notice. The Seller will be obligated to accept such reassignment and pay the Reassignment Amount on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at or prior to the end of such applicable period, such representations and warranties are then true and correct in all material respects and any material adverse effect caused by such breach has been cured. With respect to each Trust, the payment of the Reassignment Amount for all outstanding Securities will be considered as payment in full for all Receivables and the related Collateral Security. The obligation of the Seller to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the Trust, the Securityholders, the Owner Trustee or Indenture Trustee. It is not expected that the Seller will have significant assets other than its rights under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement with respect to each Trust.

     In each Pooling and Servicing Agreement, GMAC will covenant that, except for the sale and conveyances under the Pooling and Servicing Agreement and the interests created under the Trust Sale and Servicing Agreement or as otherwise permitted therein, GMAC will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the related Vehicle Collateral Security subject to such agreements to any other person or entity.

ADDITION AND REMOVAL OF ACCOUNTS

     With respect to each Trust, and subject to the conditions described below, under the Pooling and Servicing Agreement, GMAC may offer to designate, and the Seller may request the designation of, additional Accounts to be included in the Pool of Accounts and, under the Trust Sale and Servicing Agreement, the Seller has the right to designate from time to time additional Accounts to be included in the related Pool of Accounts. Unless otherwise specified in the related Prospectus Supplement, the addition of any such Account to the related Pool of Accounts (an "ADDITIONAL ACCOUNT") is subject to the following conditions, among others: (a) each such Additional Account must be an Eligible Account; (b) the Seller must represent and warrant that the inclusion of such Additional Accounts in the related Pool of Accounts will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; and (c) unless otherwise set forth in the related Prospectus Supplement, each Rating Agency must have provided written confirmation that such addition will not result in a reduction or withdrawal of the rating of any outstanding related Securities. On the Addition Date for any Additional Account, all Eligible Receivables then in such Account will be sold by GMAC to the Seller and will be transferred by the Seller to the Trust.

     With respect to each Trust, even though each Additional Account must be an Eligible Account, Additional Accounts may not be of the same credit quality as the initial Accounts because, among other things, such Accounts may not have been part of the U.S. Portfolio on the Initial Cut-Off Date. Additional Accounts may have been originated at a different time using credit criteria different from those applied to the initial Accounts.

     With respect to each Trust, upon the satisfaction of certain conditions specified in the Trust Sale and Servicing Agreement, the Seller will have the right to remove Accounts from the Pool of Accounts. To so remove Accounts, after proper notice, the Seller (or the Servicer on its behalf) must, among other things: (a) furnish to the Owner Trustee a list of the Accounts to be so removed from the Pool of Accounts (the "SELECTED ACCOUNTS") specifying for each Selected Account, its account number and the aggregate balance of Eligible Receivables in such Account; (b) represent and warrant that the removal of the Selected Accounts will not, in the reasonable belief of the Seller, result in the occurrence of an Early Amortization Event; and (c) represent and warrant that the Seller and the Servicer have not received notice from any Rating Agencies that such removal will result in a reduction or withdrawal of the rating of any of the outstanding related Securities. In addition, if an Account in the Pool of Accounts ceases to be an Eligible Account, such Account will be deemed a Selected Account on such date. In either case, Receivables arising thereafter in the Selected Account will not be transferred to the Trust. Receivables in such Account transferred to the Trust prior to such date and Collections thereon will continue to be assets of the Trust. Unless otherwise provided in the related Prospectus Supplement, the Servicer will allocate all Principal Collections on Receivables in a Selected Account to the oldest Receivables in such Selected Account. A Selected Account will be deemed removed from the Pool of Accounts on the date on which the balance of all Receivables in such Account held by the Trust becomes zero.

BANK ACCOUNTS

     With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the holders of the related Securities, into which the Trust's share of all payments made on or with respect to the Receivables in the Accounts related to such Trust will be deposited (the "COLLECTION ACCOUNT"). With respect to each Trust, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee, on behalf of the holders of the related Term Notes and on behalf of the related Revolving Notes, in which amounts to be applied for payment to such Noteholders will be deposited and from which all payments to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT" and the "REVOLVER DISTRIBUTION ACCOUNT," respectively). In addition, with respect to each Trust, the Servicer will establish and maintain with the related Owner Trustee one or more accounts, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts to be applied for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT," and together with the Note Distribution Account and the Revolver Distribution Account, the "DISTRIBUTION ACCOUNTS").

     With respect to each Trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as such in the related Prospectus Supplement (collectively, the "DESIGNATED ACCOUNTS") and the Certificate Distribution Account will be invested as provided in the Trust Sale and Servicing Agreement in Eligible Investments. Eligible Investments will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described below or in the related Trust Sale and Servicing Agreement, Eligible Investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the Term Notes. To the extent permitted by the Rating Agencies, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related Term Notes that will not mature prior to the date of the next payment or distribution with respect to such Term Notes. Except as otherwise specified in the related Prospectus Supplement, such Term Notes may only be sold prior to their maturity at a price equal to or greater than the unpaid principal balance thereof if, following such sale, the amount on deposit in any Reserve Fund would be less than the related Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the Receivables or otherwise (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the related Prospectus Supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Account will not include the amount of any Investment Proceeds.

     The Designated Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either
(a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency then rating such securities in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, either (a) the corporate trust department of the related Indenture Trustee or Owner Trustee, as applicable, or
(b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit Principal Collections and Interest Collections on the related Receivables into the related Collection Account on a daily basis. However, except as otherwise described in the related Prospectus Supplement, at any time that (a) GMAC is the Servicer, (b) no Servicing Default has occurred and is continuing and (c) GMAC either (i) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's, (ii) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the Servicer's obligations to make deposits of Collections on the related Receivables in such Collection Account that is acceptable in form and substance to each Rating Agency or (iii) otherwise obtains the written confirmation from each Rating Agency that the failure by GMAC to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding related Securities that it is then rating, then the Servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all such Collections for its own benefit until the Business Day immediately preceding the related Distribution Date; provided that the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. On any date on which Collections are deposited in the Collection Account for a Trust, the Servicer will distribute directly to GMAC (on account of the Retained Property) an amount equal to Principal Collections on the Receivables included in the Retained Property. Whether or not the Servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the Servicer will be permitted to withdraw from such Collection Account and pay to the Seller or GMAC, as applicable, the amount of such excess.

APPLICATION OF COLLECTIONS

     Interest Collections. With respect to each Trust, except as set forth in the related Prospectus Supplement, for each Collection Period, Trust Interest Collections, receipts under credit, liquidity and other enhancement arrangements, Servicer Advances, Investment Proceeds and amounts in the Reserve Fund will be applied to make interest payments on the related Securities, pay related Monthly Servicing Fees, make payments under credit, liquidity and other enhancement arrangements, reimburse Servicer Advances and cover certain losses on Defaulted Receivables, all as more fully set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, Interest Collections in excess of Trust Interest Collections will be paid to GMAC on account of the Retained Property.

     Principal Collections.

          Revolving Period. During the Revolving Period for a Trust and so long as no series of related Term Notes is in a Payment Period, unless otherwise provided in the related Prospectus Supplement, no amount is required to be set aside to make principal payments on such Term Notes and distributions of Certificate Balance on related Certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period (together with the Cash Collateral Amount from the prior date) will be available subject to the Servicer's ability to recover advances of principal, if any, for reinvestment in additional Receivables to be purchased from the Seller and will be paid to the Seller to the extent so reinvested, provided that such amounts will be held as the Cash Collateral Amount to the extent necessary to ensure that the Daily Trust Invested Amount for such date equals the Daily Trust Balance for such date. Such determination will be made after giving effect to any payments of principal (including required principal payments) on, or additional borrowings under, the Revolving Notes on such date and all collections on, and reinvestments in, Receivables and all issuances of Securities by the Trust on such date. Unless otherwise provided in the related Prospectus Supplement, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

          Payment Periods. During the Payment Period for any series of Term Notes of a Trust, Available Trust Principal will be allocated subject to the Servicer's ability to recover advances of principal, if any, to such series and available to make principal payments on such Term Notes to the extent described in the related Prospectus Supplement. Principal payments on any such series of Term Notes will be made in the amounts and at the times described in the related Prospectus Supplement. Available Trust Principal not so allocated to Term Notes will be applied as described above under "Revolving Period." The Payment Period, if any, for a series of Term Notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and the Series Early Payment Event.

          Early Amortization and Wind Down Periods. During an Early Amortization Period or the Wind Down Period for any Trust, Trust Principal Collections subject to the Servicer's ability to recover advances of principal, if any, will be retained by the Trust and not paid to Seller to the extent required to be set aside for the purpose of making payments of principal on the related Notes and distributions with respect to Certificate Balance on the related Certificates, all as more fully set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during any such period, no additional borrowings will be permitted under the related Revolving Notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a Trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of such deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, during the Wind Down Period for a Trust, the amount to be so applied to payments on Securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a Trust, any such limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the Securities. Payments will be made on Securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

SERVICER ADVANCES

     The Servicer will make advances (each, a "SERVICER ADVANCE") to each Trust to the extent and for the purposes set forth in the related Prospectus Supplement. Unless otherwise provided, the Servicer will agree to make advances to the extent that the Servicer, in its sole discretion, expects to recoup such advances from subsequent Collections and other amounts available for such purpose as described in the related Prospectus Supplement.

LIQUIDITY AND CREDIT SUPPORT

     The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each Trust will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, such arrangements may be in the form of reserve accounts, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. In addition, Securities may have the benefit of interest rate swaps, caps and floors and other derivative products, all as more fully described in the related Prospectus Supplement. Such arrangements may be for the benefit of one or more series or classes of Securities or all Securities issued by a Trust as described in the related Prospectus Supplement.

     The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood of receipt by the Securityholders that are to benefit from such arrangements of the full amount of principal or Certificate Balance, as the case may be, and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, such arrangements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or Certificate Balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by applicable arrangements or which are not so covered, Securityholders will bear their allocable share of deficiencies as described herein and in the related

Prospectus Supplement. In addition, if an arrangement is for the benefit of more than one series or class of Securities issued by a Trust, Securityholders of any such series or class will be subject to the risk that such arrangement will be exhausted by the claims of Securityholders of other series or classes.

     Reserve Fund. If so provided in the related Prospectus Supplement, for each Trust, there will be established and maintained in the name of the Indenture Trustee for the benefit of the Securityholders a Reserve Fund. Such Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in Eligible Investments. Except as otherwise provided in the related Prospectus Supplement, with respect to each Trust, any investment earnings (net of losses and investment expenses) with respect to the related Reserve Fund will be Investment Proceeds and will be available for distribution as described in the related Prospectus Supplement. Amounts on deposit in any Reserve Fund (other than Investment Proceeds) will be available to make payments and distributions on related Securities, to cover any related Trust Defaulted Amounts and for other purposes to the extent described in the related Prospectus Supplement. The Reserve Fund Initial Deposit, if any, made by the Seller will be specified in the related Prospectus Supplement. After the Initial Closing Date for any Trust, the Seller may make additional deposits into any related Reserve Fund in connection with the issuance of additional Securities or an increase in the Specified Maximum Revolver Balance. In addition, during the term of any Trust, the Seller will have the option to make an additional deposit into any related Reserve Fund in an amount not in excess of 1% of the Maximum Pool Balance. Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, amounts on deposit in the Reserve Fund will be paid to the Seller to the extent such amounts exceed the Reserve Fund Required Amount set forth in the related Prospectus Supplement or as otherwise agreed by the Seller, and on the Trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the Seller. Following distribution to the Seller of amounts from the Reserve Fund, Securityholders will not have any rights in, or claims to, such amounts.

DISTRIBUTIONS

     With respect to each Trust, payments of principal and interest on the related Term Notes and Revolving Notes and distributions with respect to Certificate Balance and interest on the related Certificates will be made from amounts deposited for such purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the related Prospectus Supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of Noteholders and all distributions to Certificateholders will be set forth in the related Prospectus Supplement. Payments of principal on Notes and distributions in respect of Certificate Balance will be subordinate to distributions in respect of interest, and distributions in respect of the Certificates will be subordinate to payments on the Notes, all as more fully described in the related Prospectus Supplement. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, payments of principal and interest on all series of Term Notes will have the same priority of payment. Payments of principal and interest on Term Notes may be senior (other than in circumstances related to the occurrence of an Event of Default) or equivalent to payment on the related Revolving Notes, as described in the related Prospectus Supplement.

NET DEPOSITS AND PAYMENTS

     As an administrative convenience, the Servicer will be permitted to make the deposit of Interest Collections, Principal Collections, Servicer Advances and other amounts, for any Trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the Servicer on behalf of such Trust on such date. The Servicer, however, will account to the Indenture Trustee, the Owner Trustee and the Securityholders with respect to each Trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any Trust, at any time that the Servicer is not required to remit Collections on a daily basis and payments or distributions on any Securities are not required to be made monthly, the Servicer may retain amounts allocable to the Securities or the Distribution Accounts until the related Payment Date or Distribution Date. Pending deposit into any such Account, such Collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. In such cases, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date and other Distribution Dates.

DEFAULTS AND CHARGE-OFFS

     With respect to each Trust, the extent to which Trust Interest Collections, funds in the related Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the related Prospectus Supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be covered in subsequent periods, but only to the extent described in the related Prospectus Supplement. Amounts not so covered will reduce the principal amount of the Notes or the Certificate Balance, as the case may be (which will reduce the Daily Trust Invested Amount) and will be allocated among the Securities as set forth in the related Prospectus Supplement.

EARLY AMORTIZATION EVENTS

     Unless otherwise provided in the related Prospectus Supplement, an "EARLY AMORTIZATION EVENT" with respect to any Trust refers to any of the following events:

          (a) failure on the part of the Seller, GMAC or the Servicer to observe or perform in any material respect any of its covenants or agreements set forth in the related Pooling and Servicing Agreement or the related Trust Sale and Servicing Agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the Receivables affected by such failure are repurchased by the Seller, GMAC or the Servicer, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (b) any representation or warranty made by GMAC in the related Pooling and Servicing Agreement or by the Seller in the related Trust Sale and Servicing Agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the Receivables relating to such representation or warranty are repurchased by GMAC or the Seller, as applicable, in accordance with the related Transfer and Servicing Agreements;

          (c) failure to pay (or set aside for payment) all amounts required to be paid as principal on the Notes or distributed with respect to Certificate Balance on the applicable Stated Final Payment Date;

          (d) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25%;

          (e) the amount on deposit in the related Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

          (f) a notice setting forth one or more Events of Default under the related Indenture and declaring the unpaid principal amount of the related Notes immediately due and payable has been given pursuant to such Indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the Seller so elects, the Early Amortization Period resulting from such occurrence will terminate and the Revolving Period will recommence if a notice rescinding such declaration is given pursuant to such Indenture;

          (g) the occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer (or GMAC, if it is not the Servicer) or the Seller;

          (h) on any Distribution Date, as of the last day of the related Collection Period, the aggregate principal balance of Receivables owned by the Trust which were advanced against Used Vehicles exceeds 15% of the Daily Trust Balance (for purposes of this clause (h), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors-franchised dealer will not be considered to be Used Vehicles);

          (i) on any Distribution Date, the Reserve Fund Required Amount for such Distribution Date exceeds the amount on deposit in the related Reserve Fund by more than the Reserve Fund Trigger Amount as specified in the related Prospectus Supplement;

          (j) on any Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the related Term Notes and the average Certificate Balance (in each case, such average being determined over the six Collection Periods immediately preceding such Distribution Date (or, if shorter, the period from the related Initial Closing Date through and including the last day of the immediately preceding Collection Period));

          (k) on any Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all related Available Receivables is less than 70% of the aggregate principal balance of all Receivables (including Receivables owned by GMAC) in the Accounts in the related Pool of Accounts;

          (l) on the last day of any Collection Period the aggregate principal balance of the related Eligible Receivables plus the Cash Collateral Amount held in the related Collection Account equals less than the sum of the aggregate outstanding principal balance of all related Notes plus the aggregate outstanding Certificate Balance and such situation remains unremedied on the tenth day of the following Collection Period; and

          (m) any other Early Amortization Event set forth in the related Prospectus Supplement.

     Upon the occurrence of any event described above, except as described above or in the related Prospectus Supplement, an Early Amortization Event with respect to a Trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a Trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the related Notes and distributions of Certificate Balance on the related Certificates and will be paid as set forth in the related Prospectus Supplement. No Controlled Deposit Amount will apply during any such period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to Securityholders on the first Distribution Date for such Early Amortization Period as described in the related Prospectus Supplement. Except as otherwise described in the related Prospectus Supplement, no additional borrowings may be made on the Revolving Notes during an Early Amortization Period for the related Trust.

     In certain circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (f) above or in the related Prospectus Supplement.

     In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the Seller, the Receivables of the Trust may be liquidated and the Trust terminated as described below in "Insolvency Events."

ADDITIONAL ISSUANCES; CHANGES IN SPECIFIED MAXIMUM REVOLVER BALANCE

     After the Initial Closing Date for a Trust, additional series of Term Notes, additional series of Revolving Notes and additional Certificates may be issued by the Trust from time to time and (whether or not additional Revolving Notes are issued in connection therewith) the Specified Maximum Revolver Balance may be increased or decreased without the consent of holders of the outstanding Notes or Certificates, in each case upon the satisfaction of certain conditions specified in the related Trust Sale and Servicing Agreement. Such conditions include, among others, that (a) the Seller will have represented and warranted that such issuance, increase or decrease will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur, and that (b) after giving effect to all issuances and all changes in the Specified Maximum Revolver Balance, the outstanding Certificate Balance of all then outstanding Certificates (less amounts held in the Certificate Distribution Account) as a percentage of the Maximum Pool Balance equals or exceeds the Trust's

Specified Certificate Percentage (in each case, as set forth in the related Prospectus Supplement). Any such issuance or increase in the Specified Maximum Revolver Balance is also subject to the condition that each Rating Agency provide written confirmation that such issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding Securities. There is no limit to the number of series of Term Notes that may be issued under the related Trust Sale and Servicing Agreement or the related Indenture.

     The Seller may offer any Securities under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Securities may be issued in fully registered or book-entry form in minimum denominations determined by the Seller.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, as compensation for its servicing activities with respect to the related Receivables, on each Distribution Date, the Servicer will receive a servicing fee (the "MONTHLY SERVICING FEE") for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for such Collection Period. The Monthly Servicing Fee will be payable to the Servicer solely to the extent amounts are available for distribution therefor as described in the related Prospectus Supplement.

     The Monthly Servicing Fee associated with each Trust is intended to compensate the Servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner, including, without limitation, collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits and maintaining records with respect to the Accounts and Receivables arising thereunder. With respect to any Pool of Accounts, the Servicer will service the Receivables included in the Retained Property as well as the Receivables sold to the related Trust. The Monthly Servicing Fee will also compensate the Servicer for managerial and custodial services performed by the Servicer on behalf of the Trust, including accounting for collections, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to payments and distributions, making Servicer Advances, if any, providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Indenture Trustee and the Owner Trustee pursuant to the related Trust Sale and Servicing Agreement, and providing related data processing and reporting services for Securityholders and on behalf of the Indenture Trustee and Owner Trustee. The Monthly Servicing Fee will also serve to reimburse the Servicer for certain taxes (other than federal, state and local income and franchise taxes, if any, of the Trust or the Securityholders), the fees of the Owner Trustee and the Indenture Trustee, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Pool of Accounts.

SERVICING PROCEDURES

     Pursuant to each Pooling and Servicing Agreement and related Trust Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables under the related Accounts in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, except where the failure to so act would not have a material adverse effect on the interests of the Securityholders.

     Pursuant to each Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement, the Servicer may only modify the contractual terms of the Accounts included in the related Pool of Accounts in general if (a) in the Servicer's reasonable belief, no Early Amortization Event will occur as a result of the change, (b) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to such Accounts and (c) in the case of a reduction in the rate of finance charges on the Receivables transferred to the Trust, the Servicer does not reasonably expect that such reduction will, after considering amounts due and amounts payable under any related interest rate swaps or caps or similar agreements and Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (i) the weighted average of the rates of interest payable to related Securityholders and (ii) the Monthly Servicing Fee for the related period. The Servicer is not, however, precluded from renegotiating the contractual terms of agreements with Dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

SERVICER COVENANTS

     In each Pooling and Servicing Agreement, the Servicer will agree that: (a) it will maintain in effect all qualifications required in order to service the Accounts included in the related Pool of Accounts and related Receivables and will comply in all material respects with all requirements of law in connection with servicing such Accounts and Receivables, except where the failure to maintain such qualifications to comply with such requirements would not have a material adverse effect on the related Securityholders of any outstanding related series; (b) it will not permit any rescission or cancellation of Receivables held by the Trust except as ordered by a court of competent jurisdiction or other government authority; (c) it will do nothing to impair the rights of the related Securityholders in the Receivables held by the Trust and it will not reschedule, revise or defer payments due on any Receivable held by the Trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the related Trust Sale and Servicing Agreement; and
(d) it will not permit any Receivable held by the Trust to become subject to any right of set-off or any offsetting balance.

     For each Trust, pursuant to the related Pooling and Servicing Agreement and the related Trust Sale and Servicing Agreement, if the Seller or the Servicer discovers, or receives written notice, that certain covenants of the Servicer set forth therein have not been complied with in all material respects with respect to any related Receivable transferred to the Trust or related Account and such noncompliance has a material adverse effect on the interests of related Securityholders in or under such Receivable or Account, the Servicer will purchase such Receivable or all Receivables transferred to the Trust under such Account (each, an "ADMINISTRATIVE RECEIVABLE"), as applicable. Such purchase will be made no later than two Business Days (or such other period as may be agreed by the applicable Trustee) following the discovery by the Servicer of such noncompliance. With respect to each Administrative Receivable the Servicer will be obligated to deposit into the related Collection Account on the date on which such purchase is deemed to occur an amount (the "ADMINISTRATIVE PURCHASE PAYMENT") equal to the principal amount of such Receivable plus accrued but unpaid interest thereon through the date of such purchase. An Administrative Purchase Payment will be included in Additional Trust Principal (to the extent of the principal amount of the related Receivable) and Interest Collections (as to the remainder of such amount). Any such purchase by the Servicer constitutes the sole remedy available to the Securityholders, the Seller, the Owner Trustee, the Indenture Trustee or the Trust, if such covenant or warranty of the Servicer is not satisfied.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Trust Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder and under the related Pooling and Servicing Agreement, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Indenture Trustee or a successor servicer has assumed Servicer's servicing obligations and duties under the related Transfer and Servicing Agreements.

     Each Trust Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust, Indenture Trustee, Owner Trustee or any related Securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Trust Sale and Servicing Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the related Owner Trustee for any contractual damages, liability or expense incurred by reason of such trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of such trustee's duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Trust Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the related Transfer and Servicing

Agreements and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

     Under the circumstances specified in each Trust Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by General Motors and which is otherwise servicing wholesale receivables, which entity in each of the foregoing cases assumes the obligations of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement, will be the successor of the Servicer under the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement. So long as GMAC acts as Servicer, the Servicer may at any time subcontract any duties as Servicer under the Trust Sale and Servicing Agreement or Pooling and Servicing Agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by General Motors or to any entity that agrees to conduct such duties in accordance with the Servicer's servicing guidelines and the Trust Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties.

SERVICING DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, a "SERVICING DEFAULT" under each Trust Sale and Servicing Agreement will consist of: (a) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the related Indenture Trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the Indenture Trustee or the Owner Trustee is received by the Servicer or after discovery of such failure by an officer of the Servicer; (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Sale and Servicing Agreement, the related Pooling and Servicing Agreement, the related Indenture or the related Trust Agreement, which failure materially and adversely affects the rights of the Securityholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Owner Trustee or to the Servicer and the Indenture Trustee and the Owner Trustee by holders of Notes or Voting Interests, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or Voting Interests or after discovery of such failure by an officer of the Servicer; (c) any representation, warranty or certification made by the Servicer in such Trust Sale and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and such inaccuracy has a material adverse effect on the rights of the related Securityholders and such effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Indenture Trustee or the Owner Trustee; or (d) certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, there will be no Servicing Default where a Servicing Default would otherwise exist under clause (a) above for a period of ten Business Days or under clauses (b) or (c) for a period of 60 days if the delay or failure giving rise to such Servicing Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and the Servicer will provide the Indenture Trustee, the Owner Trustee, the Seller and the Securityholders with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICING DEFAULT

     As long as a Servicing Default under a Trust Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of related Notes evidencing not less than a majority in principal amount of such then outstanding Notes (or, if the Notes have been paid in full and the related Indenture has been discharged with respect thereto, by the related Owner Trustee or Certificateholders whose Certificates evidence not less than a majority of the Voting Interests) may terminate all the rights and obligations of the Servicer under such Trust Sale and Servicing Agreement and the related Pooling and Servicing Agreement, whereupon such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Securityholders from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in such Trust Sale and Servicing Agreement. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Trust Sale and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Trust, the holders of Notes evidencing at least a majority in principal amount of the then-outstanding Notes (or, if the Notes have been paid in full and the related Indenture has been discharged with respect thereto, by the Certificateholders whose Certificates evidence not less than a majority of the Voting Interests), voting as a single class, may, on behalf of all such Securityholders, waive any default by the Servicer in the performance of its obligations under the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement and its consequences, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No such waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Securityholders with respect to subsequent defaults.

STATEMENTS TO TRUSTEES AND TRUST

     Prior to each Payment Date and Distribution Date, with respect to each Trust, the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to Securityholders on such date under the Transfer and Servicing Agreements.

EVIDENCE AS TO COMPLIANCE

     Each Trust Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Owner Trustee and the Indenture Trustee on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the related Initial Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or in the case of the first such statement, the period from the Initial Closing Date to June 30 of such year) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Trust Sale and Servicing Agreement will also provide for delivery to the Owner Trustee and the Indenture Trustee, on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the related Initial Closing Date, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Initial Closing Date to June 30 of such year) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Indenture Trustee and the Owner Trustee notice of Servicing Defaults under the related Trust Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by request in writing addressed to the applicable Indenture Trustee or Owner Trustee.

AMENDMENTS

     Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Securityholders (a) to cure any ambiguity, (b) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (c) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Securityholders (provided that if any such addition affects any series or class of Securityholders differently than any other series or class of Securityholders, then such addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of Securityholders), (d) to add to the covenants, restrictions or obligations of the Seller, the Servicer, the Owner Trustee or the Indenture Trustee for the benefit of Securityholders, or (e) to add, change or eliminate any other provision of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders. Each such Agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of such Securityholders, except that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Security without the consent of the holder thereof, (b) adversely affect the rating of any series by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes or the Voting Interests of the outstanding Certificates, as appropriate, of such series or (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of such aforesaid percentage of Securityholders.

INSOLVENCY EVENTS

     In addition to the consequences of an Early Amortization Event as described above, if an Insolvency Event occurs with respect to the Seller, the Trust will be terminated. In such event, the Trust will be liquidated as described below 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from each of the Certificateholders (other than the Seller and its affiliates) to the effect that each such party disapproves of such liquidation. Promptly after the occurrence of any Insolvency Event with respect to the Seller, notice thereof is required to be given to Securityholders; except that any failure to give such required notice will not prevent or delay termination of any Trust or liquidation of the related assets. If no such instructions are received within such 90-day period, the Owner Trustee will direct the Indenture Trustee promptly to sell, liquidate or otherwise dispose of the assets of the Trust (other than the Designated Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms (which may include continuing to hold the Receivables and receiving collections thereon). The proceeds from any such sale, disposition or liquidation will be treated as Collections on the related Receivables and deposited in the related Collection Account. With respect to any Trust, if such proceeds, amounts on deposit in the Reserve Fund, amounts available under other credit, liquidity or other enhancement arrangements and amounts on deposit in the Designated Accounts and the Certificate Distribution Account are not sufficient to pay all outstanding Securities in full (including accrued and unpaid interest thereon), Securityholders will incur a loss.

     If pursuant to certain provisions of federal law GMAC becomes party to any involuntary bankruptcy or similar proceeding (other than as a claimant), the Seller will suspend its purchase of Receivables from GMAC under each Pooling and Servicing Agreement. If GMAC or the Seller obtains an order approving the continued sale of Receivables to the Seller on the same terms as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such proceeding, GMAC may resume selling Receivables to the Seller. Receivables will be considered transferred to the Seller only to the extent the purchase price therefor has been paid in cash on the same Business Day. If such involuntary proceeding has not been dismissed within 60 days of its filing, the Seller may not thereafter purchase Receivables from GMAC under any Pooling and Servicing Agreement and thus, no additional Receivables will be transferred to any Trust. See "Certain Legal Aspects."

     Each Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related Trust without the unanimous prior approval of all related Certificateholders (including the Seller) and the delivery to the Owner Trustee by each such Certificateholder (including the Seller) of a certificate certifying that each such Certificateholder reasonably believes that such Trust is insolvent.

     In each Trust Sale and Servicing Agreement, the Servicer and the Seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related Notes and the related Certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

SELLER LIABILITY; INDEMNIFICATION

     Under each Trust Agreement, the Seller will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Seller were a general partner.

     Each Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that neither the Indenture Trustee nor Owner Trustee will be so indemnified if such acts or omissions or alleged acts or omissions constitute willful misfeasance, bad faith or negligence by the Indenture Trustee or the Owner Trustee, as applicable. In addition, the Servicer will indemnify the Trust, the Indenture Trustee, the Owner Trustee and the Securityholders against losses arising out of the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under the Transfer and Servicing Agreements and the Indenture or by reason of its reckless disregard of its obligations and duties thereunder. The Servicer will also indemnify such parties against any taxes that may be asserted against such parties with respect to the transactions contemplated in the Trust Sale and Servicing Agreement, other than taxes with respect to the sale of Receivables or Securities, the ownership of Receivables or the receipt of payments on Securities or other compensation.

TERMINATION

     Each Trust will terminate (the "TRUST TERMINATION DATE") on the earliest to occur of (a) the day following the Distribution Date on which all amounts required to be paid to the related Securityholders pursuant to the related Transfer and Servicing Agreements have been paid (or deposited in the related Distribution Accounts) and the aggregate outstanding balance of the Revolving Notes is zero, if the Seller elects to terminate the Trust at such time, (b) in the event of certain insolvency events with respect to the Seller as described above under "Insolvency Events" and (c) the Specified Trust Termination Date as set forth in the related Prospectus Supplement. Upon termination of a Trust and payment (or deposit to the Distribution Accounts) of all amounts to be paid to Securityholders, the Receivables and all other assets of the Trust (other than funds in the related Distribution Accounts for the final distributions to the Securityholders and after distribution to GMAC from the Collection Account of amounts on account of the Retained Property, if required) will be conveyed and transferred to the Seller.

OPTIONAL PURCHASE BY THE SERVICER

     During the Wind Down Period and as otherwise set forth in the related Prospectus Supplement, the Servicer (including any successor servicer) will be permitted, at its option, to purchase from each Trust all remaining Receivables and other assets to the extent provided in the related Prospectus Supplement.

INTERCREDITOR ARRANGEMENTS

     The agreements governing the Accounts provide for a security interest in favor of GMAC in the Vehicles related to Receivables thereunder. With respect to the Receivables to be conveyed to the Trust, GMAC will represent in the related Pooling and Servicing Agreement that the security interest in the related Vehicles is a first priority perfected security interest. The security interest in favor of GMAC in the Vehicles related to each Account in the related Pool of Accounts will be assigned by GMAC to the Seller pursuant to each Pooling and Servicing Agreement and assigned to the applicable Trust by the Seller pursuant to the related Trust Sale and Servicing Agreement. In its other lending activities, GMAC may have made capital loans, real estate loans or other loans to Dealers that are also secured by a security interest in such Vehicles. In each Pooling and Servicing Agreement, GMAC will agree that any security interests in such Vehicles that it may have in respect of advances or loans to Dealers other than the related Receivables shall be junior and subordinate to the security interests therein granted in connection with the related Receivables and that it will not realize on any such collateral in a manner materially adverse to the Seller or any Trust and the Securityholders until the Seller and the related Trust have been paid in full in respect of their interests in the Receivables related to such Vehicles. In addition, in connection with any such other loans or advances made by GMAC to a Dealer, GMAC may also have a security interest in property constituting Collateral Security other than Vehicles. In such cases, GMAC, in its sole discretion, may realize on such other Collateral Security for its own benefit in respect of such loans or advances before the Indenture Trustee, on behalf of any Trust, is permitted to realize upon such other Collateral Security and the security interests of the Indenture Trustee therein shall be junior and subordinate to the security interests of GMAC granted in connection with such other loans and advances. Because of the subordinate position of any Indenture Trustee in respect of such other Collateral Security, there is no assurance that any Indenture Trustee will realize any proceeds in respect of any such other Collateral Security.

ADMINISTRATION AGREEMENT

     GMAC, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (an "ADMINISTRATION AGREEMENT") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, as compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $1,500, which fee will be paid by the Servicer.

                             CERTAIN LEGAL ASPECTS

TRANSFER OF RECEIVABLES

     On the Initial Closing Date for any Trust, on each Addition Date and on each Receivables Purchase Date, GMAC will sell, transfer and assign to the Seller and the Seller will sell, transfer and assign the Eligible Receivables in the Accounts included in the related Pool of Accounts to the Trust. In the related Pooling and Servicing Agreement, GMAC will represent and warrant to the Seller that the sale, transfer and assignment of such Receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of GMAC in and to such Receivables to the Seller. In the related Trust Sale and Servicing Agreement, the Seller will represent and warrant to the Trust that the Seller has taken no action to make such representations and warranties false in any material respect and that the sale, transfer and assignment of such Receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the Seller in and to such Receivables to the Trust. Each of GMAC and the Seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on such any Receivable other than to the Seller or to the Trust, as applicable, or as otherwise contemplated by the related Transfer and Servicing Agreements. For a discussion of the rights of each Trust arising from these representations and warranties, see "The Transfer and Servicing Agreements -- Representations and Warranties." To secure its payment obligations under the Notes, pursuant to the Indenture, the Trust will grant a security interest in such Receivables to the Indenture Trustee.

     GMAC will represent in each Pooling and Servicing Agreement that the Receivables to be conveyed to the Trust are either "chattel paper," "accounts" or "general intangibles" for purposes of the UCC. If Receivables are deemed to be chattel paper or accounts and the transfer thereof by GMAC to the Seller or by the Seller to a Trust is deemed either to be a sale or to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If Receivables are deemed to be general intangibles and the transfer thereof by GMAC to the Seller or by the Seller to a Trust is deemed to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If Receivables are deemed to be general intangibles and the transfer thereof is deemed to be a sale, state law other than the UCC may determine the appropriate steps to perfect such sale. Financing statements covering the Receivables to be conveyed to the Trust will be filed under the UCC by both the Seller and each related Trust to perfect and/or protect their respective interests in such Receivables (to the extent such filings are required to so perfect and/or protect such interests), and continuation statements will be filed as required to continue the perfection of such interests. No filings will be made under any state laws other than the UCC.

     There are circumstances under the UCC and applicable federal law in which certain limited subsequent transferees of a Receivable held by the Trust could have an interest in such Receivable with priority over the Trust's interest in such Receivable. A purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of such purchaser's business may, under certain circumstances, have priority over the interest of the Trust in the chattel paper. If the transfer of Receivables to the Seller or a Trust were recharacterized as a pledge, a tax or other lien on property of GMAC or the Seller may also have priority over the interest of the Trust in such Receivable. Further, cash collections on the Receivables held by each Trust may, to the extent described above, be commingled with the funds of GMAC as Servicer and amounts due to GMAC as the holder of the Retained Property held by each Trust and, in the event of the bankruptcy of GMAC, the Trust may not have a perfected interest in such collections.

     GMAC will represent and warrant in the Pooling and Servicing Agreement that each Receivable at the time of the sale to the Seller is secured by a first priority perfected security interest in the related Vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC's security interest in Vehicles. However, at the time a Vehicle is sold or leased, GMAC's security interest in the Vehicle will generally terminate. Therefore, if a Dealer fails to remit to GMAC amounts owed with respect to any Vehicle that has been sold or leased, the related Receivable will no longer be secured by such Vehicle, but will be secured by the proceeds of such retail sale or lease and, to the extent applicable, other Collateral Security. If the proceeds of such sale or lease include chattel paper (such as most retail instalment contracts), certain limited subsequent transferees of that chattel paper could have an interest therein with priority over the Trust's interest therein.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     The Seller's by-laws include a provision that, under certain circumstances, requires the Seller to designate two directors who qualify under the by-laws as "Independent Directors." The Seller's certificate of incorporation provides that the Seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors. Pursuant to the Transfer and Servicing Agreements, the Owner Trustee, the Indenture Trustee and all Securityholders will covenant that they will not institute against the Seller any bankruptcy, reorganization or other proceedings under any Insolvency Laws until one year and one day after all Securities have been paid in full. In addition, certain other steps will be taken to avoid the Seller's becoming a debtor in a bankruptcy case. The Seller will agree not to file a voluntary petition for relief under the Insolvency Laws so long as it is solvent and does not foresee becoming insolvent, and GMAC, as the sole stockholder of the Seller, will agree that it will not cause the Seller to file such a petition.

     The transfers of Receivables from GMAC to the Seller and from the Seller to the Trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to apply this analysis or otherwise take the position that the transfer of such Receivables from such debtor to the Seller or a Trust, as the case may be, should be recharacterized as a pledge of such Receivables to secure a borrowing by such debtor, then delays in receipt of Collections on such Receivables to the related Trust and payments on the related Securities could result or, should the court rule in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.

     In addition, in the event that GMAC or the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of such debtor or such debtor itself were to request a court to order that GMAC should be substantively consolidated with the Seller, delays in payments on the Securities could result. Should the bankruptcy court rule in favor of any such creditor, trustee in bankruptcy or debtor, reductions in the amount of such payments could result.

     If General Motors, GMAC or the Seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. In such event, all Trust Principal Collections would be applied to principal payments on related Securities and Receivables arising in the related Accounts thereafter would no longer be sold to the Seller and transferred to the related Trust. The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will also result in a Servicing Default. A trustee in bankruptcy of the Servicer (including the Servicer as debtor in possession) may have the power to prevent either the Indenture Trustee, the Owner Trustee or the Securityholders from appointing a successor Servicer.

     In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to such agreement (including such party as debtor in possession) may have the power to assume (i.e., reaffirm) or reject such agreement. A party deciding whether to assume or reject any such agreement would be given a reasonable period of time to make such decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related Securities.

     Transfers made in certain isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by GMAC or the Seller with respect to repurchases or reassignments of Receivables and the transfers in connection with the designation of Additional Accounts) may be recoverable by GMAC or the Seller, as debtor in possession, or by a trustee in bankruptcy of GMAC or the Seller, as a preferential transfer from GMAC or the Seller if such transfers are made within certain periods prior to the filing of a bankruptcy case in respect of GMAC or the Seller and certain other conditions are met.

     In addition, application of federal bankruptcy and state debtor relief laws to any Dealer could affect the interests of the related Trust and the related Indenture Trustee in the Receivables of such Dealer if the enforcement of such laws result in any Receivables conveyed to the Trust being written off as uncollectible by the Servicer. Whether or not any such Receivables are written off as uncollectible, delays in payments due on such Receivables could result.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Term Notes and/or Certificates offered hereunder. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Term Notes, the Revolving Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Term Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of Term Notes in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of Noteholders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Term Notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Term Notes and/or Certificates as "capital assets" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TERM NOTES.

TAX CHARACTERIZATION AND TREATMENT OF TERM NOTES

     Characterization as Debt. With respect to each series of Term Notes (except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable Prospectus Supplement), Kirkland & Ellis, special tax counsel to the Seller ("TAX COUNSEL"), will deliver its opinion that, although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the Term Notes, based on the terms of the Term Notes, the transactions relating to the Receivables as set forth herein, and the discussion below, the Term Notes will be treated as debt for federal income tax purposes. The Seller, the Servicer and each Noteholder, when acquiring an interest in a Term Note, will agree to treat the Term Notes as indebtedness for federal, state and local income and franchise tax purposes. See "Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to Noteholders if the IRS were successful in challenging the characterization of the Term Notes and the Certificates for federal income tax purposes.

     Treatment of Stated Interest or OID. Except to the extent indicated in the related Prospectus Supplement, no series of Term Notes will be issued with OID. Based upon the foregoing opinion, the stated interest on each series of Term Notes issued without OID will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. A holder who purchases a Term Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Term Note at a premium will be subject to the bond premium amortization rules of the Code.

     To the extent that any series of Term Notes is treated as being issued with OID, a Noteholder will generally be subject to the following tax treatment. The amount of OID on a Term Note will equal the excess, if any, of its "stated redemption price at maturity" over its "issue price." Noteholders will generally be required to include such OID in income for federal income tax purposes as it accrues under the constant interest rate method described below, regardless of whether their method of tax accounting is cash or accrual. Each Noteholder's tax basis in his Term Notes will be increased by the amount of OID included in income (less any interest payments actually received which do not constitute "qualified stated interest", discussed below). Thus, each cash payment other than payments of qualified stated interest (defined below) would be treated as an amount already included in income (to the extent OID has accrued as of the date of the distribution and is not allocated to prior distributions), or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Term Notes in advance of the receipt of cash attributable to such income.

     Under a de minimis rule in the Code, as interpreted in the Treasury Regulations, however, the foregoing rules will not apply and the amount of OID with respect to a series of Term Notes will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the Term Notes multiplied by the weighted average life of the Term Notes. Nonetheless, under the OID Regulations, the holder of a Term Note that has de minimis OID would be required to include in income such de minimis OID as principal payments are made in proportion to the ratio that each such principal payment bears to the stated principal amount of such Term Note. For this purpose, the weighted average life of the Term Note is computed as the sum of the amounts for each payment under the Term Note determined by multiplying (i) the number of complete years (rounding down for partial years) until each payment included in the stated redemption price at maturity is expected to be made by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the total amount of payments included in the stated redemption price at maturity of such Term Note.

     The issue price of any series of Term Notes issued with OID will equal the first offering price to the public at which a substantial amount of Term Notes have been sold. The "stated redemption price at maturity" of such Term Notes will equal their stated principal amount at maturity plus all payments of interest other than "qualified stated interest." Qualified stated interest is interest that is payable unconditionally in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. The terms of each series of Term Notes will determine whether and to what extent such series will pay qualified stated interest. If a series of Term Notes does not pay qualified stated interest, the stated redemption price at maturity of such Term Notes will equal their stated principal amount at maturity plus all interest payments.

     The amount of OID accruing with respect to a series of Term Notes will be determined for each "accrual period." Under the OID Regulations, an accrual period is an interval of time no longer than one year at the beginning or end of which a scheduled payment of principal or interest occurs. The amount of OID accruing during any accrual period will generally equal the "adjusted issue price" of the Term Notes at the beginning of that accrual period, multiplied by the "yield to maturity" of the Term Notes (and adjusted for the length of the accrual period). The yield to maturity of the Term Notes is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the Term Notes, produces an amount equal to the issue price of the Term Notes. The adjusted issue price of the Term Notes at the beginning of the first accrual period equals their issue price. At the beginning of each subsequent accrual period, the adjusted issue price of the Term Notes will equal their adjusted issue price at the beginning of the preceding accrual period, plus the amount of OID allocable to the preceding accrual period, minus any payments of principal or interest (other than qualified stated interest) made during the preceding accrual period.

     The amount of OID accruing during any accrual period will be allocated ratably to each day in the period (the "DAILY PORTION"). In any taxable year, the amount of such OID a holder of Term Notes must include in income will equal the sum of the Daily Portions of the OID allocated to the days during the taxable year on which the holder held the Term Notes. In general, under these rules, the amount of OID required to be included in income will increase with each successive accrual period.

     Under the OID Regulations, even if a series of Term Notes generally pays qualified stated interest, it is possible that it would be viewed as having a de minimis amount of OID if the first accrual period is longer than subsequent accrual periods. If a series of Term Notes were issued with de minimis OID, under the OID Regulations a holder is directed to include any de minimis OID in income as and when principal payments are made. The amount of OID includible at the time of any principal payment equals the total amount of OID on the Term Note multiplied by a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the Term Note.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "SHORT-TERM NOTE") may be subject to special rules. An accrual method holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a straight-line basis over each interest period. Other cash method holders of a Short-Term Note will, in general, be required to report interest income only when interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, any such cash method holder may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. Any cash method taxpayer may elect under Section 1282 of the Code to accrue interest income on all debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain other special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     As an alternative to all of the above treatments, under the OID Regulations accrual method holders may elect to include in gross income all interest with respect to a Term Note, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

     Disposition of Term Notes. Upon the sale, exchange or redemption of a Term Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or redemption (except to the extent such amount is attributable to accrued and unpaid interest) and the holder's adjusted tax basis in the Term Note. The adjusted tax basis of the Term Note to a particular Noteholder will equal the holder's cost for the Term Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Term Note, and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to such Term Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Term Note was held as a capital asset, except for any gain representing accrued interest. If the Term Notes are held by the holder for more than eighteen months, the holder is eligible for the lowest capital gains rates (10% or 20% depending upon the income tax bracket such holder is in during the taxable year of the sale). If the Term Notes are held by the holder for more than one year but not more than eighteen months, the holder is eligible for capital gains rates of 28% or 15% (again depending upon the income tax bracket such holder is in during the taxable year of sale). If the Term Notes are held for less than one year, the capital gain or loss will be short-term and generally subject to ordinary income tax rates. Under current law, any asset acquired after January 1, 2001 and held for five years is eligible for an 18% capital gains rate. A taxpayer who acquires property prior to January 1, 2001 can elect to treat such property as acquired on January 1, 2001 if such taxpayer takes into income any positive difference between the property's value on January 1, 2001 and the holder' basis in such property. The holder will not be able to recognize a loss from such election. The five-year holding period requirement will then begin on January 2, 2001. Certain low income taxpayers may be able to receive an 8% capital gains rate for assets held for more than five years if sold after January 1, 2001, regardless of the acquisition date. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Information Reporting and Backup Withholding. The Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on each series of Term Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, and nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide to the Trustee, under penalties of perjury, a certificate containing the holder's correct name, address, federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required verification, the Trustee will be required to withhold, from interest otherwise payable to the holder, 31% of such interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Because the Seller will for federal income tax purposes treat all Term Notes as indebtedness issued by a Trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the Seller will not comply with the tax reporting requirements that would apply under any alternative characterization of a Trust.

     Tax Consequences to Foreign Noteholders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided that the foreign person (i) is not actually or constructively a "10 percent shareholder" of the applicable Trust or the Seller (including a holder of 10% of the outstanding Certificates of such trust) or a "controlled foreign corporation" with respect to which such Trust or the Seller is a "related person" within the meaning of the Code and (ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Term Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent, unless such tax were reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Term Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     If the interest, gain or income on a Term Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

TAX CHARACTERIZATION OF THE TRUST

     Depending upon whether Certificates are owned by one or more persons, the Trust will be treated as a partnership or a division of Seller for federal income tax purposes. The Supplemental Prospectus will specify the treatment of the Trust for federal income tax purposes.

     If the Trust issues Certificates only to the Seller, the equity of the Trust will be wholly-owned by the Seller. In this case, under the new "check-the-box" Treasury Regulations, the Trust will be treated as a division of the Seller for federal income tax purposes. In other words, for federal income tax purposes, the Seller will be treated as the owner of all the assets of the Trust and the obligor of all the liabilities of the Trust. Accordingly, the Trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under new "check-the-box" Treasury Regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the Trust will not qualify as a trust for federal income tax purposes, and accordingly, if Certificates are sold or issued in any manner which results in there being more than one Certificateholder, the Trust will be treated as a partnership.

     If Certificates are issued to more than one person, the Seller and the Servicer will agree, and the applicable Certificateholders will agree by their purchase, to treat each Trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the Certificateholders (including the Seller) and the Term Notes and the Revolving Notes being debt of such partnership. However, the proper characterization of the arrangement involving the Certificates, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Risk of Alternative Characterization. If a Trust were an association taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable Notes and Certificates (and Certificateholders could be liable for any such tax that is unpaid by such Trust). However, upon the issuance of each series of Certificates, Tax Counsel will deliver its opinion that such Trust will not be classified as an association taxable as a corporation.

     Under the Code and certain Treasury Regulations (the "PTP Regulations") a partnership may be classified as a publicly traded partnership ("PTP") if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation. This generally has the effect of materially reducing the PTP's net income. However, the Trust will comply with certain safe harbors available under the PTP Regulations to avoid PTP characterization. Furthermore, the Trust, even if it were classified as a PTP, would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business"; it is, unclear, however, whether the Trust's income would be so classified.

TAX CHARACTERIZATION AND TREATMENT OF CERTIFICATES

     If Certificates are issued to more than one person, the Seller and the Owner Trustee have agreed, and each Certificateholder will agree by accepting a Certificate (or a beneficial interest therein), to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller), and the Term Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Seller and the Owner Trustee is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     Although, in the opinion of Tax Counsel, the Trust will not be an association or PTP taxable as a corporation, because of the lack of cases or rulings on similar transactions, as discussed above, a variety of alternative characterizations are possible in addition to the position that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller or of the Trust. Any such characterization would not, however, result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, as described below. The following section ("Partnership Taxation") assumes that more than one Certificate has been issued by the Trust, and accordingly, that the Certificates represent equity interests in a partnership.

PARTNERSHIP TAXATION

     As a partnership, the Trust will not be subject to federal income tax, but each Certificateholder will be required to take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on Receivables (including appropriate adjustments for market discount, original issue discount, and bond premium), amounts received on the Basis Swap, and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, amounts paid on the Basis Swap, and losses or deductions upon collection or disposition of Receivables.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (with respect to the Trust, the Trust Agreement and other Related Documents). The Trust Agreement will provide that taxable income of the Trust will be allocated to the Certificateholders for each Collection Period equal to the sum of (1) interest distributable on the Certificates on the Distribution Date related to such Collection Period and (2) any Trust income attributable to discount on the Receivables that corresponds to any excess of the Certificate Balance of the Certificates over their initial issue price. No additional taxable income will be allocated to the Certificateholders. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, there can be no assurance that the net amount of income so allocated will equal the amount distributed on the Certificates. Thus, cash method holders may in effect be required to report income from the Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times. Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Additionally, if the Trust were deemed to be engaged in a trade or business for purposes of Section 512 of the Code, all of the taxable income allocated to a Certificateholder that is a pension or profit sharing plan or other tax-exempt entity (including an individual retirement account) would constitute "unrelated business taxable income" generally taxable to such a holder under the Code. In any event, most of the income allocated to such Certificateholders will be taxable under the rules applicable to unrelated debt financed income.

     An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of adjusted gross income, and in addition, certain other limitations may apply. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees to the Servicer) and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that none of the Receivables were or will be originated with original issue discount ("OID"), and therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable by Receivable basis).

     The Trust will make an election that will result in any market discount on the Receivables being included in income currently as such discount accrues over the life of the Receivables. As indicated above, a portion of such market discount income will be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute all of its assets to a new entity classified as a partnership for federal income tax purposes (the "New Trust") in exchange for all the interests in the New Trust. Immediately thereafter, the Trust will be deemed to distribute the interests in the New Trust to the purchasing Certificateholder and all remaining Certificateholders in proportion to their interests in the Trust in liquidation of the Trust. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of information.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the amount paid for such Certificate increased by his share of Trust income (includible in his income) and decreased by any distributions received with respect to such Certificate. In addition, both tax basis in a Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Term Notes and certain other liabilities of the Trust. A holder acquiring Certificates at different prices likely will be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement or disposition of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the Certificate Balance of the Certificates owned by them as of the first Record Date following the end of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual purchase.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trustee is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets would not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to maintain the books of the Trust. Such books will be maintained on an accrual basis and the fiscal year of the Trust will be the calendar year. The Owner Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller, as the tax matters partner, will be responsible for representing the Trust in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences in Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures unless the holder is an exempt recipient under applicable provisions of the Code.

                        STATE AND LOCAL TAX CONSEQUENCES

     The above discussion does not address the tax treatment of any series of Term Notes or the holders thereof under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the applicable Trust as well as any state and local tax consequences to them of purchasing, holding and disposing of Term Notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "BENEFIT PLAN"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Term Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless otherwise provided in the related Prospectus Supplement, although there is little guidance on the subject, the Seller believes the Term Notes of each Trust would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available with respect to any Term Notes will be discussed in the related Prospectus Supplement.

     However, without regard to whether Term Notes are treated as an equity interest for such purposes, the acquisition or holding of Term Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Term Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; and PTCE 95-60 regarding transactions by life insurance company general accounts.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A plan fiduciary considering the purchase of Term Notes should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (each, an "UNDERWRITING AGREEMENT") with respect to each series of Term Notes offered thereby, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Term Notes set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Term Notes described therein which are offered hereby and by the related Prospectus Supplement if any of such Term Notes are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each series of Term Notes being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Term Notes or (ii) specify that such Term Notes are to be resold by the Underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Term Notes, the public offering price and such concessions may be changed.

     The extent, if any, to which the closing of the sale of any series of Term Notes is conditioned upon the closing of any other series of Securities will be set forth in the related Prospectus Supplement.

     Each Underwriting Agreement will provide that the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

     The Indenture Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

     The place and time of delivery for the Term Notes in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Term Notes will be passed upon for each Trust, the Seller and GMAC by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to each Trust, the Seller and GMAC. Mr. Schwartz owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Certain federal income tax matters will be passed upon for each Trust, the Seller and the Servicer by Kirkland & Ellis.

                               GLOSSARY OF TERMS

     This Glossary of Terms does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the related Transfer and Servicing Agreements, forms of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used but not defined in the Prospectus or this Glossary of Terms are defined in the related Prospectus Supplement. References to the singular include references to the plural and vice versa.

     "Account" means an individual line of credit or related lines of credit represented by a revolving dealer floor plan financing agreement extended or maintained by GMAC to a United States corporation or other entity or person engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

     "Addition Date" means, with respect to each Trust and any Additional Account, the date on which such Account is added to the Pool of Accounts.

     "Additional Account" means, with respect to each Trust, any Account designated by the Seller from time to time after the related Initial Cut-Off Date to be included in the related Pool of Accounts, as described in "The Transfer and Servicing Agreements -- Addition and Removal of Accounts."

     "Additional Cut-Off Date" means, with respect to each Trust and any Additional Account, the date specified as such in a written notice provided by the Servicer to the Seller.

     "Additional Trust Principal" means, for any date, the sum of the principal portion of Warranty Payments and Administrative Purchase Payments, amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the related Prospectus Supplement.

     "Administration Agreement" means, with respect to each Trust, the Administration Agreement, dated as of the Initial Closing Date, among GMAC, as Administrator, the Trust and the related Indenture Trustee, as amended and supplemented from time to time.

     "Administrative Purchase Payment" has the meaning set forth in "The Transfer and Servicing Agreements -- Servicer Covenants."

     "Administrative Receivable" has the meaning set forth in "The Transfer and Servicing Agreements -- Servicer Covenants."

     "Administrator" has the meaning set forth in "The Transfer and Servicing Agreements -- Administration Agreement."

     "Auction Vehicles" means, under GMAC's current practices and policies, vehicles purchased at a closed auction conducted by General Motors.

     "Available Receivable" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, a Receivable that is identified by GMAC as satisfying the criteria set forth in clauses (a) through (p) of the definition of Eligible Receivable.

     "Available Trust Interest" means, with respect to each Trust, for any Distribution Date, the sum of Trust Interest Collections, Investment Proceeds, receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on Securities and pay other amounts, all as more fully described in the related Prospectus Supplement.

     "Available Trust Principal" means, with respect to each Trust, for any Distribution Date, the sum of Trust Principal Collections for the related Collection Period, Additional Trust Principal, receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the Notes and distributions with respect to Certificate Balance on the Certificates, all as more fully described in the related Prospectus Supplement.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended.

     "Benefit Plan" has the meaning set forth in "ERISA Considerations."

     "Business Day" means, unless otherwise provided in the related Prospectus Supplement, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

     "Cash Collateral Amount" means, with respect to each Trust as of any date, the amount of cash that is required to be held on behalf of such Trust in order to ensure that the Daily Trust Balance equals the Daily Trust Invested Amount as described under "The Transfer and Servicing Agreements -- Application of Collections -- Principal Collections."

     "Cede" means CEDE & Co., the nominee of DTC and initially the sole owner of record of the Term Notes.

     "CEDEL Participants" has the meaning set forth in "The Term
Notes -- Book-Entry Registration."

     "Certificate Balance" means, at any time, with respect to each Trust, the outstanding principal amount of the related Certificates as described in the related Prospectus Supplement.

     "Certificate Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Certificate Rate" means, for any Distribution Date and with respect to any class of Certificates, the Certificate Rate specified in the related Prospectus Supplement.

     "Certificateholders" means, with respect to each Trust, unless the context otherwise requires, the holders of record of the Certificates.

     "Certificates" has the meaning set forth on the cover page hereto.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

     "Collateral Security" means, with respect to an Account included in the Pool of Accounts and Receivables arising in such Account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

     "Collection Account" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Collection Period," including "related Collection Period," means, with respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     "Collections" means Interest Collections and Principal Collections.

     "Commission" means the Securities and Exchange Commission.

     "Controlled Deposit Amount" means, with respect to any Trust or any series or class of Securities, on any date, the amount set forth or determined as described in the related Prospectus Supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the Notes or distributions of Certificate Balance (or be set aside for such purpose).

     "Cooperative" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Daily Portion" has the meaning set forth in "Certain Federal Income Tax Consequences -- Characterization and Treatment."

     "Daily Trust Balance" means, with respect to each Trust, for any date, the aggregate principal balance of all Receivables held by the Trust on such date.

     "Daily Trust Invested Amount" means, with respect to each Trust, for any date during a Collection Period, an amount equal to (without duplication) (i) the outstanding aggregate principal amount of the related Term Notes on such date plus (ii) the outstanding Certificate Balance on such date plus (iii) the Net Revolver Balance for such date minus (iv) the Cash Collateral Amount for such date minus (v) any amounts held on such date in a related Distribution Account for payment of principal on the Notes or distribution of Certificate Balance on the Certificates minus (vi) the amount of unreimbursed Trust Charge-Offs as of such date.

     "Dealer" means, with respect to each Trust, any corporation, entity or other person the Receivables of which are included in the Trust.

     "Dealer Overconcentration Receivables" means, for any date, with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Servicer's standard procedures for identifying and tracking accounts of affiliated dealers), the outstanding Available Receivables with respect to such Dealer or group of affiliated Dealers to the extent, if any, of the excess of
(a) the aggregate principal balance of all such Available Receivables on such date over (b) 1.0% (or such other percentage as may be set forth in the related Prospectus Supplement) of the sum of (i) the Specified Maximum Revolver Balance and (ii) the aggregate principal balance of all outstanding Term Notes as of such date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Dealer Overconcentration Receivables with respect to a Dealer or group of affiliated Dealers, those Receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related Trust Sale and Servicing Agreement.

     "Defaulted Receivables" means, with respect to each Trust, for any Distribution Date, all Receivables held by the Trust that were charged-off as uncollectible during the related Collection Period, other than any such Receivables that are subject to repurchase by the Seller or GMAC or purchase by the Servicer on such Distribution Date (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller, GMAC or the Servicer, as the case may be, in which event Defaulted Receivables will include the principal amount of such otherwise excluded Receivables).

     "Definitive Term Notes" has the meaning set forth in "The Term Notes -- Definitive Term Notes."

     "Depository" has the meaning set forth in "The Term Notes -- General."

     "Designated Accounts" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Disclosure Document" has the meaning set forth in "Prospectus Summary -- The Term Notes."

     "Distribution Accounts" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Distribution Date" means, with respect to each Trust, the fifteenth day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related Prospectus Supplement.

     "DPP" has the meaning set forth in "The Dealer Floor Plan Financing Business -- Dealer Payment Terms."

     "DTC" means The Depository Trust Company, the initial Depository.

     "Early Amortization Event" has the meaning set forth in "The Transfer and Servicing Agreements -- Early Amortization Events."

     "Early Amortization Period" means, with respect to any Trust, the period commencing on the day on which an Early Amortization Event with respect to such Trust is deemed to have occurred, and ending on the first to occur of (a) the payment in full of all outstanding Securities issued by such Trust, (b) the recommencement of the Revolving Period (if and to the extent described herein or in the related Prospectus Supplement) and (c) the Trust Termination Date. A Distribution Date is for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

     "Eligible Account" means, with respect to any Trust, an Account which, as of the date of determination thereof: (a) is in favor of an entity or person that is not subject to voluntary or involuntary liquidation, that is not classified in "programmed" or "no credit" status and in which General Motors or an affiliate does not have a more than 20% equity interest; (b) has been established by GMAC or General Motors; (c) is maintained and serviced by GMAC; (d) is not a Fleet Account; and (e) satisfies the other criteria, if any, set forth in the related Prospectus Supplement.

     "Eligible Deposit Account" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Eligible Institution" has the meaning set forth in "the Transfer and Servicing Agreements -- Bank Accounts."

     "Eligible Investments" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Eligible Receivable" means, with respect to any date, a Receivable (except as otherwise provided in the related Prospectus Supplement): (a) which was originated by GMAC in the ordinary course of business or which was originated by General Motors in the ordinary course of business and acquired by GMAC; (b) which arose under an Account that was an Eligible Account (and not a Selected Account) at the time of the transfer of such Receivable from GMAC to the Seller;
(c) which is payable in United States dollars; (d) to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the Seller and which has been the subject of a valid transfer and assignment from GMAC to the Seller of all of GMAC's right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof); (e) which is advanced against a Vehicle; (f) which at the time of the transfer thereof by GMAC to the Seller is secured by a first priority perfected security interest in the Vehicle related thereto; (g) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the Seller and to the Trust have been obtained and are in full force and effect; (h) which was created in compliance in all material respects with all requirements of law applicable thereto; (i) as to which, at all times following the transfer of such Receivable to the Trust, the Trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens (other than liens permitted pursuant to the related Trust Sale and Servicing Agreement); (j) which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof); (k) which is the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by the Insolvency Laws; (l) which is not subject to any valid right of rescission, setoff or any other defense (including defenses arising out of violations of usury laws) of the Dealer; (m) as to which, at the time of the transfer thereof to the Trust, GMAC and the Seller have satisfied in all material respects all their respective obligations with respect to such Receivable required to be satisfied at such time; (n) as to which, at the time of the transfer thereof to the Trust, neither GMAC nor the Seller has taken or failed to take any action that would impair the rights of the Trust or the Securityholders therein; (o) which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC; (p) with respect to which the Dealer has not postponed principal payment pursuant to DPP (or any similar arrangement) or any instalment payment program; (q) which does not constitute a Dealer Overconcentration Receivable; and (r) which does not constitute an Excess Available Receivable. Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until such Receivable is thereafter determined not to satisfy the eligibility criteria set forth above.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Euroclear Participants" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Event of Default" has the meaning set forth in "The Term Notes -- The Indenture -- Events of Default; Rights upon Events of Default."

     "Excess Available Receivables" means, with respect to each Trust, for any date, Available Receivables to the extent, if any, of the excess of (a) the aggregate principal balance of Available Receivables less the aggregate principal balance of Dealer Overconcentration Receivables over (b) the Maximum Pool Balance. If, on any date, there exists Excess Available Receivables, those Receivables constituting Excess Available Receivables shall be identified pursuant to the related Trust Sale and Servicing Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fleet Accounts" has the meaning set forth in "The Dealer Floor Plan Financing Business -- General."

     "General Motors" means General Motors Corporation, a Delaware corporation.

     "GMAC" means General Motors Acceptance Corporation, a corporation incorporated under the New York Banking Law relating to investment companies, and a wholly-owned subsidiary of General Motors Corporation.

     "Indenture" means, with respect to each Trust, the Indenture dated as of the related Initial Closing Date between the Trust and the related Indenture Trustee, as amended and supplemented from time to time.

     "Indenture Trustee" means, with respect to each Trust, the Indenture Trustee specified in the related Prospectus Supplement.

     "Indirect Participants" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Initial Closing Date" means, with respect to each Trust, the date specified as such in the Prospectus Supplement relating to the first series of Term Notes issued by such Trust.

     "Initial Cut-Off Date" means, with respect to each Trust, the date specified as such in the Prospectus Supplement relating to the first series of Term Notes issued by such Trust.

     "Insolvency Event" means, with respect to a specified entity, (a) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for such entity, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such entity's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days,
(b) the consent by such entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such entity or of or relating to substantially all of such entity's property, or (c) such entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     "Insolvency Laws" means the Bankruptcy Code and similar applicable federal or state laws.

     "Interest Collections" means, with respect to any Trust, for any Collection Period, collections received during such Collection Period on the Receivables existing under the Accounts in the related Pool of Accounts that the Servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

     "Interest Rate" means for any Payment Date and for any series of Term Notes, the rate or rates of interest on such series of Term Notes as specified in the related Prospectus Supplement.

     "Investment Proceeds" means, with respect to any Trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

     "IRS" has the meaning set forth in "Certain Federal Income Tax Consequences -- General."

     "Maximum Pool Balance" means, with respect to each Trust, the sum of (a) the Maximum Revolver Balance, (b) the aggregate outstanding principal balance of all Term Notes (after giving effect to any amounts on deposit in the Note Distribution Account for payments of principal) and (c) the aggregate outstanding Certificate Balance of all Certificates (after giving effect to any amounts on deposit in the Certificate Distribution Account for distributions with respect to Certificate Balance).

     "Maximum Revolver Balance" means, with respect to each Trust, at any time, the Specified Maximum Revolver Balance set forth in the related Prospectus Supplement, as such amount may be increased or decreased from time to time in accordance with the related Trust Sale and Servicing Agreement; provided that at any time that additional borrowings may not be made under the Revolving Notes (including, if applicable, during the Wind Down Period or an Early Amortization Period), Maximum Revolver Balance shall mean the Net Revolver Balance.

     "Monthly Payment Rate" means, for any Collection Period, the percentage obtained by dividing Principal Collections for such Collection Period by the average daily aggregate principal balance of all Receivables included in the Accounts in the Pool of Accounts during such Collection Period.

     "Monthly Servicing Fee" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, for any Distribution Date, the product of (a) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (b) one-twelfth of the Servicing Fee Rate.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Receivables Rate" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, with respect to any Collection Period, a rate equal to the product of (a) the quotient obtained by dividing (i) 360 by (ii) the actual number of days elapsed in such Collection Period and (b) the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to such immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for such immediately preceding Collection Period.

     "Net Revolver Balance" means, with respect to each Trust, for any date, the aggregate outstanding principal balance under the Revolving Notes minus any amounts on deposit in the related Revolver Distribution Account on such date for the payment of principal.

     "New Vehicles" means, under GMAC's current practices and policies, vehicles of any model year that are untitled and that generally have been driven less than 200 miles and that are not Auction Vehicles; provided, however, that vehicles that are titled solely for purposes of state laws requiring demonstration vehicles to be titled generally will be considered New Vehicles if driven less than 200 miles.

     "Note Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Note Owners" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Noteholders" means, unless the context otherwise requires, the holders of record of the Term Notes and Revolving Notes.

     "Notes" has the meaning set forth on the cover page hereto.

     "OID" has the meaning set forth in "Certain Federal Income Tax Consequences -- General."

     "OID Regulations" has the meaning set forth in "Certain Federal Income Tax Consequences -- General."

     "Owner Trustee" means, with respect to each Trust, the Owner Trustee specified in the related Prospectus Supplement.

     "Participants" has the meaning set forth in "The Term Notes -- General."

     "Payment Date" means, with respect to a series of Notes, each date specified for payment of interest or principal on the Notes in the related Prospectus Supplement. With respect to a series of Notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

     "Payment Period" means, with respect to a series of Term Notes, the period, if any, described in the related Prospectus Supplement during which any amounts will be set aside and/or paid as principal on such Term Notes prior to the Wind Down Period or an Early Amortization Period.

     "Plan Assets Regulation" has the meaning set forth in "ERISA
Considerations."

     "Pool of Accounts" means, with respect to each Trust, at any time, all Accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the related Pooling and Servicing Agreement and Trust Sale and Servicing Agreement.

     "Pooling and Servicing Agreement" means, with respect to each Trust, the Pooling and Servicing Agreement dated as of the related Initial Closing Date between GMAC and the Seller, as amended and supplemented from time to time.

     "Prime Rate" means the interest rate designated as the "prime rate" as in effect on the last day of the preceding semi-monthly period by certain financial institutions selected by GMAC.

     "Principal Collections" means, with respect to any Trust, for any date or any period, collections received on such date or during such period, as applicable, on the Receivables existing under the Accounts in the related Pool of Accounts that the Servicer attributes to principal pursuant to its servicing guidelines.

     "Prospectus Supplement" has the meaning set forth on the cover page hereto.

     "PTCE" has the meaning set forth in "ERISA Considerations."

     "Rating Agencies" means, with respect to any Securities and the related Trust at any time, the nationally recognized statistical rating organizations that are requested by the Seller to rate such Securities and that are rating such Securities on such date.

     "Reassignment Amount" means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on such Distribution Date, the sum of the Daily Trust Invested Amount (which, for such purpose, will be calculated without reduction for the Cash Collateral Amount) and accrued but unpaid interest on all outstanding Securities to the extent not previously distributed to Securityholders.

     "Receivable" means, at any time, the right to receive payment on a loan made under an Account included in the Pool of Accounts.

     "Receivables Purchase Date" means, with respect to each Trust, unless otherwise provided in the related Prospectus Supplement, each Business Day during the related Revolving Period on which Eligible Receivables are created in any Account then included in the related Pool of Accounts, except as described under "The Transfer and Servicing Agreements -- Insolvency Events."

     "Registration Statement" has the meaning set forth in "Available Information."

     "Related Documents" has the meaning set forth in "The Term Notes -- The Indenture -- Certain Covenants."

     "Reserve Fund" means, with respect to each Trust, an Eligible Deposit Account maintained for the benefit of the Trust and the Securityholders as described in "The Transfer and Servicing Agreements -- Liquidity and Credit Support."

     "Reserve Fund Initial Deposit" means, with respect to each Trust, the amount, if any, specified in the related Prospectus Supplement.

     "Reserve Fund Required Amount" means, with respect to each Trust, the amount, if any, specified in the related Prospectus Supplement.

     "Retained Property" has the meaning set forth in "The Trusts -- General; The Trust Estate."

     "Revolver Distribution Account" has the meaning set forth in "The Transfer and Servicing Agreements -- Bank Accounts."

     "Revolver Interest Rate" means for any Distribution Date and for any series of Revolving Notes, the rate or rates of interest on such Revolving Notes.

     "Revolving Notes" has the meaning set forth on the cover page hereto.

     "Revolving Period" means, with respect to each Trust, the period commencing on the Initial Cut-Off Date and continuing until the earlier of (a) the commencement of an Early Amortization Period and (b) the Scheduled Revolving Period Termination Date. The Revolving Period for a Trust may recommence in certain limited circumstances as described herein or in the related Prospectus Supplement.

     "Rules" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Schedule of Accounts" means the list of the Accounts included in the Pool of Accounts, as such list may be amended and supplemented from time to time.

     "Scheduled Revolving Period Termination Date" means, with respect to each Trust, the date specified in the related Prospectus Supplement.

     "Scheduled Series Payment Period Commencement Date" means, with respect to any series of Term Notes with a Payment Period, the date specified as such in the related Prospectus Supplement.

     "Securities" means, with respect to each Trust, the Term Notes, the Revolving Notes and the Certificates issued or to be issued by such Trust.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securityholders" means the Noteholders and the Certificateholders.

     "Selected Accounts" has the meaning set forth in the "The Transfer and Servicing Agreements -- Addition and Removal of Accounts."

     "Seller" means Wholesale Auto Receivables Corporation, a Delaware corporation.

     "Series Early Payment Event" means with respect to any series of Term Notes with a Payment Period, an event specified in the related Prospectus Supplement as commencing the related Payment Period.

     "Servicer" means initially GMAC, in its capacity as Servicer under the Transfer and Servicing Agreements, or any successor Servicer.

     "Servicer Advance" means, with respect to each Trust, for any Distribution Date, the amount, if any, advanced by the Servicer to cover interest shortfalls, all as more fully described in the related Prospectus Supplement.

     "Servicing Default" means any of the events described in "The Transfer and Servicing Agreements -- Servicing Default."

     "Servicing Fee Rate" means, with respect to each Trust, 1% unless otherwise set forth in any related Prospectus Supplement.

     "Short Term Note" has the meaning set forth in "Certain Federal Income Tax Consequences -- Characterization and Treatment."

     "Standard & Poor's" means Standard & Poor's Ratings Services.

     "Stated Final Payment Date" means, with respect to any series of Notes or Certificates, the date set forth as such in the related Prospectus Supplement, on which date the final payment on such Notes or final distribution on such Certificates is due.

     "Strip Notes" has the meaning set forth in "The Term Notes -- Principal and Interest on the Term Notes."

     "Targeted Final Payment Date" means, with respect to any series of Notes, the date, if any, specified in the related Prospectus Supplement on which all principal is scheduled to be paid as principal on such series of Notes, to the extent not previously paid.

     "Tax Counsel" has the meaning set forth in "Certain Federal Income Tax Consequences -- Characterization and Treatment."

     "Term Noteholders" means the holders of record of the Term Notes.

     "Term Notes" has the meaning set forth on the cover page hereto.

     "Terms and Conditions" has the meaning set forth in "The Term Notes -- Book-Entry Registration."

     "Transfer and Servicing Agreements" means, with respect to each Trust, the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the Trust Agreement and the Administration Agreement.

     "Trust" has the meaning set forth on the cover page hereto.

     "Trust Agreement" means, with respect to each Trust, the Trust Agreement, dated as of the Initial Closing Date, between the Seller and the Owner Trustee, as amended and supplemented from time to time.

     "Trust Charge-Offs" means, with respect to each Trust, for any Distribution Date, the amount of the Trust Defaulted Amount for such Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs will equal the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent such Trust Charge-Offs have been covered or otherwise reduced as described in the related Prospectus Supplement.

     "Trust Defaulted Amount" means, with respect to each Trust, for any Distribution Date, an amount (not less than zero) equal to the principal amount of all Defaulted Receivables.

     "Trust Estate" has the meaning set forth in "The Trusts -- General; The Trust Estate."

     "Trust Indenture Act" means, the Trust Indenture Act of 1939, as amended.

     "Trust Interest Collections" means, with respect to each Trust, Interest Collections for the related Collection Period attributable to the Receivables held by such Trust, as more fully described herein and in the related Prospectus Supplement.

     "Trust Principal Collections" means, with respect to each Trust, Principal Collections for the related Collection Period attributable to the Receivables held by such Trust, as more fully described herein and in the related Prospectus Supplement.

     "Trust Sale and Servicing Agreement" means, with respect to each Trust, the Trust Sale and Servicing Agreement, dated as of the related Initial Cut-Off Date, among the Servicer, the Seller and the Trust, as amended and supplemented from time to time.

     "Trust Termination Date" has the meaning set forth in "The Transfer and Servicing Agreements -- Termination."

     "U.S. Portfolio" has the meaning set forth in "The Dealer Floor Plan Financing Business -- General."

     "UCC" means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

     "Underwriting Agreement" has the meaning set forth in "Plan of Distribution."

     "Used Vehicles" means, under GMAC's current practices and policies, Auction Vehicles and vehicles which have been previously titled; provided, however, that vehicles that are titled solely for purposes of state laws requiring demonstration vehicles to be titled will not be considered Used Vehicles.

     "Vehicle Collateral Security" means, with respect to an Account and the Receivables arising under such Account, the security interest in the Vehicles of the related Dealer granted to secure the obligations of such Dealer in connection therewith and any proceeds therefrom.

     "Vehicles" means automobiles and light trucks.

     "Voting Interests" means, as of any date, the aggregate outstanding Certificate Balance of all Certificates; provided, however, that Certificates owned by GMAC or the Trust or any affiliate of either of them (other than the Seller) will be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not GMAC or the Trust or any affiliate of either of them (other than the Seller).

     "Warranty Payment" has the meaning set forth in "The Transfer and Servicing Agreements -- Representations and Warranties."

     "Warranty Receivable" has the meaning set forth in "The Transfer and Servicing Agreements -- Representations and Warranties."

     "Wind Down Period" means, with respect to each Trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (a) the commencement of an Early Amortization Period and (b) the date on which all of the related Securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in such Wind Down Period.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                            ------------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
PROSPECTUS SUPPLEMENT
Summary...................................   S-3
Risk Factors..............................  S-11
The Trust.................................  S-12
The U.S. Portfolio........................  S-14
The Pool of Accounts......................  S-16
The Offered Term Notes....................  S-17
Principal Payment Considerations..........  S-23
The Series B Term Notes...................  S-24
The Initial Revolving Notes...............  S-25
The Class A Certificates..................  S-28
The Transfer and Servicing Agreements.....  S-29
Certain Federal Income Tax Consequences...  S-40
Underwriting..............................  S-41
Legal Opinions............................  S-41
Index of Principal Terms..................  S-42
Annex I (Prepayment Calculation Table)....  S-45

PROSPECTUS
Available Information.....................     2
Reports to Term Noteholders...............     2
Incorporation of Certain Documents by
  Reference...............................     2
Prospectus Summary........................     3
Risk Factors..............................     9
General Motors Acceptance Corporation.....    13
Wholesale Auto Receivables Corporation....    13
The Trusts................................    14
Use of Proceeds...........................    15
The Dealer Floor Plan Financing
  Business................................    15
The Accounts..............................    19
Maturity and Principal Considerations.....    20
The Term Notes............................    20
The Revolving Notes.......................    28
The Certificates..........................    29
The Transfer and Servicing Agreements.....    29
Certain Legal Aspects.....................    46
Certain Federal Income Tax Consequences...    48
State and Local Tax Consequences..........    55
ERISA Considerations......................    56
Plan of Distribution......................    56
Legal Opinions............................    57
Glossary of Terms.........................    58

UNTIL FEBRUARY   , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED TERM
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                                     $500,000,000

                                  Superior Wholesale
                                 Inventory Financing
                                       Trust IV

                                      % Asset-Backed
                                     Term Notes,
                                    Series 1997-A

                                    Wholesale Auto
                                     Receivables
                                     Corporation
                                        Seller

                                    General Motors
                                      Acceptance
                                     Corporation
                                       Servicer

                              Morgan Stanley Dean Witter

                                Prospectus Supplement
                               Dated November   , 1997